Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Medium-Term Notes, Series B	$10,400,000	$1,112.80
(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended. The filing fee of $1,112.80 is being paid in connection with the registration of these Medium-Term Notes, Series B.

Filed pursuant to Rule 424(b)(2)
Registration No. 333-136666
PRICING SUPPLEMENT
(To Prospectus Dated August 16, 2006 and
Prospectus Supplement Dated August 16, 2006)
The Bear Stearns Companies Inc.
$10,400,000 Medium-Term Notes, Linked to a Portfolio of Indices and Index Funds
Due May 11, 2012
•
The Notes are fully principal protected if held to maturity and are linked to the potential positive performance of a portfolio comprised of eight indices and two index funds. The following are the eight indices and their respective weightings in the portfolio: (1) 25% the Dow Jones EURO STOXX 50® Index; (2) 20% the Nikkei 225™ Stock Index; (3) 10% the FTSE/Xinhua China 25 Index; (4) 10% the CECEEUR Index; (5) 10% the FTSE 100 Index; (6) 5% the KOSPI 200 Index; (7) 5% the Swiss Market Index and (8) 5% the S&P/ASX 200 Index (each such index an “Index” and together the “Indices”). The following are the two index funds and their respective weightings in the portfolio: (1) 5% the iShares MSCI South Africa Index Fund and (2) 5% the iShares MSCI Taiwan Index Fund (each such index fund an “Index Fund” and together the “Index Funds”). Each such Index or Index Fund will be a “Component” and the ten Components together will constitute the “Portfolio”. When we refer to “Note” or “Notes” in this pricing supplement, we mean Notes with a principal amount of $1,000.

•
On the Maturity Date, you will receive the Cash Settlement Value, which is based on the appreciation, if any, in the Portfolio over the term of the Notes as measured by the Portfolio Return. The “Portfolio Return” is calculated as the weighted average of the ten Component Performances, where the “Component Performance” with respect to a Component measures the average level of such Component as of six Observation Dates relative to its Initial Component Level on the Pricing Date.

•	If, at maturity, the Portfolio Return is greater than zero, then the Cash Settlement Value for each Note will be equal to the principal amount of the Note, plus:
$1,000 x Portfolio Return x Participation Rate
•
If, at maturity, the Portfolio Return is equal to or less than zero, then the Cash Settlement Value for each Note will be $1,000. Because the Notes are principal protected if held to maturity, in no event will the Cash Settlement Value for each Note be less than $1,000.

•	The CUSIP number for the Notes is 073928V59.
•	The Issuer will not pay interest on the Notes.
•	The Notes will not be listed on any securities exchange or quotation system.
•
The Maturity Date for the Notes is expected to be May 11, 2012, however, if the Final Observation Date is postponed, the Maturity Date will be three Business Days following the postponed Final Observation Date.

•
The Observation Dates for each Component are expected to be December 8, 2011, January 8, 2012, February 8, 2012, March 8, 2012, April 8, 2012, and May 8, 2012 (the “Final Observation Date”). Each Observation Date, including the Final Observation Date, is subject to adjustment as described herein.

•	The Participation Rate is 101.00%
INVESTMENT IN THE NOTES INVOLVES CERTAIN RISKS. THERE MAY NOT BE AN ACTIVE SECONDARY MARKET IN THE NOTES, AND IF THERE WERE TO BE AN ACTIVE SECONDARY MARKET, IT MAY NOT BE LIQUID, AND THEREFORE THE NOTES THEMSELVES ARE NOT, AND WOULD NOT BE, LIQUID. YOU SHOULD REFER TO “RISK FACTORS” BEGINNING ON PAGE PS-13.
Each Component is a service mark or trademark of the sponsor of that Component and has been, or will be, licensed for use by The Bear Stearns Companies Inc. The Notes, which are linked to the performance of the Components, are not sponsored, endorsed, sold or promoted by the sponsor of any Component; and the sponsors of such Components make no representations regarding the advisability of investing in the Notes.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Notes or determined that this pricing supplement, or the accompanying prospectus supplement and prospectus, is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Note	Total
Initial public offering price	100.00%	$10,400,000
Agent’s discount	3.00%	$312,000
Proceeds, before expenses, to us	97.00%	$10,088,000
Any additional reissuance will be offered at a price to be determined at the time of pricing of each offering of Notes, which price will be a function of the prevailing market conditions and the levels of the Components at the time of the relevant sale.
We expect that the Notes will be ready for delivery in book-entry form only through the book-entry facilities of The Depository Trust Company in New York, New York, on or about May 9, 2007, against payment in immediately available funds.
We may grant Fifth Third Securities Inc. a 13-day option from the date of the final pricing supplement to purchase from us up to an additional $1,560,000 of Notes at the public offering price to cover any over-allotments.
_______________
Fifth Third Securities Inc.
May 9, 2007

SUMMARY

This summary highlights selected information from the accompanying prospectus, prospectus supplement and this pricing supplement to help you understand the Notes linked to the Portfolio. You should carefully read this entire pricing supplement and the accompanying prospectus supplement and prospectus to fully understand the terms of the Notes, as well as certain tax and other considerations that are important to you in making a decision about whether to invest in the Notes. You should carefully review the section “Risk Factors” in this pricing supplement and “Risk Factors” in the accompanying prospectus supplement, which highlight a number of significant risks, to determine whether an investment in the Notes is appropriate for you. All of the information set forth below is qualified in its entirety by the more detailed explanation set forth elsewhere in this pricing supplement and the accompanying prospectus supplement and prospectus. If information in this pricing supplement is inconsistent with the prospectus or prospectus supplement, this pricing supplement will supersede those documents. In this pricing supplement, the terms “Company,” “we,” “us” and “our” refer only to The Bear Stearns Companies Inc. excluding its consolidated subsidiaries. When we refer to “Note” or “Notes” in this pricing supplement, we mean Notes each with a principal amount of $1,000.

The Bear Stearns Companies Inc. Medium-Term Notes, Series B, Linked to a Portfolio of Indices and Index Funds, Due May 11, 2012 (the “Notes”) are Notes whose return is tied or “linked” to the potential positive performance of a portfolio comprised of eight indices and two index funds. The following are the eight indices and their respective weightings in the portfolio: (1) 25% the Dow Jones EURO STOXX 50® Index (“SX5E”); (2) 20% the Nikkei 225™ Stock Index (“NKY”); (3) 10% the FTSE/Xinhua China 25 Index (“XIN0I”); (4) 10% the CECEEUR Index (“CECEEUR”); (5) 10% the FTSE 100 Index (“UKX”); (6) 5% the KOSPI 200 Index (“KOSPI2”); (7) 5% the Swiss Market Index (“SMI”) and (8) 5% the S&P/ASX 200 Index (“AS51”) (each such index an “Index” and together the “Indices”). The following are the two index funds and their respective weightings in the portfolio: (1) 5% the iShares MSCI South Africa Index Fund (“EZA US”) and (2) 5% the iShares MSCI Taiwan Index Fund (“EWT US”) (each such index fund an “Index Fund” and together the “Index Funds”). Each such Index or Index Fund will be a “Component” and the ten Components together will constitute the “Portfolio”. When we refer to Note or Notes in this pricing supplement, we mean $1,000 principal amount Notes, either singularly or collectively. The Notes are principal protected. On the Maturity Date, you will receive the Cash Settlement Value, an amount in cash that depends on whether the average of the observation levels of each Component over six Observation Dates is greater than or less than that respective Component’s Initial Component Level. The difference between the average of the levels for a Component on each Observation Date and the Initial Component Level, expressed as a percentage of that Initial Component Level, is referred to as the “Component Performance” for that Component, and the weighted average of the Component Performances is referred to as the “Portfolio Return.” If the Portfolio Return is greater than zero, we will pay you, at maturity, the principal amount of the Notes, plus $1,000 x Portfolio Return x Participation Rate. If the Portfolio Return is equal to or less than zero, then the Cash Settlement Value for each Note, at maturity, will be $1,000.

Selected Investment Considerations

•
Principal protection—Because the Notes are principal protected if held to maturity, in no event will you receive a Cash Settlement Value less than $1,000 per Note, at maturity. If, at maturity, the Portfolio Return is less than or equal to zero, you will receive the principal amount of the Notes.

•
Diversification—The Notes are linked to the following eight Indices and two Index Funds and their respective weightings in the Portfolio: (1) 25% the SX5E (Europe); (2) 20% the NKY (Japan); (3) 10% the XIN0I (China); (4) 10% the CECEEUR (Eastern Europe); (5) 10% the UKX (Great Britain); (6) 5% the KOSPI2 (Korea); (7) 5% the SMI (Switzerland); (8) 5% the AS51 (Australia); (9) 5% the EZA US (South Africa); and (10) 5% the EWT US (Taiwan).

•
Taxes—For U.S. federal income tax purposes, we intend to treat the Notes as contingent payment debt instruments. As a result, you will be required to include original issue discount (“OID”) in income during your ownership of the Notes even though no cash payments will be made with respect to the Notes until maturity. Additionally, you will generally be required to recognize ordinary income on the gain, if any, realized on a sale, upon maturity, or other disposition of the Notes. You should review the discussion under the section entitled “Certain U.S. Federal Income Tax Considerations” in this pricing supplement.

Selected Risk Considerations

•	No current income—We will not pay any interest on the Notes.

•	Non-conventional return—The yield on the Notes may be less than the overall return you would earn if you purchased a conventional debt security at the same time and with the same maturity.

•
No ownership of underlying instruments—You will not receive any interest, dividend payments or other distributions on the stocks underlying the Components; nor will such payments be included in the calculation of the Cash Settlement Value you will receive at maturity.

•
Not exchange-listed—The Notes will not be listed on any securities exchange or quotation system, and we do not expect a trading market to develop, which may affect the price that you receive for your Notes upon any sale prior to maturity. If you sell the Notes prior to maturity, you may receive less, and possibly significantly less, than your initial investment in the Notes.

•
Liquidity—Because the Notes will not be listed on any securities exchange, or quotation system, we do not expect a trading market to develop, and, if such a market were to develop, it may not be liquid. Fifth Third Securities, Inc. has advised us that they intend under ordinary market conditions to indicate prices for the Notes on request. However, we cannot guarantee that bids for outstanding Notes will be made in the future; nor can we predict the price at which those bids will be made. In any event, Notes will cease trading as of the close of business on the Maturity Date.

•
The Components may not move in tandem—At a time when the level or price of one or more of the Components increases, the level or price of one or more of the other Components may decline. Therefore, in calculating the Portfolio Return, increases in the level or price of one or more of the Components may be moderated, or wholly offset, by lesser increases or declines in the level or price of one or more of the other Components.

KEY TERMS

Issuer:	The Bear Stearns Companies Inc.

Components:
The Notes are linked to the potential positive performance of a portfolio comprised of eight indices and two index funds. The following are the eight indices and their respective weightings in the portfolio: (1) 25% the Dow Jones EURO STOXX 50® Index (“SX5E”); (2) 20% the Nikkei 225™ Stock Index (“NKY”); (3) 10% the FTSE/Xinhua China 25 Index (“XIN0I”); (4) 10% the CECEEUR Index (“CECEEUR”); (5) 10% the FTSE 100 Index (“UKX”); (6) 5% the KOSPI 200 Index (“KOSPI2”); (7) 5% the Swiss Market Index (“SMI”) and (8) 5% the S&P/ASX 200 Index (“AS51”) (each such index an “Index” and together the “Indices”). The following are the two index funds and their respective weightings in the portfolio: (1) 5% the iShares MSCI South Africa Index Fund (“EZA US”) and (2) 5% the iShares MSCI Taiwan Index Fund (“EWT US”) (each such index fund an “Index Fund” and together the “Index Funds”). Each such Index or Index Fund will be a “Component” and the ten Components together will constitute the “Portfolio”. The weighting of each Component is fixed at the respective weighting mentioned above and will not change during the term of the Notes unless one or more Components are modified during the term of the Notes.

Index Sponsors:
STOXX Limited, a partnership of Deutsche Börse AG, Dow Jones & Company and the SWX Group as the sponsor of the Dow Jones EURO STOXX 50® Index; Nihon Keizai Shimbun, Inc. as the sponsor of the Nikkei 225™ Stock Index; FTSE/Xinhua Index Limited, a joint venture of FTSE International Limited and Xinhua Financial Network Limited, as the sponsor of the FTSE/Xinhua China 25 Index; Wiener Börse as the sponsor of the CECEEUR Index; FTSE International Limited as the sponsor of the FTSE 100 Index; Korea Exchange as the sponsor of the KOSPI 200 Index; Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and the Australian Stock Exchange as sponsor of the S&P/ASX 200 Index; and the SWX Group as sponsor of the Swiss Market Index are hereinafter referred to as “Index Sponsors.” See “Description of the Portfolio” herein.

Index Fund Issuer:
iShares, Inc., as the issuer of iShares MSCI South Africa Index Fund and iShares MSCI Taiwan Index Fund, is hereinafter referred to as the “Index Fund Issuer.” See “Description of the Portfolio” herein.

Principal Amount:
The Notes will be denominated in U.S. dollars. Each Note will be issued in minimum denominations of $50,000 and $1,000 multiples thereafter; provided, however, that the minimum purchase for any purchaser domiciled in a Member state of the European Economic Area shall be $100,000. The aggregate principal amount of the Notes being offered is $10,400,000. When we refer to “Note” or “Notes” in this pricing supplement, we mean Notes each with a principal amount of $1,000.

Further Issuances:
Under certain limited circumstances, and at our sole discretion, we may offer further issuances of the Notes. These further issuances, if any, will be consolidated to form a single series with the Notes and will have the same CUSIP number and will trade interchangeably with the Notes immediately upon settlement.

Interest:	The Notes will not bear interest.

Cash Settlement Value:
On the Maturity Date, you will receive the Cash Settlement Value, an amount in cash that depends upon the Portfolio Return. If, at maturity, the Portfolio Return is greater than zero, then the Cash Settlement Value for each Note will be equal to the principal amount of the Note, plus:

 $1,000 x Portfolio Return x Participation Rate

If, at maturity, the Portfolio Return is equal to or less than zero, then the Cash Settlement Value for each Note will be the principal amount of $1,000. Because the Notes are principal protected if held to maturity, in no event will the Cash Settlement Value for each Note be less than $1,000.

Participation Rate:	101.00%

Portfolio Return:	An amount determined by the Calculation Agent and equal to the sum of the Component Performance for each Component multiplied by its respective Weight in the Portfolio.

For purposes of determining the Portfolio Return:

“Component Performance” means, as of the Final Observation Date and with respect to a Component, the quotient, expressed as a percentage, of (i) the arithmetic average of the Observation Levels for that Component as of each Observation Date minus the Initial Component Level of that Component divided by (ii) the Initial Component Level of that Component.

“Final Observation Date” means May 8, 2012.

“Observation Level” means, as of any Observation Date and with respect to each Index, the closing index level as reported by the relevant Index Sponsor and displayed on Bloomberg Page SX5E <Index> <Go> with respect to the SX5E; Bloomberg Page NKY <Index> <Go> with respect to the NKY; Bloomberg Page XIN0I <Index> <Go> with respect to the XIN0I; Bloomberg Page CECEEUR <Index> <Go> with respect to the CECEEUR; Bloomberg Page UKX <Index> <Go> with respect to the UKX; Bloomberg Page KOSPI2 <Index> <Go> with respect to the KOSPI2; Bloomberg Page SMI <Index> <Go> with respect to the SMI; and Bloomberg Page AS51 <Index> <Go> with respect to the AS51; and with respect to each Index Fund, as of any Observation Date, the closing price as reported by the Relevant Exchange and as displayed on Bloomberg Page EZA US <Equity> <Go> with respect to the EZA US; and Bloomberg Page EWT US <Equity> <Go> with respect to the EWT US.

“Observation Date” means December 8, 2011, January 8, 2012, February 8, 2012, March 8, 2012, April 8, 2012, and May 8, 2012; provided that, with respect to a Component, (i) if such date is not a Component Business Day (as defined herein) for that Component, then the Observation Date for that Component will be the next succeeding day that is a Component Business Day for that Component and (ii) if a Market Disruption Event (as defined herein) exists for that Component on the Observation Date, the Observation Date for that Component will be the next Component Business Day for that Component on which a Market Disruption Event does not exist for that Component. If the Observation Date for any Component is postponed for three consecutive Component Business Days due to the existence of a Market Disruption Event, then, notwithstanding the existence of a Market Disruption Event on that third Component Business Day, that third Component Business Day will be the Observation Date for that Component. If no Market Disruption Event exists with respect to a Component on the Observation Date, the determination of that Component’s Observation Level will be made on the Observation Date, irrespective of the existence of a Market Disruption Event with respect to one or more of the other Components.

“Initial Component Level” means:

•	4411.32 with respect to the SX5E;
•	17,656.84 with respect to the NKY;
•	16,596.81 with respect to the XIN0I;
•	2,753.54 with respect to the CECEEUR;
•	6,550.40 with respect to the UKX;
•	203.51 with respect to the KOSPI2;

•	9,377.08 with respect to the SMI;
•	6,304.40 with respect to the AS51;
•	134.07 with respect to the EZA US; and
•	14.39 with respect to the EWT US.

“Weight” means:

•	25% with respect to the SX5E;
•	20% with respect to the NKY;
•	10% with respect to the XIN0I;
•	10% with respect to the CECEEUR;
•	10% with respect to the UKX;
•	5% with respect to the KOSPI2;
•	5% with respect to the SMI;
•	5% with respect to the AS51;
•	5% with respect to the EZA US; and
•	5% with respect to the EWT US.

Pricing Date:	The “Summary of the Components” below details the Pricing Date for each Component.

Issue Date:	May 9, 2007.

Maturity Date:
The Notes are expected to mature on May 11, 2012 unless such date is not a Component Business Day, in which case the Maturity Date shall be the next Business Day. If the Final Observation Date is postponed, the Maturity Date will be three Business Days following the postponed Final Observation Date.

Exchange listing:	The Notes will not be listed on any securities exchange or quotation system.

Component Business Day:	Means with respect to a Component any day on which each Relevant Exchange and each Related Exchange for such Component are scheduled to be open for trading.

Business Day:
Means any day other than a Saturday or Sunday, on which banking institutions in the cities of New York, New York and London, England are not authorized or obligated by law or executive order to be closed.

Calculation Agent:	Bear, Stearns & Co. Inc.

Underlying Index:
Means with respect to the iShares MSCI South Africa Index Fund, the MSCI South Africa Index or any successors thereto and with respect to the iShares MSCI Taiwan Index Fund, the MSCI Taiwan Index or any successors thereto.

Relevant Exchanges:
Means (i) with respect to an Index, the primary exchanges or markets of trading for any security then included in such Index; and (ii) with respect to an Index Fund, the primary exchanges or markets of trading for such Index Fund and the primary exchanges or markets of trading of any security then included in the Underlying Index for such Index Fund. The “Summary of the Components” below details the Relevant Exchanges for each Component

Related Exchange:
Means, with respect to a Component, each exchange or quotation system where trading has a material effect (as determined by the Calculation Agent) on the overall market for futures or options contracts relating to the Component, or the Underlying Index, if any.

Summary of the Components

Component	Index Sponsor or Index Fund Issuer	Bloomberg Ticker Symbol	Pricing Date (the date below represents the date in the time zone of the applicable Relevant Exchanges)	Initial Component Level	Relevant Exchanges
Dow Jones EURO STOXX 50® Index	STOXX Limited (“STOXX”)	SX5E <Index>	May 8, 2007	4411.32	Major stock exchanges, respectively located in one of 17 European countries, including London Stock Exchange, Frankfurt Stock Exchange and others.
Nikkei 225TM Stock Index	Nihon Keizai Shimbun, Inc. or its successor (“NKS”)	NKY <Index>	May 8, 2007	17,656.84	The Tokyo Stock Exchange or its successor (the “TSE”)
FTSE/Xinhua China 25 Index	FTSE/Xinhua Index Limited	XIN0I <Index>	May 8, 2007	16,596.81	The Stock Exchange of Hong Kong
CECEEUR Index	Wiener Börse	CECEEUR <Index>	May 8, 2007	2,753.54	The Czech Traded Index, the Hungarian Traded Index and the Polish Traded Index.
FTSE 100 Index	FTSE International Limited	UKX <Index>	May 8, 2007	6,550.40	The London Stock Exchange
KOSPI 200 Index	Korea Exchange	KOSPI2 <Index>	May 8, 2007	203.51	The Korea Exchange
Swiss Market Index	SWX Group	SMI <Index>	May 8, 2007	9,377.08	The SWX Swiss Exchange
S&P/ASX 200 Index	Standard & Poor’s and Australian Stock Exchange	AS51 <Index>	May 8, 2007	6,304.40	The Australian Stock Exchange
iShares MSCI South Africa Index Fund	iShares, Inc.	EZA US <Equity>	May 8, 2007	134.07	The New York Stock Exchange and the Johannesburg Stock Exchange.
iShares MSCI Taiwan Index Fund	iShares, Inc.	EWT US <Equity>	May 8, 2007	14.39	The New York Stock Exchange and the Taiwan Stock Exchange.

Offers and sales of the Notes are subject to restrictions in certain jurisdictions. The distribution of this pricing supplement, the accompanying prospectus supplement and prospectus and the offer or sale of the Notes in certain other jurisdictions may be restricted by law. Persons who come into possession of this pricing supplement, and the accompanying prospectus supplement and prospectus or any Notes must inform themselves about and observe any applicable restrictions on the distribution of this pricing supplement, the accompanying prospectus supplement and prospectus and the offer and sale of the Notes. Notwithstanding the minimum denomination of $50,000, the minimum purchase for any purchaser domiciled in a member state of the European Economic Area shall be $100,000.

QUESTIONS AND ANSWERS

What are the Notes?

The Notes are a series of our senior, unsecured, unsubordinated debt securities, the value of which is linked to the performance of the Portfolio. The Notes will not bear interest, and no other payments will be made prior to maturity. The Notes are principal protected if held to maturity. The Notes differ from conventional debt securities in that the Notes offer the opportunity to participate in 101.00% of the positive performance of the Portfolio, if any. See the section “Risk Factors” for selected risk considerations prior to making an investment in the Notes.

The Notes are expected to mature on May 11, 2012. The Notes do not provide for earlier redemption. When we refer to “Note” or “Notes” in this pricing supplement, we mean Notes with a principal amount of $1,000. You should refer to the section “Description of the Notes,” for a detailed description of the Notes prior to making an investment in the Notes.

Are there any risks associated with my investment?

Yes, the Notes are subject to a number of risks. You should refer to the section “Risk Factors” in this pricing supplement and the section “Risk Factors” in the accompanying prospectus supplement.

What will I receive at maturity of the Notes?

We have designed the Notes for investors who want to protect their investment by receiving at least 100% of the principal amount of their Notes at maturity. On the Maturity Date, you will receive the Cash Settlement Value, which is based on the appreciation, if any, in the Portfolio over the term of the Notes as measured by the Portfolio Return. The “Portfolio Return” is an amount determined by the Calculation Agent and equal to the sum of the Component Performance for each Component multiplied by its respective Weight in the Portfolio. The “Component Performance” with respect to a Component measures the average level of such Component as of six Observation Dates relative to its Initial Component Level on the Pricing Date.

If the Portfolio Return is less than or equal to zero on the Final Observation Date, the Cash Settlement Value will equal the principal amount of the Notes because the Notes are principal protected if held to maturity.

If the Portfolio Return is greater than zero on the Final Observation Date, the Cash Settlement Value is equal to the principal amount of the Notes, plus for each Note, the following:

$1,000 x Portfolio Return x Participation Rate

For more specific information about the Cash Settlement Value and for illustrative examples, you should refer to the section “Description of the Notes.”

What does “principal protected” mean?

“Principal protected” means that at maturity your principal investment in the Notes will not be at risk as a result of a decrease in the Portfolio Return. If the Portfolio Return is equal to or less than zero on the Final Observation Date, the Cash Settlement Value at maturity will be $1,000. You may receive less than the principal amount of the Notes if you sell your Notes prior to maturity.

Will I receive interest on the Notes?

You will not receive any periodic interest payments on the Notes. The only return on invested dollars you will receive, if any, will be reflected in the Cash Settlement Value upon the maturity of the Notes.

Will there be an additional offering of the Notes?

Under certain limited circumstances, and at our sole discretion, we may offer further issuances of the Notes. These further issuances, if any, will be consolidated to form a single series with the Notes and will have the same CUSIP number and will trade interchangeably with the Notes immediately upon settlement. Any additional issuance will increase the aggregate principal amount of the outstanding Notes of this series to include the aggregate principal amount of any Notes bearing the same CUSIP number that are issued pursuant to any 13-day option we grant to Fifth Third Securities Inc. The price of any additional offerings will be determined at the time of pricing of each offering, which will be a function of the prevailing market conditions and levels of the Components at the time of the relevant sale.

What is the Portfolio?

The Portfolio is comprised of eight Indices and two Index Funds. The following are the eight Indices and their respective weightings in the portfolio: (1) 25% the SX5E; (2) 20% the NKY; (3) 10% the XIN0I; (4) 10% the CECEEUR; (5) 10% the UKX; (6) 5% the KOSPI2; (7) 5% the SMI and (8) 5% the AS51. The following are the two Index Funds and their respective weightings in the portfolio: (1) 5% the EWT US and (2) 5% the EZA US. Each such Index or Index Fund will be a “Component” and the ten Components together will constitute the “Portfolio”. The weighting of each Component is fixed at the respective weighting mentioned above, and will not change during the term of the Notes unless one or more of the Components is modified during the term of the Notes. For more specific information about the Portfolio, please see the section “Description of the Portfolio.” Unless otherwise stated, all information regarding the Components that is provided in this pricing supplement is derived from the Index Sponsors, Index Fund Issuer or other publicly available sources.

Who publishes information regarding the Components and where can I obtain further information?

Dow Jones EURO STOXX 50® Index. The SX5E is a free-float weighted index of 50 European blue-chip companies and is calculated, published and disseminated by STOXX Limited, a partnership of Deutsche Börse AG, Dow Jones & Company, Euronext Paris SA and SWX Swiss Exchange. The SX5E is currently comprised of 50 stocks that respectively trade on major stock exchanges located in one of 17 European countries, including the London Stock Exchange, Frankfurt Stock Exchange and others. The SX5E is quoted in Euros. You can obtain the level of the SX5E from the Bloomberg service under the symbol SX5E <Index> or from the Dow Jones website at http://www.djindexes.com. Other information on the Dow Jones website is not incorporated into this document.

Nikkei 225™ Stock Index. The NKY is a modified, price-weighted stock index calculated, published and disseminated by Nihon Keizai Shimbun, Inc. that measures the composite price performance of selected Japanese stocks. The NKY is currently comprised of 225 stocks that trade on the Tokyo Stock Exchange and represents a broad cross-section of Japanese industry. All 225 of the stocks underlying the NKY are stocks listed in the First Section of the Tokyo Stock Exchange. The NKY is quoted in Japanese yen. You can obtain the level of the NKY from the Bloomberg service under the symbol NKY <Index> or from the Tokyo Stock Exchange website at http://www.tse.or.jp/english/index.shtml. Other information on the Tokyo Stock Exchange website is not incorporated into this document.

FTSE/Xinhua China 25 Index. The XIN0I is a stock index calculated and published by FTSE/Xinhua Index Limited, and is designed to represent the performance of the mainland Chinese market that is available to international investors. The XIN0I consists of 25 of the largest and most liquid Chinese companies. The index is free float-adjusted and modified market cap-weighted, with individual component weightings capped on a declining basis and the top position capped at 10 percent. The index’s base value was set at 5000 on March 16, 2001. The XIN0I is quoted in Hong Kong dollars. You can obtain the level of the XIN0I from the Bloomberg service under the symbol XIN0I <Index> or from the FTSE Xinhua Index website at http://www.ftse.com/xinhua/english/index.jsp. Other information on the FTSE Xinhua Index website is not incorporated into this document.

CECEEUR Index. The CECEEUR is calculated, published and disseminated by Wiener Börse. The CECEEUR currently consists of 27 stocks included in three sub-indices that Wiener Börse also manages: the Czech Traded Index, the Hungarian Traded Index and the Polish Traded Index. The CECEEUR is a capitalized weighted price index, and is not adjusted for dividend payments on the constituent stocks. You can obtain the level of the CECEEUR from the Bloomberg service under the symbol CECEEUR <Index> or from the Wiener Börse website at http://en.wienerborse.at/indices/. Other information on the Wiener Börse website is not incorporated into this document.

FTSE 100 Index. The UKX is an index calculated, published and disseminated by FTSE International Limited, a company owned equally by the London Stock Exchange (the “LSE”) and the Financial Times, in association with the Institute and the Faculty of Actuaries. The UKX measures the composite price performance of stocks of the largest 100 companies (determined on the basis of market capitalization) traded on the London Stock Exchange. Publication of the UKX began in February 1984. You can obtain the level of the UKX from the Bloomberg service under the symbol UKX <Index> or from the FTSE website at http://www.ftse.com/Indices/UK_Indices/index.jsp. Other information on the FTSE website is not incorporated into this document.

KOSPI 200 Index. The KOSPI2 is an index calculated, published and disseminated by the Korea Exchange. The KOSPI2 is a capitalization-weighted index of 200 Korean stocks which make up 93% of the total market value of the Korea Stock Exchange. The KOSPI2 has been calculated and published since June 15, 1994 with a base value of 100 set to January 3, 1990. You can obtain the level of the KOSPI2 from the Bloomberg service under the symbol KOSPI2 <Index> or from the Korea Exchange website at http://eng.krx.co.kr/index.html. Other information on the Korea Exchange website is not incorporated into this document.

Swiss Market Index. The SMI, published by the SWX Swiss Exchange, is Switzerland's blue-chip index. It is made up of a maximum of 30 of the largest and most liquid Swiss Performance Index large and mid-cap stocks. Because the SMI is considered to be a mirror of the overall Swiss stock market, it is used as the underlying index for numerous derivative financial instruments such as options, futures and index funds. The SMI was introduced on June 30, 1988 at a base value of 1500 points. You can obtain the level of the SMI from the Bloomberg service under the symbol SMI <Index> or from the SWX Swiss Exchange website at http://www.swx.com/trading/products/indices/stock_indices/smi/smi_en.html. Other information on the SWX Swiss Exchange website is not incorporated into this document.

S&P/ASX 200 Index. The AS51 is published, calculated and disseminated by Standard & Poor’s and the Australian Stock Exchange. The AS51 was established in 2001 to represent the top 200 companies for the Australian market. The index is made up of 200 stocks selected by the S&P/ASX Australian Index Committee, based on liquidity and size. The index was converted from a capitalization-weighted index to a free float (liquidity)-based index on October 1, 2002. You can obtain the level of the AS51 from the Bloomberg service under the symbol AS51 <Index> or from the Standard & Poor’s website at http://www2.standardandpoors.com/portal/site/sp/en/us/page.topic/indices_asx200/. Other information on the Standard & Poor’s website is not incorporated into this document.

iShares MSCI South Africa Index Fund. The EZA US is an index fund which seeks to provide investment results that correspond generally to the price and yield performance of publicly traded securities in the aggregate in the South African market, as measured by the MSCI South Africa Index. The MSCI South Africa Index is a capitalization-weighted index that aims to measure the performance of the South African equity market by capturing 85% of the (publicly available) total market capitalization of the South African equity market. Issued by iShares, Inc., the iShares MSCI South Africa Index Fund’s inception date is February 3, 2003. You can obtain the level of the EZA US from the Bloomberg service under the symbol EZA US <Index> or from the iShares website at http://www.ishares.com/fund_info/. Other information on the iShares website is not incorporated into this document.

iShares MSCI Taiwan Index Fund. The EWT US is an index fund issued by iShares, Inc. The EWT US seeks to provide investment results that correspond generally to the price and yield performance of publicly traded securities in the aggregate in the Taiwanese market, as measured by the MSCI Taiwan Index. The MSCI Taiwan Index is a capitalization-weighted index that aims to measure the performance of the Taiwan equity market by capturing 85% of the (publicly available) total market capitalization of the Taiwan equity market. The inception date for the EWT US is June 20, 2000. You can obtain the level of the EWT US from the Bloomberg service under the symbol EWT US <Index> or from the iShares website at http://www.ishares.com/fund_info/. Other information on the iShares website is not incorporated into this document.

How has the Portfolio performed historically?

We have provided tables depicting the month-end closing levels for each of the Components, as well as graphs depicting the month-end closing levels for each of the Components. You can find these tables and graphs in the section “Description of the Portfolio—Historical Performance of the Components.” We have provided this historical information to help you evaluate the behavior of the Portfolio in various economic environments; however, the time period depicted is relatively limited and past performance is not indicative of the manner in which the Portfolio will perform in the future. You should refer to the section “Risk Factors—The historical performance of the Components is not an indication of the future performance of the Components.”

What is Fifth Third Securities, Inc.'s role?

We have entered into a Distribution Agreement and Terms Agreement with Fifth Third Securities, Inc. (“Fifth Third”). These agreements will provide for the offer and sale of Notes by Fifth Third on a best efforts basis. Fifth Third has agreed to use its best efforts to identify potential purchasers of the Notes and will purchase such Notes from us for resale to such purchasers.

Although it is under no obligation to do so, Fifth Third has advised us that they intend, under ordinary market conditions, to indicate prices for the Notes on request. However, we cannot guarantee that bids for outstanding Notes will be made in the future; nor can we predict the price at which any such bids will be made. In any event, Notes will cease trading as of the close of business on the Maturity Date.

What is the role of Bear, Stearns & Co. Inc.?

Bear, Stearns & Co. Inc. (“Bear Stearns”) will be our Calculation Agent for purposes of calculating the Cash Settlement Value. Under certain circumstances, these duties could result in a conflict of interest between Bear Stearns’ status as our subsidiary and its responsibilities as Calculation Agent. Bear Stearns is obligated to carry out its duties and functions as Calculation Agent in good faith, and using its reasonable judgment. Manifest error by the Calculation Agent, or any failure by it to act in good faith, in making a determination adversely affecting the payment of the Cash Settlement Value or interest on principal to the holders of the Notes would entitle the holders, or the Trustee (as defined herein) acting on behalf of the holders, to exercise rights and remedies available under the Indenture (as defined herein). If the Calculation Agent uses its discretion to make a determination, the Calculation Agent will notify us and the Trustee, who will provide notice to the holders. You should refer to “Risk Factors - The Calculation Agent is one of our affiliates, which could result in a conflict of interest.”

Can you tell me more about The Bear Stearns Companies Inc.?

We are a holding company that, through our broker-dealer and international bank subsidiaries, principally Bear Stearns, Bear, Stearns Securities Corp., Bear, Stearns International Limited (“BSIL”) and Bear Stearns Bank plc, is a leading investment banking, securities and derivatives trading, clearance and brokerage firm serving corporations, governments, institutional and individual investors worldwide. For more information about us, please refer to the section “The Bear Stearns Companies Inc.” in the accompanying prospectus. You should also read the other documents we have filed with the Securities and Exchange Commission, which you can find by referring to the section “Where You Can Find More Information” in the accompanying prospectus.

Who should consider purchasing the Notes?

Because the Notes are tied to the price performance of the Components, they may be appropriate for investors with specific investment horizons who seek to participate in the potential price appreciation of the Components. In particular, the Notes may be an attractive investment for you if you:

•	want potential upside exposure to the Components underlying the Portfolio;

•	believe that the value of the Portfolio will increase over the term of the Notes;

•	understand that the Components may not move in tandem and that increases in one or more Components may be offset by decreases in one or more other Components;

•	do not want to place your principal at risk and are willing to hold the Notes until maturity; and

•	are willing to forgo interest payments or dividend payments on the stocks underlying the Components of Portfolio.

The Notes may not be a suitable investment for you if:

•	you seek current income or dividend payments from your investment;

•	you are unable or unwilling to hold the Notes until maturity;

•	you seek an investment with an active secondary market; or

•	you do not believe that the value of the Portfolio will increase over the term of the Notes.

What are the U.S. federal income tax consequences of investing in the Notes?

We intend to treat the Notes as contingent payment debt instruments for federal income tax purposes. Therefore, a U.S. Holder of a Note will be required to include OID in gross income over the term of the Note even though no cash payments will be made with respect to the Notes until maturity. The amount of OID includible in each year is based on the “comparable yield.” In addition, we will compute a “projected payment schedule” that reflects a single payment at maturity that produces the comparable yield. The comparable yield and the projected payment schedule are neither predictions nor guarantees of the actual yield on the Notes or the actual payment at maturity. If the amount we actually pay at maturity is, in fact, less than the amount reflected on the projected payment schedule, then a U.S. Holder would have recognized taxable income in periods prior to maturity that exceeds the U.S. Holder’s economic income from holding the Note during such periods (with an offsetting ordinary loss). If a U.S. Holder disposes of the Note prior to maturity, the U.S. Holder will be required to treat any gain recognized upon the disposition of the Note as ordinary income (rather than capital gain). You should review the discussion under the section entitled “Certain U.S. Federal Income Tax Considerations” in this pricing supplement.

Does ERISA impose any limitations on purchases of the Notes?

An employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), including individual retirement accounts, individual retirement annuities or Keogh plans, a governmental or church plan subject to any similar law or any entity the assets of which are deemed to be “plan assets” under ERISA, Section 4975 of the Code, any applicable regulations or otherwise, will be permitted to purchase, hold and dispose of the Notes, subject to certain conditions. Such investors should carefully review the discussion under “Certain ERISA Considerations” in this pricing supplement before investing in the Notes.

RISK FACTORS

Your investment in the Notes involves a degree of risk similar to investing in the Components underlying the Portfolio. Your investment in the Notes will be subject to risks not associated with conventional fixed-rate or floating-rate debt securities. Prospective purchasers should recognize the possibility of a loss with respect to their investment in the Notes if they sell the Notes prior to maturity. Prospective purchasers of the Notes should understand the risks of investing in the Notes and should reach an investment decision only after careful consideration, with their advisers, of the suitability of the Notes in light of their particular financial circumstances, the following risk factors and the other information set forth in this pricing supplement and the accompanying prospectus supplement and prospectus. We have no control over a number of matters that may affect the value of the Notes, including economic, financial, regulatory, geographic, judicial and political events, that are important in determining the existence, magnitude, and longevity of these risks and their influence on the value of, or the payment made on, the Notes.

Your Notes are principal protected only if you hold the Notes until maturity.

If you sell your Notes prior to maturity, you may receive less than the amount you originally invested.

You will not receive any interest payments on the Notes. Your yield may be lower than the yield on a conventional debt security of comparable maturity.

You will not receive any periodic payments of interest or any other periodic payments on the Notes. On the Maturity Date, you will receive a payment per Note equal to the Cash Settlement Value. Thus, the overall return you earn on your Notes may be less than that you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest at a prevailing market rate and is principal protected. For more specific information about the Cash Settlement Value and for illustrative examples, you should refer to the section “Description of the Notes.”

Increases in the levels or prices of the Components may not correspond to increases in the trading value of the Notes.

Even if the Components increase above the initial levels during the term of the Notes, the trading value of the Notes may not increase by the same amount. It is also possible for the Portfolio Return to increase while the trading value of the Notes declines.

You must rely on your own evaluation of the merits of an investment linked to the Portfolio.

In the ordinary course of our business, we may from time to time express views on expected movements in the Portfolio and the securities underlying the Components. These views may vary over differing time horizons and are subject to change without notice. Moreover, other professionals who deal in the equity markets may at any time have views that differ significantly from ours. In connection with your purchase of the Notes, you should investigate the Portfolio and the securities underlying the Components and not rely on our views with respect to future movements in these industries and stocks. You should make such investigation as you deem appropriate as to the merits of an investment linked to the Portfolio.

Your yield will not reflect dividends on the underlying stocks that comprise the Components.

The Portfolio does not reflect the payment of dividends or other distributions on the securities underlying the Components. Therefore, the yield you will receive by holding the Notes to maturity will not be the same as if you had purchased the Components and held them for a similar period. You should refer to the section “Description of the Notes” for a detailed description of the notes prior to making an investment in the Notes.

Tax Consequences.

For U.S. federal income tax purposes, we intend to treat the Notes as contingent payment debt instruments. As a result, U.S. Holders will be required to include OID in income during their ownership of the Notes even though no cash payments will be made with respect to the Notes until maturity. The amount of OID includible in each year is based on the “comparable yield.” In addition, we have computed a “projected payment schedule” that reflects a single payment at maturity that produces the comparable yield. The comparable yield and the projected payment schedule are neither predictions nor guarantees of the actual yield on the Notes or the actual payment at maturity. If the amount we actually pay at maturity is, in fact, less than the amount reflected on the projected payment schedule, then a U.S. Holder would have recognized taxable income in periods prior to maturity that exceeds the U.S. Holder’s economic income from holding the Note during such periods (with an offsetting ordinary loss). Additionally, U.S. Holders will generally be required to recognize ordinary income on the gain, if any, realized on a sale, upon maturity, or other disposition of the Notes. You should review the discussion under the section entitled “Certain U.S. Federal Income Tax Considerations” in this pricing supplement.

Equity market risks may affect the trading value of the Notes and the amount you will receive at maturity.

We expect that the level of the Portfolio will fluctuate in accordance with changes in the financial condition of the companies issuing the securities comprising the Components, the level of the underlying securities comprising the Components generally and other factors. The financial condition of the companies issuing the securities underlying the Components may become impaired or the general condition of the global equity market may deteriorate, either of which may cause a decrease in the level of the Portfolio and thus in the value of the Notes. Common stocks are susceptible to general equity market fluctuations and to volatile increases and decreases in value, as market confidence in and perceptions regarding the underlying securities comprising the Components change. Investor perceptions regarding the companies issuing the securities comprising the Components are based on various and unpredictable factors, including expectations regarding government, economic, monetary and fiscal policies, inflation and interest rates, economic expansion or contraction, and global or regional political, economic, and banking crises. The level of the Portfolio is expected to fluctuate until the Maturity Date.

The historical performance of the Components is not an indication of the future performance of the Components.

The historical performance of the Components that is included in this pricing supplement should not be taken as an indication of the future performance of the Components. While the trading prices of the underlying securities comprising the Components will determine the level of the Portfolio, it is impossible to predict whether the level of the Portfolio will fall or rise. Trading prices of the underlying securities comprising the Components will be influenced by the complex, unpredictable, and interrelated economic, financial, regulatory, geographic, judicial, political and other factors that can affect the capital markets generally and the equity trading markets on which the underlying securities are traded, in particular, and by various circumstances that can influence the levels of the underlying securities in a specific market segment or the value of a particular underlying stock.

The securities underlying certain Components trade at different times; however, if an active secondary market develops, the Notes may trade only during regular trading hours in the United States.

The hours of trading for the Notes may not conform to the hours during which the securities underlying certain of the Components are traded. To the extent that U.S. markets are closed while other markets remain open, significant price and rate movements may take place in the markets for the securities comprising certain of the Components that will not be reflected immediately in the price of the Notes.

As a result of the time difference among the cities where the securities underlying certain of the Components trade and New York City (where the Notes may trade), there may be discrepancies between the levels of the Components and the trading prices of the Notes. In addition, there may be periods when the international securities markets are closed for trading (for example during holidays in an applicable country), causing the level of a particular Component to remain unchanged for multiple New York City trading days.

Your return may be affected by factors affecting international securities markets.

The securities underlying certain of the Components are issued by international companies. Investors should be aware that investments linked to the value of international equity securities might involve particular risks. The international securities markets may have less liquidity and could be more volatile than U.S. or other longer-established international securities markets. Direct or indirect government intervention to stabilize the international securities markets, as well as cross-shareholdings in international companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about international companies than about those U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission (the “SEC”); and international companies are often subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. The other special risks associated with investments linked to the value of international equity securities may include, but are not necessarily limited to: the imposition of taxes; higher transaction and custody costs; settlement delays and risk of loss; difficulties in enforcing contracts; less liquidity and smaller market capitalizations; less rigorous regulation of securities markets; governmental interference; higher inflation; and social, economic and political uncertainties. These factors may adversely affect the performance of certain of the Components and, as a result, the Cash Settlement Value may be adversely affected.

The prices and performance of securities underlying the Components also may be affected by political, economic, financial and social factors. In addition, recent or future changes in the government, economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions, and possible fluctuations in the rate of exchange between currencies, are factors that could negatively affect the international securities markets. Moreover, the applicable international economies may differ favorably or unfavorably from that of the United States.

The positive performance of a Component on one more Observation Dates may be offset by the negative performance of that same Component on other Observation Dates.

The Component Performance of each Component is based on the arithmetic average of the Observation Levels for that Component on each of six Observation Dates. Even if a Component exhibits a positive performance on one or more of the Observation Dates, the negative performance of that Component on one or more of the other Observation Dates may offset the positive performance of that Component, or cause the Component Performance of that Component to be negative, and therefore adversely affect the Portfolio Return.

The price at which you will be able to sell your Notes prior to maturity will depend on a number of factors, and may be substantially less than the amount you had originally invested.

If you wish to liquidate your investment in the Notes prior to maturity, your only alternative would be to sell them. At that time, there may be an illiquid market for Notes or no market at all. Even if you were able to sell your Notes, there are many factors outside of our control that may affect their trading value. We believe that the value of your Notes will be affected by the level and volatility of the Portfolio, whether the closing level of the Portfolio is greater than or equal to its initial level, changes in U.S. interest rates, the supply of and demand for the Notes and a number of other factors. Some of these factors are interrelated in complex ways; as a result, the effect of any one factor may be offset or magnified by the effect of another factor. The price, if any, at which you will be able to sell your Notes prior to maturity may be substantially less than the amount you originally invested if, at such time, the closing level of the Portfolio is less than, equal to or not sufficiently above its initial level. If you sell the Notes prior to maturity, you may receive less, and possibly significantly less, than your initial investment in the Notes. The following paragraphs describe the manner in which we expect the trading value of the Notes will be affected in the event of a change in a specific factor, assuming all other conditions remain constant.

•
Value of the Portfolio. We expect that the trading value of the Notes will depend substantially on the amount, if any, by which the Portfolio at any given time is greater than zero. If you decide to sell your Notes when the Portfolio Return is greater than zero, you may nonetheless receive substantially less than the amount that would be payable at maturity based on that Portfolio Return because of expectations that the Portfolio Return will continue to fluctuate until the Cash Settlement Value is determined.

•
Volatility of the Portfolio. Volatility is the term used to describe the size and frequency of market fluctuations. If the volatility of the Portfolio increases or decreases, the trading value of the Notes may be adversely affected. This volatility may increase the risk that the Portfolio Return will decline, which could negatively affect the trading value of Notes. The effect of the volatility of the Portfolio on the trading value of the Notes may not necessarily decrease over time during the term of the Notes.

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Correlation among the level of the Components. Correlation is the extent to which the levels of the Components increase or decrease to the same degree at the same time. To the extent that correlation among the Components changes, the volatility of the Components may change and the value of the Notes may be adversely affected.

•
Interest rates. We expect that the trading value of the Notes will be affected by changes in U.S. interest rates. In general, if U.S. interest rates increase, the value of outstanding debt securities tends to decrease; conversely, if interest rates decrease, the value of outstanding debt securities tends to increase. Interest rates may also affect the economy and, in turn, the level of the Portfolio, which may affect the value of the Notes. Rising interest rates may lower the level of the Portfolio and, thus, the value of the Notes.

•
Our credit ratings, financial condition and results of operations. Actual or anticipated changes in our current credit ratings, A1 by Moody’s Investor Service, Inc. and A+ by Standard & Poor’s Rating Services, as well as our financial condition or results of operations may significantly affect the trading value of the Notes. However, because the return on the Notes is dependent upon factors in addition to our ability to pay our obligations under the Notes, such as the level of the Portfolio, an improvement in our credit ratings, financial condition or results of operations is not expected to have a positive effect on the trading value of the Notes.

•
Time remaining to maturity. As the time remaining to maturity of the Notes decreases, the “time premium” associated with the Notes will decrease. A “time premium” results from expectations concerning the levels of the Components during the period prior to the maturity of the Notes. As the time remaining to the maturity of the Notes decreases, this time premium will likely decrease, potentially adversely affecting the trading value of the Notes. As the time remaining to maturity decreases, the trading value of the Notes and the supplemental return may be less sensitive to the volatility of the Components.

•
Dividend yield. The value of the Notes may also be affected by the dividend yields on the stocks in the Components. In general, because the Components do not incorporate the value of dividend payments, higher dividend yields will likely reduce the value of the Notes and, conversely, lower dividend yields are expected to increase the value of the Notes.

•
Volatility of currency exchange rates. The exchange rates between the U.S. dollar and the foreign currencies in which the securities underlying certain of the Components are denominated are foreign exchange spot rates that measure the relative values of two currencies: the particular currency in which the securities underlying a particular Component are denominated and the U.S. dollar. The spot rate is expressed as a rate that reflects the amount of the particular currency that can be purchased for one U.S. dollar. If the volatility of the exchange rate between the U.S. dollar and any of the foreign currencies in which the securities underlying certain of the Components are denominated changes, the trading value of the Notes may be adversely affected.

•
Correlation between currency exchange rates and the Components. Correlation is the term used to describe the relationship between the percentage changes in the exchange rate between the U.S. dollar and each of the foreign currencies in which the securities underlying certain of the Components are denominated and the percentage changes between each Component. If the correlation between the relevant exchange rates and the particular Component changes, the trading value of the Notes may be adversely affected.

•
Events involving the companies issuing the securities comprising the Components. General economic conditions and earnings results of the companies whose securities comprise the Components, and real or anticipated changes in those conditions or results, may affect the trading value of the Notes. For example, some of the securities underlying the Components may be affected by mergers and acquisitions, which can contribute to volatility of the Portfolio. As a result of a merger or acquisition, one or more securities in the Components may be replaced with a surviving or acquiring entity’s securities. The surviving or acquiring entity’s securities may not have the same characteristics as the stock originally included in the Portfolio.

•
Size and liquidity of the trading market. The Notes will not be traded on any securities exchange or quotation system, therefore there may not be an active secondary market in the Notes, which may affect the price that you receive for your Notes upon any sale prior to maturity. If an active secondary market does develop, there can be no assurance that there will be liquidity in the secondary market. If the secondary market for the Notes is limited, there may be a limited number of buyers for your Notes if you do not wish to hold your investment until maturity. This may affect the price you receive upon any sale of the Notes prior to maturity. Fifth Third has advised us that they intend, under ordinary market conditions, to indicate prices for the Notes on request. However, we cannot guarantee that bids for outstanding Notes will be made in the future; nor can we predict the price at which any such bids will be made.

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Inclusion of commission. The inclusion of commissions and projected profit from hedging in the initial public offering price of the Notes is likely to adversely affect secondary market prices. Assuming no change in the market conditions or any other relevant factors, the price, if any, at which Fifth Third may be willing to purchase the Notes in secondary market transactions may be lower than the original price of the Notes, because the original price included, and secondary market prices are likely to exclude, commissions paid with respect to the Notes, as well as the projected profit included in the cost of hedging our obligations under the Notes. In addition, any such prices may differ from values determined by pricing models used by Fifth Third as a result of dealer discounts, mark-ups or other transaction costs.

We want you to understand that the effect of one of the factors specified above, such as an increase in interest rates, may offset some or all of any change in the value of the Notes attributable to another factor, such as an increase in the level of the Portfolio.

You have no shareholder rights or rights to receive any stock.

Investing in the Notes will not make you a holder of any of the stocks underlying an Index or Underlying Index. Neither you nor any other holder or owner of the Notes will have any voting rights, any right to receive dividends or other distributions or any other rights with respect to the underlying stocks. The Cash Settlement Value, if any, will be paid in cash, and you will have no right to receive delivery of any stocks underlying an Index or Underlying Index.

Reported Component levels may be based on non-current information.

If trading is interrupted in the securities underlying certain of the Components, publicly available information regarding the Portfolio Return may be based on the last reported prices or levels. As a result, publicly available information regarding reported Component levels may at times be based on non-current information.

Risks associated with the Components may adversely affect the market value of the Notes.

Because the Notes are linked to changes in the levels or prices of equity indices and index funds representing a range of geographic sectors, the Portfolio will be less diversified than funds or investment portfolios investing in a broader range of international securities and, therefore, could experience greater volatility. The equity securities markets are subject to temporary distortions or other disruptions due to various factors, including a lack of liquidity in the markets, the participation of speculators and potential government regulation and intervention. Suspension or other disruptions of market trading in the securities underlying certain of the Components could adversely affect the levels of those Components and, therefore, the Cash Settlement Value and/or the trading value of the Notes.

The Components may not move in tandem; and gains in one Component may be offset by declines in another Component.

Movements in the price or level of the Components comprising the Portfolio may not move in tandem with each other. At a time when the price or level of one or more of the Components increases, the price or level of one or more of the other Components may decline. Therefore, increases in the price or level of one or more of the Components comprising the Portfolio may be moderated, or wholly offset, by lesser increases or declines in the price or level of one or more of the other Components comprising the Portfolio.

The Components comprising the Portfolio are weighted differently; therefore the positive performance of a less heavily weighted Component may be offset by the negative performance of a more heavily weighted Component.

The Portfolio Return is an amount determined by the Calculation Agent and equal to the sum of the Component Performance for each Component multiplied by its respective Weight in the Portfolio. Because the Components are weighted differently in the Portfolio, the positive performance of a less heavily weighted Component may be moderated, or wholly offset, by the negative performance of a more heavily weighted Component in the Portfolio.

Adjustments to the Indices could adversely affect the value of the Notes.

The policies of an Index Sponsor concerning additions, deletions and substitutions of the securities underlying the applicable Index and the manner in which that Index Sponsor takes account of certain changes affecting those underlying securities may affect the level of the Index and thus the Portfolio. You should realize that changes in the companies included in an Index may affect the Index, as a newly-added company may perform significantly better or worse than the company or companies it replaces. The Index Sponsor also may discontinue or suspend calculation or dissemination of that Index or materially alter the methodology by which it calculates that Index. Any such actions could affect the value of the Notes.

The Calculation Agent is one of our affiliates, which could result in a conflict of interest.

Bear Stearns will act as the Calculation Agent. Because Bear Stearns is our affiliate, conflicts of interest may arise in connection with Bear Stearns performing its role as Calculation Agent. Our affiliates, including Bear Stearns, may, at various times, engage in transactions involving the securities underlying the Portfolio for their proprietary accounts, and for other accounts under their management. These transactions may influence the value of such securities, and therefore the level of the Portfolio. Bear Stearns International Limited (“BSIL”), an affiliate of Bear Stearns, or one of its subsidiaries will also be the counterparty to the hedge of our obligations under the Notes. You should refer to “Use of Proceeds and Hedging.” Accordingly, under certain circumstances, conflicts of interest may arise between Bear Stearns’ responsibilities as Calculation Agent with respect to the Notes and BSIL’s obligations under our hedge.

Changes that affect the calculation of a Component Level will affect the trading value of the Notes and the amount you will receive at maturity.

The Index Sponsor is responsible for calculating and maintaining the Indices. The policies of an Index Sponsor concerning the calculation of an Index will affect the level of the Index and, therefore, the trading value of the Notes and the Cash Settlement Value.

If an Index Sponsor discontinues or suspends calculation or publication of an Index, it may become difficult to determine the trading value of the Notes or the Cash Settlement Value. If an Index Sponsor discontinues or suspends calculation of an Index at any time prior to the Maturity Date and a Successor Index (as defined below) is not available or is not acceptable to the Calculation Agent, then the Calculation Agent will determine the amount payable on the Maturity Date by reference to a group of stocks and a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index. In addition, if the method of calculating an Index (or a Successor Index) is changed in a material respect, or if an Index (or a Successor Index) is in any other way modified so that such Index (or Successor Index) does not, in the opinion of the Calculation Agent, fairly represent the level of the Index (or Successor Index) had such changes or modifications not been made, the Calculation Agent will make such calculations and adjustments as may be necessary to arrive at a level of a security index comparable to the Index (or Successor Index) as if such changes or modifications had not been made. In each such event, the Calculation Agent’s determination of the value of the Notes will affect the amount you may receive at maturity. See “Description of the Notes” and “Description of the Portfolio.”

If a Merger Event, Tender Offer, Nationalization, Delisting, Insolvency, or Potential Adjustment Event (each as defined below in Description of the Notes - Antidilution Adjustments with respect to the Index Funds) with respect to an Index Fund occurs, it may become difficult to determine the trading value of the Notes or the Cash Settlement Value. If one of those corporate events occur with respect to an Index Fund, the Calculation Agent will determine whether such corporate event will have a material effect on that Index Fund or the Notes, or in the case of a Potential Adjustment Event, whether that Potential Adjustment Event has a diluting or concentrative effect on the theoretical value of one share of that Index Fund. To the extent the Calculation Agent makes such a determination, the Calculation Agent will make the adjustments and computations described below in Description of the Notes - Antidilution Adjustments. The Calculation Agent will make such adjustments and computations to the relevant Initial Component Level, the relevant Observation Level, the Cash Settlement Value or any other variable for the event. See “Description of the Notes - Antidilution Adjustments with respect to the Index Funds.” In each such event, the Calculation Agent’s determination of the value of the Notes will affect the amount you may receive at maturity. See “Description of the Notes” and “Description of the Portfolio.”

We cannot control actions by any of the companies whose securities are included in any Component.

We are not affiliated with any of the companies whose securities underlie the Components. However, we may currently, or in the future, engage in business with these companies. Actions by any company whose security is part of a Component may have an adverse effect on the price of the company’s securities, the trading price of and the closing level of the Component and the Portfolio, and the trading value of the Notes. None of those companies are involved in this offering or has any obligations with respect to the Notes, including any obligation to take our or your interests into consideration for any reason. These other companies will not receive any of the proceeds of this offering and are not responsible for, and have not participated in, the determination of the timing of, prices for, or quantities of, the Notes to be issued. These companies are not involved with the administration, marketing or trading of the Notes and have no obligations with respect to the amount to be paid to you under the Notes on the Maturity Date.

Neither we nor any of our affiliates, including Bear Stearns, assumes any responsibility for the adequacy or accuracy of any publicly available information about the securities underlying the Components or the Components. You should make your own investigation into the companies underlying each Component.

We and our affiliates have no affiliation with any Index Sponsor or the Index Fund Issuer and are not responsible for any Index Sponsor or the Index Fund Issuer’s public disclosure of information.

We and our affiliates are not affiliated in any way with any Index Sponsor or the Index Fund Issuer (except for the licensing arrangements discussed in the section “Description of the Portfolio”) and have no ability to control or predict any Index Sponsor or the Index Fund Issuer actions, including any errors in or discontinuation of disclosure regarding its methods or policies relating to the calculation of the applicable Component. Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the Components, the Index Sponsors, or the Index Fund Issuer contained in this pricing supplement. You, as an investor in the Notes, should make your own investigation into the Components, the Index Sponsors and the Index Fund Issuer. The Index Sponsors and the Index Fund Issuer are not involved in any way in the offering of the Notes and have no obligation to consider your interests as an owner of Notes when they take any actions that might affect the value of the Notes.

Trading and other transactions by us or our affiliates could affect the prices of the stocks underlying the Portfolio, the level of the Portfolio, the trading value of the Notes or the amount you may receive at maturity.

We and our affiliates may from time to time buy or sell shares of the securities underlying the Portfolio or derivative instruments the value of which depend, directly or indirectly upon, those securities for our own accounts in connection with our normal business practices or in connection with hedging our obligations under the Notes and other instruments. These trading activities may present a conflict of interest between your interest in the Notes and the interests we and our affiliates may have in our proprietary accounts, in facilitating transactions, including block trades, for our other customers and in accounts under our management. The transactions could affect the prices of those securities or the level of the Portfolio in a manner that would be adverse to your investment in the Notes. See the section “Use of Proceeds and Hedging.”

The original issue price of the Notes includes the cost of hedging our obligations under the Notes. Such cost includes BSIL’s expected cost of providing such hedge and the profit BSIL expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which Fifth Third will be willing to purchase Notes from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by Fifth Third as a result of transaction costs. If you sell the Notes prior to maturity, you may receive less, and possibly significantly less, than your initial investment in the Notes.

Hedging activities we or our affiliates may engage in may affect the level of the Portfolio and, accordingly, increase or decrease the trading value of the Notes prior to maturity and the Cash Settlement Value you would receive at maturity. To the extent that we or any of our affiliates has a hedge position in any of the securities that underlie the Portfolio, or derivative or synthetic instruments related to those securities or the Portfolio, we or any of our affiliates may liquidate a portion of such holdings at or about the time of the maturity of the Notes or at or about the time of a change in the securities that underlie the Portfolio. Depending on, among other things, future market conditions, the aggregate amount and the composition of such hedge positions are likely to vary over time. Profits or losses from any of those positions cannot be ascertained until the position is closed out and any offsetting position or positions are taken into account. Although we have no reason to believe that any of those activities will have a material effect on the level of the Portfolio, we cannot assure you that these activities will not affect such level and the trading value of the Notes prior to maturity or the Cash Settlement Value payable at maturity.

In addition, we or any of our affiliates may purchase or otherwise acquire a long or short position in the Notes. We or any of our affiliates may hold or resell the Notes. We or any of our affiliates may also take positions in other types of appropriate financial instruments that may become available in the future.

Research reports and other transactions may create conflicts of interest between you and us.

We or one or more of our affiliates have published, and may in the future publish, research reports relating to the Portfolio, the Indices or Index Funds included in the Portfolio or the companies issuing the securities underlying the Components in the Portfolio. This research may be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any of these activities may affect the market prices of the securities included in the Portfolio and, therefore, the value of the Notes.

We or any of our affiliates may also issue, underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments with returns indexed to the Portfolio, a Component of the Portfolio or securities underlying the Components included in the Portfolio. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the value of the Notes.

We and our affiliates, at present or in the future, may engage in business with the companies issuing the securities underlying the Components in the Portfolio, including making loans to, equity investments in, or providing investment banking, asset management or other advisory services to those companies. In connection with these activities, we may receive information about those companies that we will not divulge to you or other third parties.

The Cash Settlement Value you receive on the Notes may be delayed or reduced upon the occurrence of a Market Disruption Event, or an Event of Default.

If the Calculation Agent determines that, on the Final Observation Date, a Market Disruption Event has occurred or is continuing, the determination of the Cash Settlement Value by the Calculation Agent may be deferred. You should refer to the section “Description of the Notes—Market Disruption Events.”

If the Calculation Agent determines that an Event of Default (as defined below) has occurred, a holder of the Notes will only receive an amount equal to the trading value of the Notes on the date of such Event of Default, adjusted by an amount equal to any losses, expenses and costs to us of unwinding any underlying hedging or funding arrangements, all as determined by the Calculation Agent. You should refer to the section “Description of the Notes—Event of Default and Acceleration.”

You should decide to purchase the Notes only after carefully considering the suitability of the Notes in light of your particular financial circumstances. You should also carefully consider the tax consequences of investing in the Notes. You should refer to the section “Certain U.S. Federal Income Tax Considerations” and discuss the tax implications with your own tax advisor.

DESCRIPTION OF THE NOTES

The following description of the Notes (referred to in the accompanying prospectus supplement as the “Other Indexed Notes”) supplements the description of the Notes in the accompanying prospectus supplement and prospectus. This is a summary and is not complete. You should read the indenture, dated as of May 31, 1991, as amended (the “Indenture”), between us and The Bank of New York as successor in interest to JPMorgan Chase Bank, N.A., as trustee (the “Trustee”). A copy of the Indenture is available as set forth under the section of the prospectus “Where You Can Find More Information.”

General

The Notes are part of a single series of debt securities under the Indenture described in the accompanying prospectus supplement and prospectus designated as Medium-Term Notes, Series B. The Notes are unsecured and will rank equally with all of our unsecured and unsubordinated debt, including the other debt securities issued under the Indenture. Because we are a holding company, the Notes will be structurally subordinated to the claims of creditors of our subsidiaries.

The aggregate principal amount of the Notes will be $10,400,000. The Notes are expected to mature on May 11, 2012 and do not provide for earlier redemption. The Notes will be issued only in fully registered form, and in minimum denominations of $50,000; provided, however, that the minimum purchase for any purchaser domiciled in a member state of the European Economic Area shall be $100,000. Initially, the Notes will be issued in the form of one or more global securities registered in the name of DTC or its nominee, as described in the accompanying prospectus supplement and prospectus. When we refer to Note or Notes in this pricing supplement, we mean $1,000 principal amount of Notes. The Notes will not be listed on any securities exchange or quotation system.

You should refer to the section “Certain U.S. Federal Income Tax Considerations,” for a discussion of certain federal income tax considerations to you as a holder of the Notes.

Future Issuances

Under certain limited circumstances, and at our sole discretion, we may offer further issuances of the Notes. These further issuances, if any, will be consolidated to form a single series with the Notes and will have the same CUSIP number and will trade interchangeably with the Notes immediately upon settlement. Any additional issuances will increase the aggregate principal amount of the outstanding Notes of this series, plus the aggregate principal amount of any Notes bearing the same CUSIP number that are issued pursuant to any 13-day option we grant to Fifth Third. The prices of any additional offerings will be determined at the time of pricing of each offering, which will be a function of the prevailing market conditions and level of the Portfolio at the time of the relevant sale.

Interest

We will not make any periodic payments of interest on the Notes. The only payment you will receive, if any, will be the Cash Settlement Value upon the maturity of the Notes.

Payment at Maturity

Your investment is principal protected only if you hold the Notes until maturity. On the Maturity Date, you will receive the Cash Settlement Value, an amount in cash that depends on upon the performance of the Portfolio Return.

If, at maturity, the Portfolio Return is greater than zero, then the Cash Settlement Value will be equal to the principal amount of the Notes, plus:

$1,000 x Portfolio Return x Participation Rate

If, at maturity, the Portfolio Return is equal to or less than zero, then the Cash Settlement Value for each Note will be $1,000. Because the Notes are principal protected if held to maturity, in no event will the Cash Settlement Value for each Note be less than $1,000.

The Notes are linked to the potential positive performance of a portfolio comprised of eight indices and two index funds. The following are the eight Indices and their respective weightings in the portfolio: (1) 25% the SX5E; (2) 20% the NKY; (3) 10% the XIN0I; (4) 10% the CECEEUR; (5) 10% the UKX; (6) 5% the KOSPI2; (7) 5% the SMI and (8) 5% the AS51. The following are the two Index Funds and their respective weightings in the portfolio: (1) 5% the EWT US and (2) 5% the EZA US. Each such Index or Index Fund will be a “Component” and the ten Components together will constitute the “Portfolio”. The weighting of each Component is fixed at the respective weighting mentioned above and will not change during the term of the Notes unless one or more Components are modified during the term of the Notes.

Portfolio Return:	An amount determined by the Calculation Agent and equal to the sum of the Component Performance for each Component multiplied by its respective Weight in the Portfolio.

For purposes of determining the Portfolio Return:

“Component Performance” means, as of the Final Observation Date and with respect to a Component, the quotient, expressed as a percentage, of (i) the arithmetic average, expressed as a percentage, of the Observation Levels for that Component as of each Observation Date minus the Initial Component Level of that Component divided by (ii) the Initial Component Level of that Component.

“Final Observation Date” means May 8, 2012.

“Observation Level” means, as of any Observation Date and with respect to each Index, the closing index level as reported by the relevant Index Sponsor and displayed on Bloomberg Page SX5E <Index> <Go> with respect to the SX5E; Bloomberg Page NKY <Index> <Go> with respect to the NKY; Bloomberg Page XIN0I <Index> <Go> with respect to the XIN0I; Bloomberg Page CECEEUR <Index> <Go> with respect to the CECEEUR; Bloomberg Page UKX <Index> <Go> with respect to the UKX; Bloomberg Page KOSPI2 <Index> <Go> with respect to the KOSPI2; Bloomberg Page SMI <Index> <Go> with respect to the SMI; and Bloomberg Page AS51 <Index> <Go> with respect to the AS51; and with respect to each Index Fund, as of any Observation Date, the closing price as reported by the Relevant Exchange and as displayed on Bloomberg Page EZA US <Equity> <Go> with respect to the EZA US; and Bloomberg Page EWT US <Equity> <Go> with respect to the EWT US.

“Observation Date” means December 8, 2011, January 8, 2012, February 8, 2012, March 8, 2012, April 8, 2012, and May 8, 2012; provided that, with respect to a Component, (i) if such date is not a Component Business Day (as defined herein) for that Component, then the Observation Date for that Component will be the next succeeding day that is a Component Business Day for that Component and (ii) if a Market Disruption Event (as defined herein) exists for that Component on the Observation Date, the Observation Date for that Component will be the next Component Business Day for that Component on which a Market Disruption Event does not exist for that Component. If the Observation Date for any Component is postponed for three consecutive Component Business Days due to the existence of a Market Disruption Event, then, notwithstanding the existence of a Market Disruption Event on that third Component Business Day, such third Component Business Day will be the Observation Date for that Component. If no Market Disruption Event exists with respect to a Component on the Observation Date, the determination of that Component’s Observation Level will be made on the Observation Date, irrespective of the existence of a Market Disruption Event with respect to one or more of the other Components.

“Initial Component Level” means:

•	4411.32 with respect to the SX5E;
•	17,656.84 with respect to the NKY;
•	16,596.81 with respect to the XIN0I;
•	2,753.54 with respect to the CECEEUR;
•	6,550.40 with respect to the UKX;
•	203.51 with respect to the KOSPI2;
•	9,377.08 with respect to the SMI;
•	6,304.40 with respect to the AS51;
•	134.07 with respect to the EZA US; and
•	14.39 with respect to the EWT US.

“Weight” means:

•	25% with respect to the SX5E;
•	20% with respect to the NKY;
•	10% with respect to the XIN0I;
•	10% with respect to the CECEEUR;
•	10% with respect to the UKX;
•	5% with respect to the KOSPI2;
•	5% with respect to the SMI;
•	5% with respect to the AS51;
•	5% with respect to the EZA US; and
•	5% with respect to the EWT US.

The “Participation Rate” is 101.00%.

The “Pricing Date” for each Component is detailed in the below “Summary of the Components.”

The “Issue Date” is May 9, 2007.

A “Component Business Day” means with respect to a Component any day on which each Relevant Exchange and each Related Exchange for such Component are scheduled to be open for trading.

A “Business Day” is any day other than a Saturday or Sunday, on which banking institutions in the cities of New York, New York and London, England are not authorized or obligated by law or executive order to be closed.

The “Maturity Date” is May 11, 2012. The Notes are expected to mature on May 11, 2012 unless such date is not a Component Business Day, in which case the Maturity Date shall be the next Business Day. If the Final Observation Date is postponed, the Maturity Date will be three Business Days following the Final Observation Date.

The “Calculation Agent” is Bear, Stearns & Co. Inc.

An “Underlying Index” means with respect to the iShares MSCI South Africa Index Fund, the MSCI South Africa Index or any successors thereto and with respect to the iShares MSCI Taiwan Index Fund, the MSCI Taiwan Index or any successors thereto.

The “Relevant Exchanges” means (i) with respect to an Index, the primary exchanges or markets of trading for any security then included in such Index; and (ii) with respect to an Index Fund, the primary exchanges or markets of trading for such Index Fund and the primary exchanges or markets of trading of any security then included in the Underlying Index for such Index Fund. The “Summary of the Components” below details the Relevant Exchanges for each Component

A “Related Exchange” means, with respect to a Component, each exchange or quotation system where trading has a material effect (as determined by the Calculation Agent) on the overall market for futures or options contracts relating to the Component, or the Underlying Index, if any.

Summary of the Components

Component	Index Sponsor or Index Fund Issuer	Bloomberg Ticker Symbol	Pricing Date (the date below represents the date in the time zone of the applicable Relevant Exchanges)	Initial Component Level	Relevant Exchanges
Dow Jones EURO STOXX 50® Index	STOXX Limited (“STOXX”)	SX5E <Index>	May 8, 2007	4411.32	Major stock exchanges, respectively located in one of 17 European countries, including London Stock Exchange, Frankfurt Stock Exchange and others.
Nikkei 225TM Stock Index	Nihon Keizai Shimbun, Inc. or its successor (“NKS”)	NKY <Index>	May 8, 2007	17,656.84	Tokyo Stock Exchange or its successor (the “TSE”)
FTSE/Xinhua China 25 Index	FTSE/Xinhua Index Limited	XIN0I <Index>	May 8, 2007	16,596.81	Stock Exchange of Hong Kong
CECEEUR Index	Wiener Börse	CECEEUR <Index>	May 8, 2007	2,753.54	The Czech Traded Index, the Hungarian Traded Index and the Polish Traded Index.
FTSE 100 Index	FTSE International Limited	UKX <Index>	May 8, 2007	6,550.40	The London Stock Exchange
KOSPI 200 Index	Korea Exchange	KOSPI2 <Index>	May 8, 2007	203.51	The Korea Exchange
Swiss Market Index	SWX Group	SMI <Index>	May 8, 2007	9,377.08	The SWX Swiss Exchange
S&P/ASX 200 Index	Standard & Poor’s and Australian Stock Exchange	AS51 <Index>	May 8, 2007	6,304.40	The Australian Stock Exchange
iShares MSCI South Africa Index Fund	iShares, Inc.	EZA US <Equity>	May 8, 2007	134.07	The New York Stock Exchange and the Johannesburg Stock Exchange.
iShares MSCI Taiwan Index Fund	iShares, Inc.	EWT US <Equity>	May 8, 2007	14.39	The New York Stock Exchange and the Taiwan Stock Exchange.

Illustrative Examples

The following tables are for illustrative purposes and are not indicative of the future performance of the Components or the future value of the Notes.

The following examples demonstrate how the hypothetical Cash Settlement Value of a Note is calculated based on the assumptions outlined below. The examples do not purport to be representative of every possible scenario concerning increases or decreases in the Portfolio or the Components underlying the Portfolio. You should not construe the examples as an indication or assurance of the expected performance of the Notes. Actual returns may be different. The examples demonstrating the hypothetical Cash Settlement Value of a Note are based on the following assumptions:

•	Investor purchases $1,000 aggregate principal amount of Notes at the initial public offering price of $1,000.

•	Investor holds the Notes to maturity.

•	The Participation Rate is 101.00%.

•	The Initial Component Level for the SX5E is equal to 4,200.00.

•	The Initial Component Level for the NKY is equal to 17,300.00.

•	The Initial Component Level for the XIN0I is equal to 15,700.00.

•	The Initial Component Level for the CECEEUR is equal to 2,650.00.

•	The Initial Component Level for the UKX is equal to 6,400.00.

•	The Initial Component Level for the KOSPI2 is equal to 190.00.

•	The Initial Component Level for the SMI is equal to 9,000.00.

•	The Initial Component Level for the AS51 is equal to 6,000.00.

•	The Initial Component Level for the EZA US is equal to 125.00.

•	The Initial Component Level for the EWT US is equal to 14.00.

•	All returns are based on a 60-month term, pre-tax basis.

•	No Market Disruption Events or Events of Default occur during the term of the Notes.

Example 1: The Portfolio Return is greater than zero.

In this example, the levels of eight Components increase relative to their Initial Component Levels on the related Observation Dates, and the levels of two Components decrease relative to their Initial Component Levels on the related Observation Dates. This example illustrates how holders of the Notes may benefit from the increase in the Observation Level of some of the Components relative to their respective Initial Component Levels on each related Observation Date.

Index	Initial Component Level	Observation Date 1	Observation Date 2	Observation Date 3	Observation Date 4	Observation Date 5	Observation Date 6	Component Performance	Weight in the Portfolio
SX5E	4,200.00	6,353	5,955	5,948	6,287	5,894	5,801	43.80%	25%
NKY	17,300.00	35,509	35,053	38,814	41,636	37,942	36,620	117.32%	20%
XIN0I	15,700.00	40,658	41,994	44,323	40,387	32,586	31,461	145.66%	10%
CECEEUR	2,650.00	9,868	10,565	10,676	10,657	11,493	12,327	312.49%	10%
UKX	6,400.00	6,975	6,877	7,135	7,540	7,977	8,175	16.35%	10%
KOSPI2	190.00	178	170	157	157	152	154	-15.09%	5%
SMI	9,000.00	6,176	6,162	5,751	6,139	6,001	5,809	-33.26%	5%
AS51	6,000.00	8,281	8,168	7,986	7,972	8,066	9,069	37.62%	5%
EZA US	125.00	203	203	192	200	212	230	65.33%	5%
EWT US	14.00	15	14	14	15	15	15	4.76%	5%

On the Final Observation Date, the Component Performance for SX5E would be 43.80%, the Component Performance for NKY would be 117.32%, the Component Performance for XIN0I would be 145.66%, the Component Performance for CECEEUR would be 312.49%, the Component Performance for UKX would be 16.35%, the Component Performance for KOSPI2 would be -15.09%, the Component Performance for SMI would be -33.26%, the Component Performance for AS51 would be 37.62%, the Component Performance for EZA US would be 65.33%, and the Component Performance for EWT US would be 4.76%, each as calculated pursuant to the below formula:

In this example, using the formula below, the Portfolio Return would be greater than zero.

The Portfolio Return is an amount equal to the sum of the Component Performance for each Component multiplied by its respective Weight in the Portfolio.

Portfolio Return = (43.80% x 25%) + (117.32% x 20%) + (145.66% x 10%) + (312.49% x 10%) + (16.35% x 10%) + (-15.09 x 5%) + (-33.26% x 5%) + (37.62% x 5%) + (65.33% x 5%) + (4.76% x 5%)

Portfolio Return = 84.83%

The Cash Settlement Value, using the formula below, would equal $1,856.78.

Cash Settlement Value

Example 2: The Portfolio Return might be less than zero.

In this example, the Observation Levels of seven Components decrease relative to their Initial Component Levels on the related Observation Dates and the Observation Levels of three Components increase relative to their Initial Component Levels on the related Observation Dates. As a result, the Portfolio Return would be less than zero, and holders of the Notes would therefore have received only the principal amount of each Note at maturity.

Index	Initial Component Level	Observation Date 1	Observation Date 2	Observation Date 3	Observation Date 4	Observation Date 5	Observation Date 6	Component Performance	Weight in the Portfolio
SX5E	4,200.00	2,284	2,100	2,206	2,348	2,252	2,273	-46.58%	25%
NKY	17,300.00	21,054	21,926	20,641	18,744	19,111	17,423	14.55%	20%
XIN0I	15,700.00	11,821	12,151	12,294	12,237	13,057	13,425	-20.40%	10%
CECEEUR	2,650.00	2,299	2,404	2,288	2,260	2,125	2,322	-13.85%	10%
UKX	6,400.00	7,800	8,144	7,660	7,653	7,723	7,177	20.20%	10%
KOSPI2	190.00	102	99	96	93	92	93	-49.56%	5%
SMI	9,000.00	4,803	4,946	5,182	5,440	5,380	5,390	-42.33%	5%
AS51	6,000.00	3,906	4,097	4,555	4,517	4,374	4,404	-28.19%	5%
EZA US	125.00	77	73	75	81	87	99	-34.40%	5%
EWT US	14.00	16	15	15	15	16	15	9.52%	5%

On the Final Observation Date, the Component Performance for SX5E would be -46.58%, the Component Performance for NKY would be 14.55%, the Component Performance for XIN0I would be -20.40%, the Component Performance for CECEEUR would be -13.85%, the Component Performance for UKX would be 20.20%, the Component Performance for KOSPI2 would be -49.56%, the Component Performance for SMI would be -42.33%, the Component Performance for AS51 would be -28.19%, the Component Performance for EZA US would be -34.40%, and the Component Performance for EWT US would be 9.52%, each as calculated pursuant to the below formula:

In this example, using the formula below, the Portfolio Return would not be greater than zero.

The Portfolio Return is an amount equal to the sum of the Component Performance for each Component multiplied by its respective Weight in the Portfolio.

Portfolio Return = (-46.58% x 25%) + (14.55% x 20%) + (-20.40% x 10%) + (-13.85% x 10%) + (20.20% x 10%) + (-49.56x 5%) + (-42.33% x 5%) + (-28.19% x 5%) + (-34.40% x 5%) + (9.52% x 5%)

Portfolio Return = -17.39%

Since the Portfolio Return would be less than zero, the Cash Settlement Value for each Note would be the principal amount of $1,000.

Example 3: Some Components move higher while others move lower.

In this example, the Observation Levels for four of the Components increase relative to the Initial Component Levels for those Components, while the Observation Levels for the six other Components decrease relative to the Initial Component Levels for those Components.

Index	Initial Component Level	Observation Date 1	Observation Date 2	Observation Date 3	Observation Date 4	Observation Date 5	Observation Date 6	Component Performance	Weight in the Portfolio
SX5E	4,200.00	3,590	3,991	4,287	4,498	4,733	4,422	1.27%	25%
NKY	17,300.00	15,705	15,737	15,498	15,519	15,699	15,323	-9.94%	20%
XIN0I	15,700.00	30,611	31,784	33,513	35,011	36,270	32,804	112.31%	10%
CECEEUR	2,650.00	1,594	1,525	1,428	1,387	1,343	1,299	-46.06%	10%
UKX	6,400.00	6,198	6,619	6,199	6,044	6,114	6,739	-1.27%	10%
KOSPI2	190.00	255	239	221	214	224	230	21.32%	5%
SMI	9,000.00	12,848	13,778	12,602	13,208	13,284	13,301	46.34%	5%
AS51	6,000.00	5,455	5,266	5,523	5,618	5,867	6,357	-5.32%	5%
EZA US	125.00	99	105	108	103	101	105	-17.20%	5%
EWT US	14.00	10	10	11	11	12	11	-22.62%	5%

On the Final Observation Date, the Component Performance for SX5E would be 1.27%, the Component Performance for NKY would be -9.94%, the Component Performance for XIN0I would be 112.31%, the Component Performance for CECEEUR would be -46.06%, the Component Performance for UKX would be -1.27%, the Component Performance for KOSPI2 would be 21.32%, the Component Performance for SMI would be 46.34%, the Component Performance for AS51 would be -5.32%, the Component Performance for EZA US would be -17.20%, and the Component Performance for EWT US would be -22.62%, each as calculated pursuant to the below formula:

In this example, using the formula below, the Portfolio Return would be greater than zero.

The Portfolio Return is an amount equal to the sum of the Component Performance for each Component multiplied by its respective Weight in the Portfolio.

Portfolio Return = (1.27% x 25%) + (-9.94% x 20%) + (112.31% x 10%) + (-46.06% x 10%) + (-1.27% x 10%) + (21.32x 5%) + (46.34% x 5%) + (-5.32% x 5%) + (-17.20% x 5%) + (-22.62% x 5%)

Portfolio Return = 5.95%

The Cash Settlement Value, using the formula below, would equal $1,060.10.

Cash Settlement Value

Discontinuance of one or more Indices

If an Index Sponsor discontinues publication of or otherwise fails to publish any Index and such Index Sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines to be comparable to the discontinued Index (the new index being referred to as a “Successor Index”), then the Observation Levels for that Index will be determined by reference to the level of the Successor Index at the close of trading on the Relevant Exchanges or markets for the Successor Index all on future Observation Dates.

For the avoidance of doubt, only Observation Levels for that Index determined on or after the discontinuance for such Index will be determined by reference to the level of the Successor Index, any Observation Levels for that Index determined prior to the discontinuance will remain the same.

Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause notice thereof to be furnished to us and the Trustee. If a Successor Index is selected by the Calculation Agent, the Successor Index will be used as a substitute for the original Index for all purposes, including for purposes of determining whether a Market Disruption Event exists with respect to the Index.

If an Index is discontinued or if an Index Sponsor fails to publish an Index prior to, and such discontinuance is continuing on, any Observation Date and the Calculation Agent determines that no Successor Index is available at such time, then the Calculation Agent will determine the level to be used for the Observation Level for that Observation Date with respect to such Index. The Observation Level to be used for that Observation Date will be computed by the Calculation Agent in accordance with the formula for and method of calculating that Index last in effect prior to the relevant discontinuance or failure but using only those securities that comprised that Index immediately prior to such discontinuance or failure. In such an event, the Calculation Agent will give notice to the Trustee, stating the determinations made.

Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect the value of, and trading in, the Notes.

Adjustments to the Indices

If at any time the method of calculating an Index or a Successor Index is changed in a material respect, or if an Index or a Successor Index is in any other way modified so that such Index or Successor Index does not, in the opinion of the Calculation Agent, fairly represent the level of the Index or Successor Index had such changes or modifications not been made, then, for purposes of calculating the Observation Levels with respect to such Index or Successor Index or the Cash Settlement Value with respect to the Notes or making any other determinations as of or after such time, the Calculation Agent will make such calculations and adjustments, the Calculation Agent determines may be necessary in order to arrive at a level of an index comparable to the Index or Successor Index, as the case may be, as if such changes or modifications had not been made, and calculate the Cash Settlement Value (including the components thereof) with reference to the Index or the Successor Index, as adjusted. Accordingly, if the method of calculating an Index or Successor Index is modified so that the level of that Index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the Index), then the Calculation Agent will adjust that Index in order to arrive at a level of the Index or the Successor Index as if it had not been modified (e.g., as if such split had not occurred). In such event, the Calculation Agent will give notice to the Trustee, stating the calculations and adjustments made.

Antidilution Adjustments with respect to the Index Funds

If one of the corporate events described below occurs with respect to an Index Fund, the Calculation Agent will determine whether such corporate event will have a material effect on such Index Fund or the Notes, or in the case of a Potential Adjustment Event, whether such Potential Adjustment Event has a diluting or concentrative effect on the theoretical value of one share of such Index Fund. To the extent the Calculation Agent makes such a determination, the Calculation Agent will make the adjustments and computations described below. The Calculation Agent will also determine the effective date of that adjustment, and the replacement of the relevant Index Fund, if applicable. Upon making any such adjustment, the Calculation Agent will give notice as soon as practicable to the Trustee, stating the adjustment made. The Calculation Agent will provide information about the adjustments it makes upon your written request.

If more than one corporate event requiring adjustment occurs, the Calculation Agent will make such an adjustment for each event in the order in which the events occur, and on a cumulative basis. Thus, having adjusted the relevant Initial Component Level, the relevant Observation Level, the Cash Settlement Value or any other variable for the first corporate event, the Calculation Agent will adjust the appropriate variables for the second event, applying the required adjustment cumulatively.

To the extent the Calculation Agent makes an adjustment, it will make the adjustment with a view to offsetting, to the extent practical, any change in your economic position relative to the Notes that results solely from that corporate event. The Calculation Agent may modify the antidilution adjustments as necessary to ensure an equitable result.

The following corporate events are those that may require an adjustment:

Merger Events and Tender Offers

Merger Events. A “Merger Event” shall mean, in respect of an Index Fund, any (i) reclassification or change of such Index Fund that results in a transfer of or an irrevocable commitment to transfer all of the outstanding shares of such Index Fund to another person or entity, (ii) consolidation, amalgamation, merger or binding share exchange of iShares, Inc. (the “Issuer”) with or into another entity or person (other than a consolidation, amalgamation, merger or binding share exchange in which the Issuer is the continuing entity and which does not result in a reclassification or change of all of the shares of such Index Fund outstanding), (iii) takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person to purchase or otherwise obtain 100% of the outstanding shares of such Index Fund (other than shares of such Index Fund owned or controlled by such other entity or person), or (iv) consolidation, amalgamation, merger or binding share exchange of the Issuer or its subsidiaries with or into another entity in which the Issuer is the continuing entity and which does not result in a reclassification or change of the all of the shares of such Index Fund outstanding but results in the outstanding shares of such Index Fund (other than shares of such Index Fund owned or controlled by such other entity) immediately following such event collectively representing less than 50% of the outstanding shares of such Index Fund immediately prior to such event, in each case if the closing date of the Merger Event is on or before the Final Observation Date.

Tender Offers. A “Tender Offer” shall mean, in respect of the voting shares of the Issuer, any takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person that results in such entity or person purchasing, or otherwise obtaining or having the right to obtain, by conversion or other means, not less than 10% of the outstanding voting shares of the Issuer as determined by the Calculation Agent, based upon the making of filings with governmental or self-regulatory agencies or such other information as the Calculation Agent deems relevant.

If a Merger Event or a Tender Offer occurs and the consideration for the relevant Index Fund consists solely of new shares that are publicly quoted, traded or listed on the New York Stock Exchange, American Stock Exchange, or NASDAQ (the “New Index Fund”), then such Index Fund will be adjusted to comprise the number of shares of the New Index Fund to which a holder of one share of such Index Fund immediately prior to the occurrence of the Merger Event or Tender Offer, as the case may be, would be entitled upon consummation of such Merger Event or Tender Offer, and the Calculation Agent shall adjust any or all of the Initial Component Level for such Index Fund, the Observation Levels for such Index Fund, the Cash Settlement Value or any other variable relevant to the terms of the Notes to account for the economic effect of such Merger Event or Tender Offer. The Calculation Agent will determine the effective date of any such adjustment (as described in this paragraph), and the replacement of such Index Fund, if applicable.

If the Approval Date (as defined herein) for a Merger Event or a Tender Offer occurs, on or prior to the Final Observation Date, and the distributions of property made in respect of the relevant Index Fund includes property other than shares of the New Index Fund (other than cash paid in lieu of fractional shares), in whole or in part, then the Observation Levels for the relevant Index Fund following the Approval Date shall be equal to the Consideration Value (as defined herein).

“Consideration Value” per share of an Index Fund means, with respect to an event (other than one in which consideration consists solely of shares of the New Index Fund), the sum of (i) in the case of cash received in such an event, the amount of such cash so received, and (ii) for any property other than cash received in such an event, the market value of such property so received as of the Final Observation Date. Any market value determined pursuant to (ii) above shall be determined on the basis of market quotations from four leading dealers in the relevant market. If that property cannot be determined on the basis of market quotations by four leading dealers in the relevant market, then the Calculation Agent will determine the market value of such property.

The “Approval Date” is the closing date of a Merger Event, or, in the case of a Tender Offer, the date on which the person or entity making the Tender Offer acquires or otherwise obtains the relevant percentage of the voting shares of the Issuer.

In the event of a Merger Event or Tender Offer in which a holder of shares of the relevant Index Fund may elect the form of consideration it receives in respect of such Merger Event or Tender Offer, the consideration shall be deemed to consist of the types and amounts of each type of consideration distributed to a holder that makes no such election, as determined by the Calculation Agent.

Nationalization, Delisting and Insolvency

Nationalization. “Nationalization” shall mean with respect to an Index Fund, all the assets or substantially all the assets of the Issuer are nationalized, expropriated or are otherwise required to be transferred to any governmental agency, authority or entity.

Insolvency. “Insolvency” shall mean with respect to an Index Fund, that, by reason of the voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding involving, the Issuer, (i) all of the shares of such Index Fund are required to be transferred to a trustee, liquidator or other similar official or (ii) holders of the shares of such Index Fund become legally prohibited from transferring them.

If the Announcement Date (as defined herein) for a Nationalization or Insolvency occurs, on or prior to the Final Observation Date, then the Observation Levels for the relevant Index Fund following the Announcement Date shall be equal to the Consideration Value (as defined above), which may be zero.

The “Announcement Date” means (i) in the case of a Nationalization, the day of the first public announcement by the relevant government authority that all or substantially all of the assets of the Issuer are to be nationalized, expropriated or otherwise transferred to any governmental agency, authority or entity, (ii) in the case of a Delisting Event, the day of the first public announcement by the Primary Exchange that the relevant Index Fund will cease to trade or be publicly quoted on such exchange, or (iii) in the case of an Insolvency, the day of the first public announcement of the institution of a proceeding or presentation of a petition or passing of a resolution (or other analogous procedure in any jurisdiction) that leads to an Insolvency with respect to the Issuer. In the case of an acceleration of the maturity of the Notes, interest will be paid on the Notes through and excluding the related date of accelerated payment.

Delisting Event. A “Delisting Event” shall occur, with respect to an Index Fund, if the Relevant Exchange for the Index Fund announces that pursuant to the rules of such Relevant Exchange, the Index Fund ceases (or will cease) to be listed, traded or publicly quoted on such Relevant Exchange for any reason (other than a Merger Event or Tender Offer) and is not immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such Relevant Exchange.

If a Delisting Event for an Index Fund occurs, then each of the Observation Levels from, and including, the Announcement Date (as defined above) to, and including, the Final Observation Date will be determined as follows: (i) if the Index Fund is not re-listed on any exchange or quotation system located in the same country as the Relevant Exchange for the Index Fund, the Observation Levels will be the fair market value of the Index Fund as determined by the Calculation Agent on the applicable Observation Date; and (ii) if the Index Fund is re-listed on any exchange or quotation system located in the same country as the Relevant Exchange for such Index Fund, the Observation Levels will be the closing price of such Index Fund on such exchange or quotation system as determined by the Calculation Agent on the applicable Observation Date.

Potential Adjustment Events

Potential Adjustment Events. A “Potential Adjustment Event” shall mean, with respect to an Index Fund, any of the following (i) a subdivision, consolidation or reclassification of such Index Fund (other than a Merger Event or Tender Offer), or a free distribution or distribution of shares of such Index Fund to existing holders by way of bonus, capitalization or similar issue; (ii) a distribution to existing holders of shares of such Index Fund of (A) such shares, (B) other capital or securities granting the right to payment of distributions and/or proceeds of liquidation of the Issuer equal, proportionate or senior to such payments to holders of such Index Fund or (C) any other type of securities, rights or warrants or other assets, in any case for payments (cash or other) at less than the prevailing market price, as determined by the Calculation Agent; (iii) an extraordinary distribution paid by the Issuer; (iv) a call by the Issuer in respect of shares of such Index Fund that are not fully paid; (v) a repurchase of shares of such Index Fund or securities convertible into or exchangeable for such shares, by the Issuer whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise; or (vi) any other similar event that may have a diluting or concentrative effect on the theoretical value of such Index Fund other than Insolvency, Merger Event or Tender Offer, in each case if the Potential Adjustment Event occurs before the Final Observation Date.

If a Potential Adjustment Event occurs, then the Calculation Agent will determine whether such Potential Adjustment Event has a diluting or concentrative effect on the theoretical value of one share of the relevant Index Fund and, if so, will (i) make the corresponding adjustment(s), if any, to the Initial Component Level for such Index Fund, the Observation Levels with respect to such Index Fund, the Cash Settlement Value of the Notes and any other variable (or any combination thereof) as the Calculation Agent determines appropriate to account for that diluting or concentrative effect, and (ii) determine the effective date(s) of any such adjustment(s).

Market Disruption Events

If there is a Market Disruption Event on an Observation Date, the Observation Level of that Component will be determined on the first succeeding Component Business Day on which there is no Market Disruption Event. In no event, however, will the Observation Date be a date that is postponed by more than three Component Business Days following the original date that, but for the Market Disruption Event, would have been the Observation Date. In that case, the third Component Business Day will be deemed to be the Observation Date, notwithstanding the Market Disruption Event, and the Calculation Agent will determine the level of a Component on that third Component Business Day in accordance with the formula for and method of calculating the applicable underlying Component in effect prior to the Market Disruption Event using the closing level of each security in the Component as described above (or, if trading in any such security has been materially suspended or materially limited, the Calculation Agent’s estimate of the closing level that would have prevailed but for such suspension or limitation) as of that third Component Business Day. If no Market Disruption Event exists with respect to a Component, the Observation Level of that Component shall be determined on the scheduled Observation Date. In the event of a Market Disruption Event on the Final Observation Date, the Maturity Date will be three Business Days following the Final Observation Date, as postponed for the last Component for which an Observation Level is determined.

A “Market Disruption Event” means, with respect to an Index, the occurrence or existence at any time of a condition specified below that the Calculation Agent determines to be material:

(a) any suspension of or limitation imposed on trading by any Relevant Exchange or Related Exchange or otherwise, and whether by reason of movements in price exceeding limits permitted by such Relevant Exchange or Related Exchange or otherwise, (A) relating to securities that, in the aggregate, comprise 20% or more of the level of the respective Index or (B) in futures or options contracts relating to the respective Index on any Related Exchange for such Index;

(b) any event (other than an event described in (c) below) that disrupts or impairs (as determined by the Calculation Agent) the ability of market participants in general (A) to effect transactions in, or obtain market values for, securities that, in the aggregate, comprise 20% or more of the level of that Index on any Relevant Exchange(s) for the respective Index or (B) to effect transactions in, or obtain market values for, futures or options contracts relating to the respective Index on any Related Exchange for such Index;

(c) the closure on any Component Business Day of any Relevant Exchange with respect to that Index relating to securities that comprise, in the aggregate, 20% or more of the level of the Index or any Related Exchange for that Index prior to its weekday closing time, without regard to after hours or any other trading outside of the regular trading session hours, unless such earlier closing time is announced by such Relevant Exchange or Related Exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such Relevant Exchange or Related Exchange on such Component Business Day for such Relevant Exchange or Related Exchange and (ii) the submission deadline for orders to be entered into the Relevant Exchange or Related Exchange system for execution at the close of trading on such Component Business Day for such Relevant Exchange or Related Exchange; or

(d) any Component Business Day on which any Relevant Exchange or Related Exchange fails to open for trading during its regular trading session.

A “Market Disruption Event” means, with respect to an Index Fund, the occurrence or existence at any time of a condition specified below that the Calculation Agent determines to be material:

(a) any suspension of or limitation imposed on trading by any Relevant Exchange or Related Exchange for such Index Fund, or otherwise and whether by reason of movements in price exceeding limits permitted by such Relevant Exchange(s) or Related Exchange(s) or otherwise (A) relating to such Index Fund or any securities that in the aggregate comprise 20% or more of the level of the related Underlying Index or (B) in futures or options contracts relating to such Index Fund or its respective Underlying Index on any Related Exchange for such Index Fund;

(b) any event (other than in section (c) below) that disrupts or impairs (as determined by the Calculation Agent) the ability of market participants in general (A) to effect transactions in, or obtain market values for such Index Fund or, any securities that in the aggregate comprise 20% or more of the level of the related Underlying Index on any Relevant Exchange(s) for such Index Fund or (B) to effect transactions in, or obtain market prices for, futures or options contracts relating to such Index Fund or its respective Underlying Index on any Related Exchange for such Index Fund;

(c) the closure on any Component Business Day of any Relevant Exchange or Related Exchange for such Index Fund prior to its Scheduled Closing Time unless such earlier closing time is announced by such Relevant Exchange(s) or Related Exchange(s) (as the case may be) at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such Relevant Exchange(s) or Related Exchange(s) on such Component Business Day and (ii) the submission deadline for orders to be entered into such Relevant Exchange or Related Exchange system for execution at the Scheduled Closing Time on such Component Business Day; or

(d) any Component Business Day on which any Relevant Exchange or Related Exchange for such Index Fund fails to open for trading during its regular trading session.

For the purposes of determining whether a Market Disruption Event in respect of the Index exists at any time, if a Market Disruption Event occurs in respect of a security included in the Index or the Underlying Index relating to such Index Fund at any time, then the relevant percentage contribution of that security to the level of that Index or Underlying Index shall be based on a comparison of (x) the portion of the level of such Index or Underlying Index attributable to that security and (y) the overall level of such Index or Underlying Index, in each case immediately before the occurrence of such Market Disruption Event.

For purposes of the above definitions of “Market Disruption Event”:

(a) a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of a Relevant Exchange or Related Exchange, and

(b) for purposes of clause (a) above, any limitations on trading during significant market fluctuations, under NYSE Rule 80B, NASD Rule 4120 or any analogous rule or regulation enacted or promulgated by the NYSE, NASD or any other self regulatory organization or the SEC of similar scope as determined by the Calculation Agent, will be considered “material.”

“Underlying Index” means with respect to the iShares MSCI South Africa Index Fund, the MSCI South Africa Index or any successors thereto and with respect to the iShares MSCI Taiwan Index Fund, the MSCI Taiwan Index or any successors thereto.

“Relevant Exchange” means (i) with respect to an Index, the primary exchanges or markets of trading for any security then included in such Index; and (ii) with respect to an Index Fund, the primary exchanges or markets of trading for such Index Fund and the primary exchanges or markets of trading of any security then included in the Underlying Index for such Index Fund.

“Related Exchange” means, with respect to a Component, each exchange or quotation system where trading has a material effect (as determined by the Calculation Agent) on the overall market for futures or options contracts relating to the Component, or the Underlying Index, if any.

“Component Business Day” means with respect to a Component any day on which each Relevant Exchange and each Related Exchange for such Component are scheduled to be open for trading.

“Scheduled Closing Time” means, in respect of a Relevant Exchange or Related Exchange and a Component Business Day, the scheduled weekday closing time of such Relevant Exchange or Related Exchange on such Component Business Day, without regard to after hours or any other trading outside of the regular trading session hours.

Redemption; Defeasance

The Notes are not subject to redemption before maturity, and are not subject to the defeasance provisions described in the section “Description of Debt Securities—Defeasance” in the accompanying prospectus.

Events of Default and Acceleration

If an Event of Default (as defined in the accompanying prospectus) with respect to any Notes has occurred and is continuing, then the amount payable to you, as a holder of a Note, upon any acceleration permitted by the Notes will be equal to the Cash Settlement Value as though the date of early repayment were the Maturity Date of the Notes, adjusted by an amount equal to any losses, expenses and costs to us of unwinding any underlying or related hedging or funding arrangements, all as determined by the Calculation Agent. If a bankruptcy proceeding is commenced in respect of us, the claims of the holder of a Note may be limited under Title 11 of the United States Code.

Same-Day Settlement and Payment

Settlement for the Notes will be made by Fifth Third in immediately available funds. Payments of the Cash Settlement Value will be made by us in immediately available funds, so long as the Notes are maintained in book-entry form.

Calculation Agent

The Calculation Agent for the Notes will be Bear Stearns. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will be conclusive for all purposes and binding on us and the holders of the Notes, absent manifest error and provided the Calculation Agent shall be required to act in good faith in making any determination. Manifest error by the Calculation Agent, or any failure by it to act in good faith, in making a determination adversely affecting the payment of principal, interest or premium on principal to holders would entitle the holders, or the Trustee acting on behalf of the holders, to exercise rights and remedies available under the Indenture. If the Calculation Agent uses its discretion to make any determination, the Calculation Agent will notify us and the Trustee, who will provide notice to the registered holders of the Notes.

DESCRIPTION OF THE PORTFOLIO

All disclosures contained in this Supplement regarding the Components are derived from publicly available information. Neither we nor any of our affiliates takes any responsibility for the accuracy or completeness of such information.

The Dow Jones EURO STOXX 50® Index (“SX5E”)

The SX5E was created by STOXX Limited, a joint venture between Deutsche Börse AG, Dow Jones & Company and the SWX Group. Publication of the SX5E began on February 28, 1998, based on an initial EURO STOXX 50® Index value of 1,000 at December 31, 1991. The SX5E is reported daily in the financial pages of many major newspapers, on Bloomberg Page SX5E <Index> <Go> and on the STOXX Limited website: http://www.stoxx.com. Information contained in the STOXX Limited website is not incorporated by reference in, and should not be considered a part of, this Pricing Supplement.

Computation of the SX5E

The SX5E is composed of 50 component stocks of market sector leaders from within the SX5E, which includes stocks selected from the Eurozone. The component stocks have a high degree of liquidity and represent the largest companies across all market sectors defined by the Dow Jones Global Classification Standard. The composition of the SX5E is reviewed annually in September, based on the closing stock data on the last trading day in August. The component stocks are announced the first trading day in September. Changes to the component stocks are implemented on the third Friday in September and are effective the following trading day. Changes in the composition of the SX5E are made to ensure that the SX5E includes the 50 market sector leaders from within the SX5E.

The SX5E is calculated with the “Laspeyres formula”, which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the SX5E value can be expressed as follows:

Each component’s weight is capped at 10% of the SX5E Index’s total free-float market capitalization. Weights are reviewed quarterly. Within each of the SX5E market sector indices, the component stocks are ranked by free-float market capitalization. The largest stocks are added to the selection list until the coverage is close to, but still less than, 60% of the free-float market capitalization of the corresponding SX5E market sector index. If the next-ranked stock brings the coverage closer to 60% in absolute terms, then it is also added to the selection list. Any remaining stocks that are current SX5E components are added to the selection list. The stocks on the selection list are ranked by free-float market capitalization. In exceptional cases, the STOXX Limited Supervisory Board may make additions and deletions to the selection list.

The 40 largest stocks on the selection list are chosen as components. Any remaining current components of the SX5E ranked between 41 and 60 are added as index components. If the component number is still below 50, then the largest stocks on the selection list are added until the index contains 50 stocks.

The divisor of the aforementioned formula is adjusted to maintain the continuity of the SX5E value across changes due to corporate actions such as the issuance of dividends, the occurrence of stock splits, stock repurchase by the issuer and other reasons.

License Agreement with SX5E

We have entered, or are exploring entering, into a non-exclusive license agreement with EURO STOXX 50®, whereby we and our affiliates, in exchange for a fee, will be permitted to use the SX5E in connection with the offer and sale of the Notes.

EURO STOXX 50® and Dow Jones & Company, Inc. (“Dow Jones”) have no relationship to us, other than the licensing of the SX5E and the related trademarks for use in connection with the Notes.

EURO STOXX 50® and Dow Jones do not:

•	Sponsor, endorse, sell or promote the Notes.

•	Recommend that any person invest in the Notes or any other securities.

•	Have any responsibility or liability for or make any decisions about the timing, amount or pricing of Notes.

•	Have any responsibility or liability for the administration, management or marketing of the Notes.

•	Consider the needs of the Notes or the owners of the Notes in determining, composing or calculating the SX5E or have any obligation to do so.

EURO STOXX 50® and Dow Jones will not have any liability in connection with the Notes. Specifically,

•	EURO STOXX 50® and Dow Jones do not make any warranty, express or implied and disclaim any and all warranty about:

•	The results to be obtained by the Notes, the owner of the Notes or any other person in connection with the use of the SX5E and the data included in the SX5E;

•	The accuracy or completeness of the SX5E and its data;

•	The merchantability and the fitness for a particular purpose or use of the SX5E and its data;

•	EURO STOXX 50® and Dow Jones will have no liability for any errors, omissions or interruptions in the SX5E or its data;

•
Under no circumstances will EURO STOXX 50® or Dow Jones be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if EURO STOXX 50® or Dow Jones knows that they might occur.

The licensing agreement between us and EURO STOXX 50® is solely for their benefit and not for the benefit of the owners of the Notes or any other third parties.

Historical Performance of the SX5E

The following table sets forth the month-end closing index levels of the SX5E for each month in the period from January 1998 through March 2007. The closing index level of the SX5E on March 30, 2007 was 4,199.28. The SX5E closing index levels listed below were obtained from Bloomberg Financial Service, without independent verification by us. The historical values of the EURO STOXX 50® Index should not be taken as an indication of future performance, and no assurance can be given that the level of the SX5E will increase relative to its the Initial Component Level during the term of the Notes.

Month End Closing Index Levels: January 1998-January 2007

	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007
January	2,676.03	3,547.15	4,684.48	4,779.90	3,670.26	2,248.17	2,839.13	2,984.59	3,691.41	4,178.54
February	2,878.04	3,484.24	5,182.62	4,318.88	3,624.74	2,140.73	2,893.18	3,058.32	3,774.51	4,087.12
March	3,153.32	3,559.86	5,249.55	4,185.00	3,784.05	2,036.86	2,787.49	3,055.73	3,853.74	4,199.28
April	3,120.94	3,757.87	5,303.95	4,525.01	3,574.23	2,324.23	2,787.48	2,930.10	3,839.90	-
May	3,357.77	3,629.46	5,200.89	4,426.24	3,425.79	2,330.06	2,749.62	3,076.70	3,637.17	-
June	3,406.82	3,788.66	5,145.35	4,243.91	3,133.39	2,419.51	2,811.08	3,181.54	3,648.92	-
July	3,480.63	3,638.62	5,122.80	4,091.38	2,685.79	2,519.79	2,720.05	3,326.51	3,691.87	-
August	2,978.12	3,769.14	5,175.12	3,743.97	2,709.29	2,556.71	2,670.79	3,263.78	3,808.70	-
September	2,670.97	3,669.71	4,915.18	3,296.66	2,204.39	2,395.87	2,726.30	3,428.51	3,899.41	-
October	2,887.11	3,922.91	5,057.46	3,478.63	2,518.99	2,575.04	2,811.72	3,320.15	4,004.80	-
November	3,179.09	4,314.38	4,790.08	3,658.27	2,656.85	2,630.47	2,876.39	3,447.07	3,987.23	-
December	3,342.32	4,904.46	4,772.39	3,806.13	2,386.41	2,760.66	2,951.01	3,578.93	4,119.94	-

The following graph illustrates the historical performance of the SX5E based on the closing level on the last Component Business Day of each month from January 1998 to March 2007.

The Nikkei 225 Stock Index (“NKY”)

The NKY is a stock index calculated, published and disseminated by Nihon Keizai Shimbun, Inc. (“Nihon Keizai”) that measures the composite price performance of selected Japanese stocks. Nihon Keizai first calculated and published the NKY in 1970. The Nikkei 225 Stock Index currently is based on 225 underlying stocks (the “Nikkei Underlying Stocks”) trading on the Tokyo Stock Exchange (the “TSE”) representing a broad cross-section of Japanese industries. All 225 Nikkei Underlying Stocks are stocks listed in the First Section of the TSE. Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE. Nihon Keizai rules require that the 75 most liquid issues (one-third of the component count of the NKY) be included in the NKY.

The 225 companies included in the NKY are divided into six sector categories: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others and Transportation and Utilities. These six sector categories are further divided into 36 industrial classifications as follows:

•	Technology — Pharmaceuticals, Electrical Machinery, Automobiles, Precision Machinery, Telecommunications;

•	Financials — Banks, Miscellaneous Finance, Securities, Insurance;

•	Consumer Goods — Marine Products, Food, Retail, Services;

•	Materials — Mining, Textiles, Paper and Pulp, Chemicals, Oil, Rubber, Ceramics, Steel, Nonferrous Metals, Trading House;

•	Capital Goods/Others — Construction, Machinery, Shipbuilding, Transportation Equipment, Miscellaneous Manufacturing, Real Estate; and

•	Transportation and Utilities — Railroads and Buses, Trucking, Shipping, Airlines, Warehousing, Electric Power, Gas.

The NKY is a modified, price-weighted index (i.e., a Nikkei Underlying Stock’s weight in the index is based on its price per share rather than the total market capitalization of the issuer) that is calculated by (i) multiplying the per-share price of each Nikkei Underlying Stock by the corresponding weighting factor for such Nikkei Underlying Stock (a “Weight Factor”), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor (the “Divisor”). The Divisor was initially set at 225 for the date of May 16, 1949 using historical numbers from May 16, 1949, the date on which the TSE was reopened. Each Weight Factor is computed by dividing ¥50 by the par value of the relevant Nikkei Underlying Stock, so that the share price of each Nikkei Underlying Stock, when multiplied by its Weight Factor, corresponds to a share price based on a uniform par value of ¥50. The stock prices used in the calculation of the NKY are those reported by a primary market for the Nikkei Underlying Stocks (currently the TSE). The level of the NKY is calculated once per minute during TSE trading hours.

In order to maintain continuity in the NKY in the event of certain changes due to non-market factors affecting the Nikkei Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the Divisor used in calculating the NKY is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the NKY. Thereafter, the Divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any Nikkei Underlying Stock, the Divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new Divisor (i.e., the level of the NKY immediately after such change) will equal the level of the NKY immediately prior to the change.

A Nikkei Underlying Stock may be deleted or added by Nihon Keizai. Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Nikkei Underlying Stocks: (i) bankruptcy of the issuer, (ii) merger of the issuer with, or acquisition of the issuer by, another company, (iii) delisting of such stock, (iv) transfer of such stock to the “Seiri-Post” because of excess debt of the issuer or because of any other reason or (v) transfer of such stock to the Second Section. In addition, a component stock transferred to the “Kanri-Post” (Posts for stocks under supervision) is in principle a candidate for deletion. Nikkei Underlying Stocks with relatively low liquidity, based on trading value and rate of price fluctuation over the past five years, may be deleted by Nihon Keizai. Upon deletion of a stock from the Nikkei Underlying Stocks, Nihon Keizai will select a replacement for such deleted Nikkei Underlying Stock in accordance with certain criteria. In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by Nihon Keizai to be representative of a market may be added to the Nikkei Underlying Stocks. In such a case, an existing Underlying Stock with low trading volume and deemed not to be representative of a market will be deleted by Nihon Keizai.

A list of the issuers of the Nikkei Underlying Stocks constituting the NKY is available from the Nikkei Economic Electronic Databank System and from the Stock Market Indices Data Book published by Nihon Keizai.

License Agreement with Nihon Keizai

We have entered, or are exploring entering, into a non-exclusive license agreement with Nihon Keizai, whereby we and our affiliates, in exchange for a fee, will be permitted to use the NKY in connection with the offer and sale of the Notes.

The copyright relating to the NKY and intellectual property rights as to “Nikkei” (including in combination with other words) and the NKY and any other rights will belong to Nihon Keizai.

Nihon Keizai will be entitled to change the details of the NKY and to suspend the announcement thereof.

All the businesses and implementation relating to the use of the NKY and related intellectual property rights will be conducted exclusively at the risk of us and Nihon Keizei assumes no obligation or responsibility therefor.

The Notes are not sponsored, endorsed, sold or promoted by Nihon Keizai (including its affiliates). Nihon Keizai has not passed on the legality or appropriateness of, or the accuracy or adequacy of descriptions and disclosures relating to the Notes. Nihon Keizai makes no representation or warranty, express or implied to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly, or the ability of the NKY to track general stock market performance.

The Tokyo Stock Exchange

The TSE is one of the world’s largest securities exchanges in terms of market capitalization. Trading hours are currently from 9:00 a.m. to 11:00 a.m. and from 12:30 p.m. to 3:00 p.m., Tokyo time, Monday through Friday.

Due to the time zone difference, on any normal trading day the TSE will close prior to the opening of business in New York City on the same calendar day. Therefore, the closing level of the NKY on a trading day will generally be available in the United States by the opening of business on the same calendar day.

The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a “special bid quote” or a “special asked quote” for that stock at a specified higher or lower price level than the stock’s last sale price in order to solicit counter orders and balance supply and demand for the stock. The TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the NKY may be limited by price limitations or special quotes, or by suspension of trading, on individual stocks that make up the NKY, and these limitations, in turn, may adversely affect the value of the Notes.

Historical Performance of the NKY

The following table sets forth the month-end closing index levels of the NKY for each month in the period from January 1998 through March 2007. The closing index level of the NKY on March 30, 2007 was 17,287.65. The NKY closing index levels listed below were obtained from Bloomberg Financial Service, without independent verification by us. The historical values of the NKY should not be taken as an indication of future performance, and no assurance can be given that the level of the NKY will increase relative to its the Initial Component Level during the term of the Notes.

Month End Closing Index Levels: January 1998 - January 2007

	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007
January	16,628.47	14,499.25	19,539.70	13,843.55	9,997.80	8,339.94	10,783.61	11,387.59	16,649.82	17,383.42
February	16,831.67	14,367.54	19,959.52	12,883.54	10,587.83	8,363.04	11,041.92	11,740.60	16,205.43	17,604.12
March	16,527.17	15,836.59	20,337.32	12,999.70	11,024.94	7,972.71	11,715.39	11,668.95	17,059.66	17,287.65
April	15,641.26	16,701.53	17,973.70	13,934.32	11,492.54	7,831.42	11,761.79	11,008.90	16,906.23	-
May	15,670.78	16,111.65	16,332.45	13,262.14	11,763.70	8,424.51	11,236.37	11,276.59	15,467.33	-
June	15,830.27	17,529.74	17,411.05	12,969.05	10,621.84	9,083.11	11,858.87	11,584.01	15,505.18	-
July	16,378.97	17,861.86	15,727.49	11,860.77	9,877.94	9,563.21	11,325.78	11,899.60	15,456.81	-
August	14,107.89	17,436.56	16,861.26	10,713.51	9,619.30	10,343.55	11,081.79	12,413.60	16,140.76	-
September	13,406.39	17,605.46	15,747.26	9,774.68	9,383.29	10,219.05	10,823.57	13,574.30	16,127.58	-
October	13,564.51	17,942.08	14,539.60	10,366.34	8,640.48	10,559.59	10,771.42	13,606.50	16,399.39	-
November	14,883.70	18,558.23	14,648.51	10,697.44	9,215.56	10,100.57	10,899.25	14,872.15	16,274.33	-
December	13,842.17	18,934.34	13,785.69	10,542.62	8,578.95	10,676.64	11,488.76	16,111.43	17,225.83	-

The following graph illustrates the historical performance of the NKY based on the closing level on the last Component Business Day of each month from January 1998 to March 2007.

The FTSE/Xinhua China 25 Index (“XIN0I”)

The XIN0I is a stock index calculated, published and disseminated by FTSE/Xinhua Index Limited (“FXI”), a joint venture of FTSE International Limited (“FTSE”) and Xinhua Financial Network Limited (“Xinhua”), and is designed to represent the performance of the mainland Chinese market that is available to international investors. The XIN0I is quoted in Hong Kong dollars (“HKD”) and currently is based on the 25 largest and most liquid Chinese stocks (called “H” shares and “Red Chip” shares), listed and trading on the Stock Exchange of Hong Kong Ltd. (“HKSE”). “H” shares are securities of companies incorporated in the People’s Republic of China and nominated by the Chinese Government for listing and trading on the HKSE. “Red Chip” shares are securities of Hong Kong-incorporated companies, which are substantially owned directly or indirectly by the Chinese government and have the majority of their business interests in mainland China. Both “H” shares and “Red Chip” shares are quoted and traded in Hong Kong Dollars and are available only to international investors, who are not citizens of the People’s Republic of China.

Computation:

The XIN0I is reported by the Bloomberg Page <XIN0I> <Index> <Go>. Computation of the XIN0I is calculated using the free float index calculation methodology of the FTSE Group. The index is calculated using the following algorithm:

[Σ p (n) e (n) s (n) f (n) c (n)] /d

where p is the latest trade price of the component security n, e is the exchange rate required to convert the security’s home currency into the index’s base currency, s is the number of shares of the security in issue, f is the portion of free floating shares, adjusted in accordance with the policies of the FTSE/Xinhua Index Limited, c is the capping factor published by the FTSE/Xinhua Index Limited at the most recent quarterly review of the index, and d is the divisor, a figure that represents the total issued share capital of the index at the base date, which may be adjusted to allow for changes in the issued share capital of individual securities without distorting the index.

The XIN0I uses actual trade prices for securities with local stock exchange quotations and Reuters real-time spot currency rates for its calculations. Under this methodology, FTSE/Xinhua Index Limited excludes from free floating shares trade investments in a XIN0I constituent company by another XIN0I constituent company, significant long-term holdings by founders, directors and/or their families, employee share schemes (if restricted), government holdings, foreign ownership limits, and portfolio investments subject to lock-in clauses (for the duration of the clause). Free float restrictions are calculated using available published information. The initial weighting of a XIN0I constituent stock is applied in bands, as follows:

Free float less than or equal to 15%.....................................................  Ineligible for inclusion in the XIN0I, unless free float is also greater than 5% and the full market capitalization is greater than US$2.5 billion (or local currency equivalent), in which case actual free float is used.

Free float greater than 15% but less than or equal to 20%	20%
Free float greater than 20% but less than or equal to 30%	30%
Free float greater than 30% but less than or equal to 40%	40%
Free float greater than 40% but less than or equal to 50%	50%
Free float greater than 50% but less than or equal to 75%	75%
Free float greater than 75%	100%

These bands are narrow at the lower end, to ensure that there is sufficient sensitivity in order to maintain accurate representation, and broader at the higher end, in order to ensure that the weightings of larger companies do not fluctuate absent a significant corporate event. Following the application of an initial free float restriction, a XIN0I constituent stock’s free float will only be changed if its actual free float is more than 5 percentage points above the minimum or 5 percentage points below the maximum of an adjacent band. This 5 percentage point threshold does not apply if the initial free float is less than 15%. Foreign ownership limits, if any, are applied after calculating the actual free float restriction, but before applying the bands shown above. If the foreign ownership limit is more restrictive than the free float restriction, the precise foreign ownership limit is applied. If the foreign ownership limit is less restrictive or equal to the free float restriction, the free float restriction is applied, subject to the bands shown above. The XIN0I is periodically reviewed for changes in free float. These reviews coincide with the quarterly reviews undertaken of the XIN0I. Implementation of any changes takes place after the close of the index calculation on the third Friday in January, April, July and October. A stock’s free float is also reviewed and adjusted if necessary following certain corporate events. If the corporate event includes a corporate action which affects the XIN0I, any change in free float is implemented at the same time as the corporate action. If there is no corporate action, the change in free float is applied as soon as practicable after the corporate event. Securities must be sufficiently liquid to be traded. The following criteria, among others, are used to ensure that illiquid securities are excluded: Price. FXI must be satisfied that an accurate and reliable price exists for the purposes of determining the market value of a company. FXI may exclude a security from the XIN0I if it considers that an “accurate and reliable” price is not available. The XIN0I uses the last trade prices from the relevant stock exchanges, when available.

Liquidity.

Securities in the XIN0I will be reviewed annually for liquidity. Securities which do not turn over at least 2% of their shares in issue, after the application of any free float restrictions, per month for ten of the twelve months prior to the quarterly review by FXI will not be eligible for inclusion in the XIN0I. An existing constituent failing to trade at least 2.0% of its shares in issue, after the application of any free float restrictions, per month for more than four of the twelve months prior to the quarterly review will be removed after close of the index calculation on the next trading day following the third Friday in January, April, July and October. Any period when a share is suspended will be excluded from the calculation.

New Issues.

New issues must have a minimum trading record of at least 20 trading days prior to the date of the review and turnover of a minimum of 2% of their shares in issue, after the application of any free float restrictions, per month each month, except in certain circumstances.

The XIN0I, like other indices of FXI, is governed by an independent advisory committee that ensures that the index is operated in accordance with its published ground rules, and that the rules remain relevant to the XIN0I.

License Agreement with FTSE/Xinhua Index Limited

The Bear Stearns Companies Inc. has entered, or is exploring entering, into a non-exclusive license agreement with FTSE/Xinhua Index Limited, whereby The Bear Stearns Companies Inc. and its affiliates and subsidiary companies, in exchange for a fee, will be permitted to use the XIN0I, which is owned and published by FTSE/Xinhua Index Limited, in connection with certain products, including the Notes.

The Notes are not sponsored, endorsed, sold or promoted by the FTSE/Xinhua Index Limited (including its affiliates). FTSE/Xinhua Index Limited has not passed on the legality or appropriateness of, or the accuracy or adequacy of descriptions and disclosures relating to the Notes. FTSE/Xinhua Index Limited makes no representation or warranty, express or implied to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly, or the ability of the XIN0I to track general stock market performance. FTSE/Xinhua Index Limited has no relationship to The Bear Stearns Companies, Inc. other than the licensing of the XIN0I and the related trademarks for use in connection with the Notes, which index is determined, composed and calculated by FTSE/Xinhua Index Limited without regard to The Bear Stearns Companies, Inc. or the Notes. FTSE/Xinhua Index Limited has no obligation to take the needs of The Bear Stearns Companies, Inc. or the owners of the Notes into consideration in determining, composing or calculating the XIN0I. FTSE/Xinhua Index Limited is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash. FTSE/Xinhua Index Limited has no liability in connection with the administration, marketing or trading of the Notes.

FTSE/Xinhua Index Limited is under no obligation to continue the calculation and dissemination of the XIN0I and the method by which the XIN0I is calculated and the name “FTSE/Xinhua China 25 Index” may be changed at the discretion of FTSE/Xinhua Index Limited. No inference should be drawn from the information contained in this pricing supplement that FTSE/Xinhua Index Limited makes any representation or warranty, implied or express, to you or any member of the public regarding the advisability of investing in securities generally or in the Notes in particular or the ability of the XIN0I to track general stock market performance. FTSE/Xinhua Index Limited has no obligation to take into account your interest, or that of anyone else having an interest in determining, composing or calculating the XIN0I. FTSE/Xinhua Index Limited is not responsible for, and has not participated in the determination of the timing of, prices for or quantities of, the Notes or in the determination or calculation of the equation by which the Notes are to be settled in cash. FTSE/Xinhua Index Limited has no obligation or liability in connection with the administration, marketing or trading of the Notes. The use of and reference to the XIN0I in connection with the Notes have been consented to by FTSE/Xinhua Index Limited.

FTSE/Xinhua Index Limited disclaims all responsibility for any inaccuracies in the data on which the XIN0I is based, or any mistakes or errors or omissions in the calculation or dissemination of the XIN0I.

Historical Performance of the XIN0I

The following table sets forth the month-end closing index levels of the XIN0I for each month in the period from March 2001 through March 2007. The closing index level of the XIN0I on March 30, 2007 was 15,634.92. The XIN0I closing index levels listed below were obtained from Bloomberg Financial Service, without independent verification by us. The historical values of the XIN0I should not be taken as an indication of future performance, and no assurance can be given that the level of the XIN0I will increase relative to its the Initial Component Level during the term of the Notes.

Month End Closing Index Levels: March 2001 - March 2007

	2001	2002	2003	2004	2005	2006	2007
January	-	4,556.58	4,601.71	8,260.51	8,155.44	10,490.11	15,586.50
February	-	4,660.83	4,554.19	8,795.51	8,767.79	10,914.41	15,110.18
March	4,877.51	4,822.18	4,437.62	8,207.84	8,254.83	11,069.71	15,634.92
April	5,470.38	4,922.55	4,403.46	7,029.97	8,226.15	11,625.95	-
May	5,962.93	5,027.92	4,860.58	7,450.70	8,105.44	10,937.19	-
June	5,916.72	4,934.55	5,169.87	7,414.40	8,496.46	11,314.83	-
July	5,273.92	4,723.40	5,672.64	7,442.02	9,117.31	11,590.71	-
August	4,507.20	4,602.79	6,124.15	7,481.39	9,072.70	11,783.91	-
September	4,205.25	4,329.55	6,089.77	7,916.39	9,404.92	12,012.99	-
October	4,487.68	4,284.63	7,177.30	7,727.28	8,391.56	12,551.81	-
November	4,634.62	4,408.58	7,282.98	8,409.06	8,927.68	13,977.39	-
December	4,596.84	4,317.23	8,324.97	8,294.66	9,203.65	16,603.60	-

The following graph illustrates the historical performance of the XIN0I based on the closing level on the last Component Business Day of each month from February 2001 to March 2007.

The CECEEUR Index (“CECEEUR”)

The CECEEUR is calculated, published and disseminated by Wiener Börse. The CECEEUR currently consists of 27 stocks included in three sub-indices that Wiener Börse also manages: the Czech Traded Index, the Hungarian Traded Index and the Polish Traded Index. It reflects in real-time the movement of the underlying stocks, as well as currency updates, which occur every two minutes. The selection of stocks for inclusion in the CECEEUR is made on a quarterly basis by the CECE Committee, which consists of representatives of the Wiener Börse, the Austrian Futures & Options Exchange, financial institutions issuing financial products on the CECE indices, academic circles and market experts. The CECEEUR is calculated on every day that at least one of the local country stock exchanges is open for trading.

The CECEEUR is a capitalized weighted price index, and is not adjusted for dividend payments on the constituent stocks. It incorporates free float factors (defined as the percentage of the shares of the issuing company which are available for trading), intended to ensure that the weight of a particular stock in an index roughly corresponds to the fraction of the registered capital that is actually available for public trading on the stock exchange on which it trades. The free float factors are determined by Wiener Börse and reviewed quarterly by the CECE Index Committee according to the disclosures regarding the ownership structure of the listed companies provided by the domestic source exchanges, securities registrars and the relevant notifications made by the companies themselves. The CECEEUR also incorporates a representation factor to ensure that a component stock of the CECEEUR cannot exceed a maximum weighting cap of 25%. The representation factors are reviewed quarterly by the CECE Index Committee.

Background on sub-indices

Generally, the selection criteria for inclusion in the three country indices comprising the CECEEUR are market capitalization, liquidity, price availability, sector representativeness and market interest. Market capitalization and liquidity are the primary factors. Only ordinary shares of joint stock companies domiciled in the country covered by the relevant country index and listed and introduced into trading on the local official stock exchange are eligible for inclusion in such country index. There is no prescribed number of stocks to be included in the country indices, but inclusion is limited to the most liquid stocks traded on the local country stock exchanges. The Czech Traded Index (CTX) is a member of the CECE Index family, a group designed to cover the emerging stock markets of the four Visegrad countries (Czech Republic, Hungary, Poland, Slovak Republic). It is not intended primarily to qualify as a benchmark for the performance of the Czech stock market. Rather, its foremost purpose is to serve as an underlying for derivatives trading. The main emphasis lies on ensuring the tradability of each component stock and on preserving the replicability of the CTX. Therefore, the CTX comprises a sample of only 9 Czech blue chip stocks which represent a basket of both relatively liquid and sufficiently tradable stocks.

The Hungarian Traded Index (HTX) is a member of the CECE Index family, a group designed to cover the emerging stock markets of the four Visegrad countries (Czech Republic, Hungary, Poland, Slovak Republic). It is not intended primarily to qualify as a benchmark for the performance of the Hungarian stock market. Rather, its foremost purpose is to serve as an underlying for derivatives trading. The main emphasis lies on ensuring the tradability of each component stock and on preserving the replicability of the HTX. Therefore, the HTX comprises a sample of only 11 Hungarian blue chip stocks which represent a basket of both relatively liquid and sufficiently tradable stocks.

The Polish Traded Index (PTX) is a member of the CECE Index family, a group designed to cover the emerging stock markets of the four Visegrad countries (Czech Republic, Hungary, Poland, Slovak Republic). It is not intended primarily to qualify as a benchmark for the performance of the Polish stock market, although its performance is well-correlated to the local indexes. Rather, its foremost purpose is to serve as an underlying for derivatives trading. The main emphasis lies on ensuring the tradability of each component stock and on preserving the replicability of the PTX. Therefore, the PTX comprises a sample of only 16 Hungarian blue chip stocks which represent a basket of both relatively liquid and sufficiently tradable stocks.

The CECEEUR is Subject to Currency Exchange Risk

Because the closing prices of the stocks composing the CECEEUR are converted into euros for purposes of calculating the value of the CECEEUR, investors in the notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the component stocks trade. Exposure to currency changes will depend on the extent to which such currencies strengthen or weaken against the euro and the relative weight of the component stocks in the CECEEUR denominated in each such currency. The devaluation of the euro against the currencies in which the component stocks trade will result in an increase in the value of the CECEEUR. Conversely, if the euro strengthens against such currencies, the value of the CECEEUR will be adversely affected and may reduce or eliminate the payment at maturity, if any, on the notes. Fluctuations in currency exchange rates can have a continuing impact on the value of the CECEEUR, and any negative currency impact on the CECEEUR may significantly decrease the value of the notes. The return on an index composed of the component stocks where the closing price is not converted into euros can be significantly different from the return on the CECEEUR, which is converted into euros.

License Agreement with Wiener Börse

The Bear Stearns Companies Inc. has entered, or is exploring entering, into a non-exclusive license agreement with Wiener Börse, whereby The Bear Stearns Companies Inc. and its affiliates and subsidiary companies, in exchange for a fee, will be permitted to use the CECEEUR, which is owned and published by Wiener Börse, in connection with certain products, including the Notes.

The Notes are not sponsored, endorsed, sold or promoted by the Wiener Börse (including its affiliates). Wiener Börse has not passed on the legality or appropriateness of, or the accuracy or adequacy of descriptions and disclosures relating to the Notes. Wiener Börse makes no representation or warranty, express or implied to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly, or the ability of the CECEEUR to track general stock market performance. Wiener Börse has no relationship to The Bear Stearns Companies, Inc. other than the licensing of the CECEEUR and the related trademarks for use in connection with the Notes, which index is determined, composed and calculated by Wiener Börse without regard to The Bear Stearns Companies, Inc. or the Notes. Wiener Börse has no obligation to take the needs of The Bear Stearns Companies, Inc. or the owners of the Notes into consideration in determining, composing or calculating the CECEEUR. Wiener Börse is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash. Wiener Börse has no liability in connection with the administration, marketing or trading of the Notes.

Wiener Börse is under no obligation to continue the calculation and dissemination of the CECEEUR and the method by which the CECEEUR is calculated and the name “CECEEUR Index” or “CECEEUR” may be changed at the discretion of Wiener Börse. No inference should be drawn from the information contained in this pricing supplement that Wiener Börse makes any representation or warranty, implied or express, to you or any member of the public regarding the advisability of investing in securities generally or in the Notes in particular or the ability of the CECEEUR to track general stock market performance. Wiener Börse has no obligation to take into account your interest, or that of anyone else having an interest in determining, composing or calculating the CECEEUR. Wiener Börse is not responsible for, and has not participated in the determination of the timing of, prices for or quantities of, the Notes or in the determination or calculation of the equation by which the Notes are to be settled in cash. Wiener Börse has no obligation or liability in connection with the administration, marketing or trading of the Notes. The use of and reference to the CECEEUR in connection with the Notes have been consented to by Wiener Börse.

Wiener Börse disclaims all responsibility for any inaccuracies in the data on which the CECEEUR is based, or any mistakes or errors or omissions in the calculation or dissemination of the CECEEUR.

Historical Performance of the CECEEUR

The following table sets forth the month-end closing index levels of the CECEEUR for each month in the period from January 1999 through March 2007. The closing index level of the CECEEUR on March 30, 2007 was 2,606.25. The CECEEUR closing index levels listed below were obtained from Bloomberg Financial Service, without independent verification by us. The historical values of the CECEEUR should not be taken as an indication of future performance, and no assurance can be given that the level of the CECEEUR will increase relative to its the Initial Component Level during the term of the Notes.

Month End Closing Index Levels: January 1999- March 2007

	1999	2000	2001	2002	2003	2004	2005	2006	2007
January	828.77	1,139.53	1,040.45	989.82	805.62	1,013.08	1,564.58	2,323.22	2,580.35
February	687.37	1,284.85	908.03	942.49	778.42	1,079.11	1,818.27	2,369.75	2,424.97
March	742.46	1,277.83	859.27	954.82	763.34	1,150.68	1,684.76	2,281.62	2,606.25
April	817.53	1,136.36	884.59	988.03	829.04	1,141.78	1,551.18	2,424.94	-
May	882.62	1,112.19	959.45	967.47	853.52	1,127.54	1,616.81	2,106.00	-
June	936.34	1,064.35	868.57	812.72	819.56	1,164.24	1,770.81	2,106.57	-
July	971.84	1,077.10	783.17	757.46	899.45	1,157.38	1,897.75	2,323.43	-
August	960.45	1,080.70	732.87	816.57	1,016.66	1,182.19	2,004.02	2,216.63	-
September	834.92	977.33	677.51	761.99	933.55	1,272.95	2,221.28	2,188.32	-
October	850.26	964.64	802.47	838.44	980.80	1,330.21	2,032.16	2,365.12	-
November	916.60	898.60	842.20	892.06	917.00	1,432.77	2,142.10	2,456.38	-
December	1,055.93	1,019.43	857.82	854.44	970.33	1,537.86	2,218.74	2,544.14	-

The following graph illustrates the historical performance of the CECEEUR based on the closing level on the last Component Business Day of each month from February 2001 to March 2007.

FTSE 100

We have derived all information contained in this pricing supplement regarding the FTSE™ 100 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, FTSE International Limited (“FTSE”). The FTSE™ 100 Index was developed by FTSE and is calculated, maintained and published by FTSE. We make no representation or warranty as to the accuracy or completeness of such information. The FTSE™ 100 Index is an index calculated, published and disseminated by FTSE, a company owned equally by the London Stock Exchange (the “LSE”) and The Financial Times Limited (“FT”), in association with the Institute and the Faculty of Actuaries. The FTSE™ 100 Index measures the composite price performance of stocks of the largest 100 companies (determined on the basis of market capitalization) traded on the LSE. Publication of the FTSE™ 100 Index began in February 1984.

The FTSE™ 100 Index is calculated by (i) multiplying the per share price of each stock included in the FTSE™ 100 Index by the number of outstanding shares, (ii) calculating the sum of all these products (such sum referred to hereinafter as the “FTSE Aggregate Market Value”) as of the starting date of the FTSE™ 100 Index, (iii) dividing the FTSE Aggregate Market Value by a divisor which represents the FTSE Aggregate Market Value on the base date of the FTSE™ 100 Index and which can be adjusted to allow changes in the issued share capital of individual underlying stocks including the deletion and addition of stocks, the substitution of stocks, stock dividends and stock splits to be made without distorting the FTSE™ 100 Index and (iv) multiplying the result by 1,000. Because of such capitalization weighting, movements in share prices of companies with relatively larger market capitalization will have a greater effect on the level of the entire FTSE™ 100 than will movements in share prices of companies with relatively smaller market capitalization.

The 100 stocks included in the FTSE™ 100 Index (the “FTSE Underlying Stocks”) were selected from a reference group of stocks trading on the LSE which were selected by excluding certain stocks that have low liquidity based on public float, accuracy and reliability of prices, size and number of trading days. The FTSE Underlying Stocks were selected from this reference group by selecting 100 stocks with the largest market value. A list of the issuers of the FTSE Underlying Stocks is available from FTSE. The FTSE™ 100 Index is reviewed quarterly by an Index Steering Committee of the LSE in order to maintain continuity in the level. The FTSE Underlying Stocks may be replaced, if necessary, in accordance with deletion/addition rules which provide generally for the removal and replacement of a stock from the FTSE™ 100 Index if such stock is delisted or its issuer is subject to a takeover offer that has been declared unconditional or it has ceased, in the opinion of the Index Steering Committee, to be a viable component of the FTSE™ 100 Index. To maintain continuity, a stock will be added at the quarterly review if it has risen to 90th place or above and a stock will be deleted if at the quarterly review it has fallen to 111th place or below, in each case ranked on the basis of market capitalization.

License Agreement with FTSE

The Bear Stearns Companies Inc. has entered, or is exploring entering, into a non-exclusive license agreement with FTSE, whereby The Bear Stearns Companies Inc. and its affiliates and subsidiary companies and certain of its affiliates, in exchange for a fee, will be permitted to use the FTSE 100, which is owned and published by FTSE, in connection with certain products, including the Notes.

Neither FTSE, the LSE nor FT makes any representation or warranty, express or implied, to the owners of the Notes or any member of the public regarding the advisability of investing in structured products generally or in the Notes particularly, or the ability of the FTSE™ 100 Index to track general stock market performance. FTSE, the LSE, and FT’s only relationship with us is the licensing of certain trademarks and trade names of FTSE, respectively, without regard to us or the Notes. FTSE, the LSE and FT have no obligation to take the needs of The Bear Stearns Companies Inc. or the holders of the Notes into consideration in determining, composing or calculating the FTSE™ 100 Index. Neither FTSE nor the LSE nor FT is responsible for and has not participated in the determination of the timing, price or quantity of the Notes to be issued or in the determination or calculation of the amount due at maturity of the Notes. Neither FTSE nor the LSE nor FT has any obligation or liability in connection with the administration, marketing or trading of the Notes.

The Notes are not in any way sponsored, endorsed, sold or promoted by FTSE, the LSE or FT, and neither FTSE, the LSE nor FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE™ 100 Index and/or the figure at which the said Component stands at any particular time on any particular day or otherwise. The FTSE™ 100 Index is compiled and calculated by FTSE. However, neither FTSE, the LSE nor FT shall be liable (whether in negligence or otherwise) to any person for any error in the FTSE™ 100 Index and neither FTSE nor the LSE nor FT shall be under any obligation to advise any person of any error therein.

“FTSE®”, “FT-SE®” and “Footsie®” are trade marks of the London Stock Exchange Plc and The Financial Times Limited and are used by FTSE International Limited under license. “All-World”, “All-Share” and “All-Small” are trade marks of FTSE International Limited.” Discontinuation of the FTSE™ 100 Index; Alteration of Method of Calculation.

If FTSE discontinues publication of the FTSE™ 100 Index and FTSE or another entity publishes a successor or substitute index that the calculation agent determines to be comparable to the discontinued FTSE™ 100 Index (such index being referred to herein as a “FTSE successor index”), then the FTSE™ 100 Index closing level will be determined by reference to the level of such FTSE successor index at the close of trading on the relevant exchange or market for the FTSE successor index on the final Observation Date, applicable to the FTSE 100. Upon any selection by the calculation agent of a FTSE successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the Notes.

If FTSE discontinues publication of the FTSE™ 100 Index prior to, and such discontinuation is continuing on, the final Observation Date, applicable to the FTSE 100, and the calculation agent determines that no FTSE successor index is available at such time, or the calculation agent has previously selected a FTSE successor index and publication of such FTSE successor index is discontinued prior to, and such discontinuation is continuing on, the final Observation Date, applicable to the FTSE 100, then the calculation agent will determine the FTSE™ 100 Index closing level for such date. The FTSE™ 100 Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the FTSE™ 100 Index or FTSE successor index, as applicable, last in effect prior to such discontinuation, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently composing the FTSE™ 100 Index or FTSE successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the FTSE™ 100 Index or FTSE successor index, as applicable, on the relevant exchange may adversely affect the value of the Notes.

If at any time the method of calculating the FTSE™ 100 Index or a FTSE successor index, or the level thereof, is changed in a material respect, or if the FTSE™ 100 Index or a FTSE successor index is in any other way modified so that the FTSE™ 100 Index or such FTSE successor index does not, in the opinion of the calculation agent, fairly represent the level of the FTSE™ 100 Index or such FTSE successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the FTSE™ 100 Index closing level is to be determined, make such calculations and adjustments as may be necessary in order to arrive at a level of a stock index comparable to the FTSE™ 100 Index or such FTSE successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the FTSE™ 100 Index closing level with reference to the FTSE™ 100 Index or such FTSE successor index, as adjusted. Accordingly, if the method of calculating the FTSE™ 100 Index or a FTSE successor index is modified so that the level of the FTSE™ 100 Index or such FTSE successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the FTSE™ 100 Index or such FTSE successor index), then the calculation agent will adjust the FTSE™ 100 Index or such FTSE successor index in order to arrive at a level of the FTSE™ 100 Index or such FTSE successor index as if there had been no such modification (e.g., as if such split had not occurred).

Historical Performance of the UKX

The following table sets forth the monthly levels of the UKX for each month in the period from January 1, 1998 through February 28, 2007. The final level of the UKX on February 28, 2007 was 6,171.50. We obtained the data in the following table from Bloomberg Financial Service, without independent verification by us. Historical levels of the UKX should not be taken as an indication of future performance and no assurance can be given that the level of the UKX will increase relative to its Initial Component Level during the term of the Notes.

Month-End Closing Level of the Component

	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007
January	5,458.50	5,896.00	6,268.50	6,297.50	5,164.80	3,567.40	4,390.70	4,852.30	5,760.30	6,203.10
February	5,767.30	6,175.10	6,232.60	5,917.90	5,101.00	3,655.60	4,492.20	4,968.50	5,791.50	6,171.50
March	5,932.20	6,295.30	6,540.20	5,633.70	5,271.80	3,613.30	4,385.70	4,894.40	5,964.60	-
April	5,928.30	6,552.20	6,327.40	5,966.90	5,165.60	3,926.00	4,489.70	4,801.70	6,023.10	-
May	5,870.70	6,226.20	6,359.30	5,796.10	5,085.10	4,048.10	4,430.70	4,964.00	5,723.80	-
June	5,832.50	6,318.50	6,312.70	5,642.50	4,656.40	4,031.20	4,464.10	5,113.20	5,833.40	-
July	5,837.00	6,231.90	6,365.30	5,529.10	4,246.20	4,157.00	4,413.10	5,282.30	5,928.30	-
August	5,249.40	6,246.40	6,672.70	5,345.00	4,227.30	4,161.10	4,459.30	5,296.90	5,906.10	-
September	5,064.40	6,029.80	6,294.20	4,903.40	3,721.80	4,091.30	4,570.80	5,477.70	5,960.80	-
October	5,438.40	6,255.70	6,438.40	5,039.70	4,039.70	4,287.60	4,624.20	5,317.30	6,129.20	-
November	5,743.90	6,597.20	6,142.20	5,203.60	4,169.40	4,342.60	4,703.20	5,423.20	6,048.80	-
December	5,882.60	6,930.20	6,222.50	5,217.40	3,940.40	4,476.90	4,814.30	5,618.80	6,220.80	-

The following graph illustrates the historical performance of the UKX based on the closing level on the last Component Business Day of each month from January 1998 to February 2007.

The KOSPI 200 Index (“KOSPI2”)

We have obtained all information contained in this pricing supplement regarding the KOSPI 200, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Korea Exchange (“KRX”), the publisher of the KOSPI 200. KRX has no obligation to continue to publish, and may discontinue publication of, the KOSPI 200.

The KOSPI 200 is a capitalization-weighted index of 200 Korean blue-chip stocks which make up a large majority of the total market value of the Korea Exchange (“KSE”). The KOSPI 200 is the underlying index for stock index futures and options trading. The constituent stocks are selected on a basis of the market value of the individual stocks, liquidity and their relative positions in their respective industry groups.

The KOSPI 200 is reported by Bloomberg L.P. under the ticker symbol “KOSPI2.”

Selection Criteria

All common stocks listed on the KSE as of the periodic realignment date will be included in the selection process, except for the stocks which fall into one of the following categories:

• stocks with administrative issues;

• stocks with liquidation issues;

• stocks issued by securities investment companies;

• stocks that have been listed less than one year as of the last trading in April of the year in which the periodic review and selection process occurs;

• stocks belonging to the industry groups other than those industry groups listed below;

• a constituent stock merged into a non-constituent stock;

• a company established as a result of a merger between two constituent stocks; and

• any other stocks that are deemed unsuitable to be included in the constituents of the KOSPI 200.

The companies listed on the KOSPI 200 are classified into the following industry groups: (i) fisheries, (ii) mining, (iii) manufacturing, (iv) construction, (v) electricity and gas, (vi) services, (vii) post and communication and (viii) finance. The constituents of the KOSPI 200 are selected first from the non-manufacturing industry cluster, and then from the manufacturing industry cluster. The constituents from the non-manufacturing industry cluster are selected in accordance with the following:

• Selection is made in descending order of market capitalization, from large to small, in the same industry group, while ensuring the accumulated market capitalization of the concerned industry group is within 70% of that of all industry groups.

• Notwithstanding the above, the stocks whose ranking of trading volume in descending order is below 85% of the stocks included in deliberation within the same industry group are excluded. In such case, the excluded stock is replaced by a stock that is next in ranking in market capitalization, but satisfies the trading volume criteria.

The constituents from the manufacturing industry cluster are selected in descending order of market capitalization, while excluding stocks whose ranking of trading volume in descending order is below 85% of the stocks included in the process within the same industry group. The excluded stock is replaced by a stock that is next in ranking in market capitalization, but satisfies the trading volume criteria.

Notwithstanding anything above, if a stock whose market capitalization is within the top 50 in terms of market capitalization, such stock may be included in the constituents of the KOSPI 200, by taking into consideration the influence that the industry group has on the KOSPI 200, as well as the liquidity of the concerned stock. Stocks to be placed on the replacement list are selected from the stocks included for deliberation, excluding those already selected as constituents of the KOSPI 200.

KOSPI 200 Calculation

The KOSPI 200 is computed by multiplying (i) the market capitalization as of the calculation time divided by the market capitalization as of the base date, by (ii) 100. The base date of the KOSPI 200 is January 3, 1990 with a base index of 100. Market capitalization is obtained by multiplying the number of listed common shares of the constituents by the price of the concerned common share.

If the number of listed shares increases due to rights offering, bonus offering and stock dividend, which accompany ex-right or ex-dividend, such increase is included in the number of listed shares on the ex-right date or ex-dividend date. Share prices refer to the market price established during the regular trading session. If no trading took place on such day, quotation price is used and if no quotation price is available, the closing price of the most recent trading day is used.

Stock Revision

The constituents of the KOSPI 200 are realigned once a year while observing each of the following:

• An existing constituent will not be removed if the ranking of the market capitalization of such stock is within 100/110 of the ranking of the KOSPI 200 constituents of the same industry group;

• In order to be included in the constituents of the KOSPI 200, the ranking of the market capitalization of a stock must be within 90/100 of the ranking of the KOSPI 200 constituents of the same industry group;

• If the ranking of the market capitalization of an existing constituent falls below 100/110 of the ranking of the KOSPI 200 constituents of the same industry group, but there is no stock satisfying the requirement specified in the preceding clause, the existing constituent will not be removed; and

• When removing the existing constituents, a constituent whose ranking of market capitalization within the same industry group is the lowest will be removed first. The periodic realignment date is the trading day following the last trading day of June contracts in the KOSPI 200 index futures and index options. With respect to any component security in the KOSPI 200, if any of the following events occur, such component security shall be removed from the KOSPI 200 and the removal date is as follows:

• Delisting: the trading day following the delisting date;

• Designation as administrative issue: the designation date;

• Merger: the day of trading halt; and

• It is determined that the stock is unsuitable as a component security of the KOSPI 200: the trading day following the day of such determination, which is the last trading day of the nearest month contracts of both the index futures and index options, after the date of such decision.

When realigning the component securities of the KOSPI 200, the replacement stocks are chosen from the replacement list in accordance with the rank order. In the case of an industry group that has no stock listed on the replacement list, a replacement stock is chosen from the replacement list of manufacturing industry cluster.

The Korea Exchange

The KSE’s predecessor, the Daehan Stock Exchange, was established in 1956. The KSE is a typical order-driven market, where buy and sell orders compete for best prices. The KSE seeks to maintain a fair and orderly market for trading and regulates and supervises its member firms. Throughout the trading hours, orders are matched at a price satisfactory to both buy and sell sides, according to price and time priorities. The opening and closing prices, however, are determined by call auctions: at the market opening and closing, orders received for a certain period of time are pooled and matched at the price at which the most number of shares can be executed. The KSE uses electronic trading procedures, from order placement to trade confirmation. The KSE is open from 9:00 a.m. to 3:00 p.m., Korean time, during weekdays. Investors can submit their orders from 8:00 a.m., one hour before the market opening. Orders delivered to the market during the period from 8:00 a.m. to 9:00 a.m. are queued in the order book and matched by call auction method at 9:00 a.m. to determine opening prices. After opening prices are determined, the trades are conducted by continuous auctions until 2:50 p.m. (10 minutes before the market closing).

Besides the regular session, the KSE conducts pre-hours and after-hours sessions for block trading and basket trading. During pre-hours sessions from 7:30 to 8:30 a.m., orders are matched at previous day’s respective closing prices. After-hours sessions are open for 50 minutes from 3:10 p.m. to 4:00 p.m. During after-hours sessions, orders are matched at the closing prices of the day.

On January 26, 2004, the KSE introduced the random-end system at the opening and closing call auctions. The stated purpose of the random-end system is to prevent any distortion in the price discovery function of the KSE caused by “fake” orders placed with an intention of misleading other investors. In cases where the highest or lowest indicative price of a stock set during the last 5 minutes before the closing time of the opening (or closing) call session, 8:55-9:00 a.m. (or 2:55-3:00 p.m.), deviates from the provisional opening (or closing) price by 5% or more, the KSE delays the determination of the opening (or closing) price of the stock up to five minutes. The official opening (or closing) price of such stock is determined at a randomly chosen time within five minutes after the regular opening (or closing) time. The KSE makes public the indicative prices during the opening (or closing) call trading sessions. Pooling together all bids and offers placed during the order receiving hours for the opening (or closing) session, 8:10-9:00 a.m. (or 2:50-3:00 p.m.), the indicative opening (or closing) prices of all stocks are released to the public on a real-time basis.

The KSE sets a limit on the range that the price of individual stocks can change during a day. As of June 2004, that limit was set at 15%, which meant that the price of each stock could neither fall nor rise by more than 15% from the previous day’s closing price. In addition, when the price and/or trading activities of a stock are expected to show an abnormal movement in response to an unidentified rumor or news, or when an abnormal movement is observed in the market, the KSE may halt the trading of the stock. In such cases, the KSE requests the company concerned to make a disclosure regarding the matter. Once the company makes an official announcement regarding the matter, trading can resume within an hour; however, if the KSE deems that the situation was not fully resolved by the disclosure, trading resumption may be delayed. The KSE introduced circuit breakers in December 1998. The trading in the equity markets is halted for 20 minutes when the KOSPI 200 falls by 10% or more from the previous day’s closing and the situation lasts for one minute or longer. The trading resumes by call auction where the orders submitted during the 10 minutes after the trading halt ended are matched at a single price.

Discontinuation of the KOSPI 200; Alteration of Method of Calculation

If KRX discontinues publication of the KOSPI 200 and KRX or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued KOSPI 200 (such index being referred to herein as a “KOSPI 200 successor index”), then the KOSPI 200 closing level will be determined by reference to the level of such KOSPI 200 successor index at the close of trading on the relevant exchange or market for the KOSPI 200 successor index on the relevant Initial Averaging Date, if applicable, Basket Final Valuation Date(s) or other relevant date or dates as set forth in the relevant terms supplement.

Upon any selection by the calculation agent of a KOSPI 200 successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes. If KRX discontinues publication of the KOSPI 200 prior to, and such discontinuation is continuing on, an Initial Averaging Date, if applicable, Basket Final Valuation Date or other relevant date as set forth in the relevant terms supplement, and the calculation agent determines, in its sole discretion, that no KOSPI 200 successor index is available at such time, or the calculation agent has previously selected a KOSPI 200 successor index and publication of such KOSPI 200 successor index is discontinued prior to, and such discontinuation is continuing on, such Initial Averaging Date, if applicable, Basket Final Valuation Date or other relevant date, then the calculation agent will determine the KOSPI 200 closing level for such date. The KOSPI 200 closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the KOSPI 200 or KOSPI 200 successor index, as applicable, last in effect prior to such discontinuation, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently composing the KOSPI 200 or KOSPI 200 successor index, as applicable.

Notwithstanding these alternative arrangements, discontinuation of the publication of the KOSPI 200 on the relevant exchange may adversely affect the value of the notes. If at any time the method of calculating the KOSPI 200 or a KOSPI 200 successor index, or the level thereof, is changed in a material respect, or if the KOSPI 200 or a KOSPI 200 successor index is in any other way modified so that the KOSPI 200 or such KOSPI 200 successor index does not, in the opinion of the calculation agent, fairly represent the level of the KOSPI 200 or such KOSPI 200 successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the KOSPI 200 closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the KOSPI 200 or such KOSPI 200 successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the KOSPI 200 closing level with reference to the KOSPI 200 or such KOSPI 200 successor index, as adjusted. Accordingly, if the method of calculating the KOSPI 200 or a KOSPI 200 successor index is modified so that the level of the KOSPI 200 or such KOSPI 200 successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the KOSPI 200), then the calculation agent will adjust its calculation of the KOSPI 200 or such KOSPI 200 successor index in order to arrive at a level of the KOSPI 200 or such KOSPI 200 successor index as if there had been no such modification (e.g., as if such split had not occurred).

License Agreement with Korea Exchange

The Bear Stearns Companies Inc. has entered, or is exploring entering, into a non-exclusive license agreement with Korea Exchange, whereby The Bear Stearns Companies Inc. and its affiliates and subsidiary companies, in exchange for a fee, will be permitted to use the KOSPI2, which is owned and published by Korea Exchange, in connection with certain products, including the Notes.

The Notes are not sponsored, endorsed, sold or promoted by the Korea Exchange (including its affiliates). Korea Exchange has not passed on the legality or appropriateness of, or the accuracy or adequacy of descriptions and disclosures relating to the Notes. Korea Exchange makes no representation or warranty, express or implied to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly, or the ability of the KOSPI2 to track general stock market performance. Korea Exchange has no relationship to The Bear Stearns Companies, Inc. other than the licensing of the KOSPI2 and the related trademarks for use in connection with the Notes, which index is determined, composed and calculated by Korea Exchange without regard to The Bear Stearns Companies, Inc. or the Notes. Korea Exchange has no obligation to take the needs of The Bear Stearns Companies, Inc. or the owners of the Notes into consideration in determining, composing or calculating the KOSPI2. Korea Exchange is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash. Korea Exchange has no liability in connection with the administration, marketing or trading of the Notes.

Korea Exchange is under no obligation to continue the calculation and dissemination of the KOSPI2 and the method by which the KOSPI2 is calculated and the name “KOSPI 200 Index” or “KOSPI2” may be changed at the discretion of Korea Exchange. No inference should be drawn from the information contained in this pricing supplement that Korea Exchange makes any representation or warranty, implied or express, to you or any member of the public regarding the advisability of investing in securities generally or in the Notes in particular or the ability of the KOSPI2 to track general stock market performance. Korea Exchange has no obligation to take into account your interest, or that of anyone else having an interest in determining, composing or calculating the KOSPI2. Korea Exchange is not responsible for, and has not participated in the determination of the timing of, prices for or quantities of, the Notes or in the determination or calculation of the equation by which the Notes are to be settled in cash. Korea Exchange has no obligation or liability in connection with the administration, marketing or trading of the Notes. The use of and reference to the KOSPI2 in connection with the Notes have been consented to by Korea Exchange.

Korea Exchange disclaims all responsibility for any inaccuracies in the data on which the KOSPI2 is based, or any mistakes or errors or omissions in the calculation or dissemination of the KOSPI2.

Historical Performance of the KOSPI2

The following table sets forth the monthly levels of the KOSPI2 for each month in the period from January 1, 1998 through March 30, 2007. The final level of the KOSPI2 on February 28, 2007 was 183.20. We obtained the data in the following table from Bloomberg Financial Service, without independent verification by us. Historical levels of the KOSPI2 should not be taken as an indication of future performance and no assurance can be given that the level of the KOSPI2 will increase relative to its Initial Component Level during the term of the Notes.

Month-End Closing Level of the Component

	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007
January	65.45	65.72	119.08	77.98	92.99	75.22	110.89	121.06	180.65	175.99
February	65.79	60.28	103.17	72.14	102.62	72.85	115.92	130.85	177.45	183.20
March	55.28	71.84	108.03	65.16	111.84	68.05	115.98	124.78	176.21	-
April	49.39	87.15	91.21	72.45	106.39	76.45	112.40	117.58	184.10	-
May	38.48	85.68	92.74	76.09	100.80	80.53	104.14	124.84	171.01	-
June	34.37	105.47	104.43	73.20	93.69	85.47	101.85	129.43	167.45	-
July	39.51	116.14	89.35	66.98	90.16	91.52	95.27	143.32	168.51	-
August	35.55	112.79	86.54	67.42	92.55	97.59	102.89	140.09	175.44	-
September	35.45	100.71	76.37	58.91	81.37	89.55	107.69	157.55	178.05	-
October	47.61	100.19	64.00	66.44	83.10	101.44	107.99	148.84	176.84	-
November	51.93	123.59	63.48	80.03	92.05	103.61	113.40	165.95	184.96	-
December	64.94	130.02	63.35	86.97	79.87	105.21	115.25	177.43	185.39	-

The following graph illustrates the historical performance of the KOSPI2 based on the closing level on the last Component Business Day of each month from February 2001 to February 2007.

Swiss Market Index

The SMI (Swiss Market Index) is Switzerland's blue-chip market segment index. It is made up of a maximum of 30 of the largest and most liquid SPI® large- and mid-cap stocks. As a price index, the SMI is not adjusted for dividends, but a performance index that takes account of such distributions is available.

The securities contained in the SMI currently represent more than 90% of the entire market capitalization, as well as of 90 % trading volume, of all Swiss and Liechtenstein equities listed on the SWX Swiss Exchange. Because the SMI is considered to be a mirror of the overall Swiss stock market, it is used as the underlying index for numerous derivative financial instruments such as options, futures and index funds (e.g. ETFs).

Acceptance criteria: To be accepted into the SMI, a given issue must meet stringent requirements with regard to liquidity and market capitalization. On one hand, it must represent at least 50 % of the average liquidity of the SPI constituent issues and, on the other, have a minimum free-float capitalization equal to 0.45 % or more of the entire SPI capitalization. Moreover, trading volume and capitalization are the determining factors in the quarterly rankings.

The SMI was introduced on June 30, 1988 at a baseline value of 1500 points. Its composition is examined once a year. Calculation takes place in real-time: as soon as a new transaction occurs in a security contained in the SMI, an updated index level is calculated and displayed.

The indices of the SMI® Family are calculated according to the Laspeyres method using a weighted arithmetic mean over a defined selection of securities. The current index level can be calculated by dividing the sum of the market capitalizations of the securities contained in the index by the divisor.

Market capitalization is calculated on the basis of freely tradable shares. Capital in circulation is the issued capital, which as a rule is fully subscribed and wholly or partially paid up and entered in the commercial register. Authorized and approved capital does not count as capital in circulation.

If a company has various categories of listed equity securities, these are viewed separately for the purpose of index calculation. The free float is the proportion of shares of a limited company which exists after block ownership shares have been deducted from the total number of shares. When calculating the free float, only listed stocks are taken into account.

The indices of the SMI® Family are free-float market capitalization weighted. The market capitalization is adjusted to take account of current block ownership. This adjustment is made when one person or a group of persons hold at least 5% (in total) of the shares. Shareholdings of less than 5% are not taken into account.

The free-float regulation is only used for bearer and registered shares. Participation certificates (PCs) and dividend-right certificates are always included 100% in the calculation. In principle, shares in block ownership are those shares which are registered with the SWX Swiss Exchange by a person or group of people in accordance with the Federal Law on Stock Exchanges and Securities Trading (Art. 20 SESTA, disclosure of shareholdings).

In extraordinary circumstances, other sources may be relevant for the calculation of the free float or block ownership in accordance with Arts. 20 ff. SESTA (e.g. issuer surveys, voluntary publication in SHAB, annual reports, etc.). Regardless of any registration, shares held by the following groups are regarded as belonging to the free float:

• Custodian nominees

• Trustee companies

• Fund management companies

• Pension funds

• Investment companies

Shares of persons and groups of persons who are subject to contracts binding on shareholders or who, in the estimation of the SWX in view of available information, have a long-term interest in a company, do not belong to the free float. The SWX classifies at its own discretion persons and groups of persons who, because of their area of activity or the absence of important information, cannot be clearly assigned to one of the above categories.

In order to be admitted and to remain in the SPI® universe and therefore in the SMI® Family, a given security must meet a minimum free float rate of 20%. If a stock falls below this limit and does not reach or exceed it again within three months, it is excluded from the SPI® universe and therefore also from the SMI® Family.

Stocks which are not admitted to the SPI® universe on free float grounds are admitted to the SPI® if the minimum free float rate of 20% has been met continuously over a period of three months.

The SMI® index family is calculated in real time. The index is recalculated every time a new transaction is made for a stock included in the index. Publication is made every second via EXFEED LTD through the Swiss Market Feed (SMF) if the index value has changed since the previous publication. The last price paid is used for the index calculation. If no price has been paid on the day of calculation, then the previous day’s closing price applies. Only the electronic trading prices of virt-x and the SWX Swiss Exchange (on order book) are taken into account.

The stock-exchange trading times are laid down by the SWX Swiss Exchange and virt-x. Due to the tendency that stocks are subject to sharp price fluctuations in the opening phase, the calculation of all SMI® Family indices begins two minutes after trading commences (on order book). This index value is published by EXFEED LTD via Swiss Market Feed (SMF) as ‘open’. Ten minutes before close of trading (on order book) a closing auction takes place for all stocks. At close of trading, the definite daily closing prices are known, and these are used to calculate the final values of the indices.

The Index Commission advises the SWX Executive Board in all matters related to the index. Where necessary, it submits proposals regarding changes in index regulations, treatment of capital events and adjustments outside the established review and acceptance period. The Index Commission meets at least twice per year. It provides valuable advice on how to improve existing products and the design of new products. When members for the Index Commission are selected, care is taken to ensure that they represent a variety of viewpoints. The indices of the SMI® Family form the basis for derivative products, which serve as investment and hedging instruments. In order to complete arbitrage and hedging transactions as quickly as possible and with the minimal amount of effort, the SMI® includes a maximum of 30 of the Swiss stock market's most important and liquid securities. The SMIM® contains a maximum of 30 securities from the mid-cap segment (excl. SMI® stocks).

Taken together, the SMI® and SMIM® form a single index, the SMI Expanded®, which includes a maximum of 60 of the Swiss stock market’s most liquid and highly capitalized shares. Continuity is a basic tenet of the SMI® Family indices. It is guaranteed by special admission and exclusion criteria which are evaluated on a quarterly basis. The key dates for the capitalization are at the end of each quarter: 31 March, 30 June, 30 September and 31 December. The on-order-book sales of the relevant quarter apply for the ‘sales’ criterion. If in the case of a security that has only recently been listed and for which four quarters are not available for the evaluation, the quarters available will be taken into account.

The changes to the index-basket composition will be made once a year after prior notice of at least two months along with the revision of the number of shares on the first day of trading in October.

The basic universe for admission to the SMI® is the Swiss Performance Index (SPI)®. Further information concerning the SPI® can be found in the SPI® Regulations. Market capitalization represents the market value of a company. The calculation of the relevant market value for the index calculation results from the multiplication of the number of shares used in the index by the free-float factor and the current market price. For an SMI® candidate, the market value must amount to a minimum of 0.45% of the overall SPI® capitalization as at the key date of 30 June.

An additional factor relating to admission of a security to the SMI® is the key liquidity figure 'turnover rate'. The on-order-book sales per quarter divided by the free-float market capitalization at the end of the same quarter serves as benchmark for the measurement of the turnover rate. For an SMI® candidate, the turnover rate on the key date of 30 June and on the three previous quarter-end dates must have amounted to at least 50% of the average turnover rate of the SPI®.

The SMI® ranking as of June 30, 2005 shown above may serve as an example. The market capitalization of the SPI® amounted to CHF 859.2 billion, whilst the total sales from April 1st through June 30, 2005 were CHF 193.9 billion. The resultant turnover rate per quarter is 22.57%. For qualification as an SMI® stock, the average turnover rate must amount to at least half of this, i.e. a minimum of 11.28%.

The determination of the ranking of a maximum of 30 securities from the stock universe is calculated through a combination of market capitalization and the percentage sales at market value of each individual security.

The market shares sales and capitalization are both weighted at 50% and result in what is termed the weighted market share.

License Agreement with the SWX Group

The Bear Stearns Companies Inc. has entered, or is exploring entering, into a non-exclusive license agreement with the SWX Group, whereby The Bear Stearns Companies Inc. and its affiliates and subsidiary companies, in exchange for a fee, will be permitted to use the SMI, which is owned and published by the SWX Group, in connection with certain products, including the Notes.

The Notes are not sponsored, endorsed, sold or promoted by the SWX Group (including its affiliates). The SWX Group has not passed on the legality or appropriateness of, or the accuracy or adequacy of descriptions and disclosures relating to the Notes. The SWX Group makes no representation or warranty, express or implied to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly, or the ability of the SMI to track general stock market performance. The SWX Group has no relationship to The Bear Stearns Companies, Inc. other than the licensing of the SMI and the related trademarks for use in connection with the Notes, which index is determined, composed and calculated by the SWX Group without regard to The Bear Stearns Companies, Inc. or the Notes. The SWX Group has no obligation to take the needs of The Bear Stearns Companies, Inc. or the owners of the Notes into consideration in determining, composing or calculating the SMI. The SWX Group is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash. The SWX Group has no liability in connection with the administration, marketing or trading of the Notes.

The SWX Group is under no obligation to continue the calculation and dissemination of the SMI and the method by which the SMI is calculated and the name “Swiss Market Index” or “SMI” may be changed at the discretion of the SWX Group. No inference should be drawn from the information contained in this pricing supplement that the SWX Group makes any representation or warranty, implied or express, to you or any member of the public regarding the advisability of investing in securities generally or in the Notes in particular or the ability of the SMI to track general stock market performance. The SWX Group has no obligation to take into account your interest, or that of anyone else having an interest in determining, composing or calculating the SMI. The SWX Group is not responsible for, and has not participated in the determination of the timing of, prices for or quantities of, the Notes or in the determination or calculation of the equation by which the Notes are to be settled in cash. The SWX Group has no obligation or liability in connection with the administration, marketing or trading of the Notes. The use of and reference to the SMI in connection with the Notes have been consented to by the SWX Group.

The SWX Group disclaims all responsibility for any inaccuracies in the data on which the SMI is based, or any mistakes or errors or omissions in the calculation or dissemination of the SMI.

Historical Performance of the SMI

The following table sets forth the monthly levels of the SMI for each month in the period from January 1, 1998 through February 28, 2007. The closing level of the SMI on February 28, 2007 was 8,789.70. We obtained the data in the following table from Bloomberg Financial Service, without independent verification by us. Historical levels of the SMI should not be taken as an indication of future performance and no assurance can be given that the level of the SMI will increase relative to its Initial Component Level during the term of the Notes.

Month-End Closing Level of the Component

	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007
January	6,582.60	7,201.20	6,894.70	8,057.40	6,237.30	4,422.50	5,736.40	5,771.40	7,810.88	9,135.11
February	7,153.10	7,063.80	6,910.10	7,701.80	6,352.80	4,148.20	5,798.40	5,931.30	7,892.63	8,789.70
March	7,585.50	7,130.20	7,428.10	7,167.80	6,655.20	4,085.60	5,618.60	5,929.70	8,023.30	-
April	7,401.40	7,335.50	7,406.20	7,327.20	6,557.60	4,542.70	5,774.40	5,870.79	8,047.29	-
May	7,656.10	6,911.60	7,754.00	7,487.60	6,574.80	4,630.80	5,627.10	6,127.20	7,604.40	-
June	7,882.00	6,908.90	7,761.60	7,240.20	5,979.70	4,813.70	5,619.10	6,253.08	7,652.10	-
July	8,239.50	6,887.40	8,023.20	6,847.30	5,196.70	5,079.10	5,547.20	6,600.88	7,941.83	-
August	6,679.40	7,008.80	8,219.90	6,582.40	5,230.50	5,124.20	5,421.70	6,517.21	8,167.96	-
September	5,760.40	6,907.40	7,713.30	6,014.20	4,783.00	5,043.50	5,465.30	6,898.88	8,425.91	-
October	6,550.60	7,160.30	7,977.50	6,081.00	4,949.10	5,211.40	5,363.40	7,036.65	8,569.72	-
November	7,083.10	7,399.70	7,981.90	6,237.00	5,117.50	5,317.50	5,444.20	7,407.52	8,484.57	-
December	7,160.70	7,570.10	8,135.40	6,417.80	4,630.80	5,487.80	5,693.20	7,583.93	8,785.74	-

The following graph illustrates the historical performance of the SMI based on the closing level on the last Component Business Day of each month from January 1998 to February 2007.

The S&P/ASX 200 Index (“AS51”)

Unless otherwise stated, all information regarding the S&P/ASX 200 Index provided in this pricing supplement is derived from Standard & Poor's, a division of The McGraw-Hill Companies, Inc. (“S&P”), or other publicly available sources. Such information reflects the policies of S&P as stated in such sources, and such policies are subject to change by S&P. We do not assume any responsibility for the accuracy or completeness of such information. S&P is under no obligation to continue to publish the S&P/ASX 200 Index and may discontinue publication of the S&P/ASX 200 Index at any time.

The S&P/ASX 200 Index is intended to provide an investable benchmark for the Australian equity market and represents approximately 78% of Australian market capitalization. The S&P/ASX 200 Index is a float-adjusted capitalization-weighted index, meaning that each underlying stock's weight in the index is based on its free float-adjusted market capitalization. The S&P/ASX 200 Index is comprised of the 100 largest stocks listed on the Australian Stock Exchange (the “ASX”), plus an additional 100 stocks, all of which must meet certain liquidity requirements. S&P chooses companies for inclusion in the S&P/ASX 200 Index with an aim of providing a broad market representation, while maintaining underlying investability and liquidity. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P/ASX 200 Index to achieve the objectives stated above. Relevant criteria employed by S&P (discussed in more detail below) include a stock's liquidity, free float and market capitalization.

Calculation of the S&P/ASX 200 Index

The calculation of the value of the S&P/ASX 200 Index is based on the relative float-adjusted aggregate market capitalization of the stocks of 200 companies in the Australian market (the “Component Stocks”) as of a particular time as compared to the base value of the S&P/ASX 200 Index. The index market capitalization for each Component Stock is calculated by multiplying the company's stock price times the number of ordinary shares times the investable weight factor (as discussed below). Calculations for the S&P/ASX 200 Index are based on stock prices taken from the ASX. The official daily S&P/ASX 200 Index closing values are calculated after the market closes and are based on the last traded price for each Component Stock.

Component Stocks of the S&P/ASX 200 Index are determined after an analysis of the stocks' liquidity, free float and market capitalization. A constituent of the S&P/ASX 200 Index must be sufficiently liquid to enable institutional investors to buy in and sell out of the company without severely distorting the share price of that stock. The S&P Australian Index Committee (the “Committee”) assesses whether a company has sufficient liquidity to be eligible for the S&P/ASX 200 Index by analyzing each company's free float and daily share turnover. Free float is defined as the portion of shares not being held by the following: (i) government and government agencies, (ii) controlling and strategic shareholders/partners, (iii) any other entities or individuals which hold more than 5%, excluding some financial institutions and funds and (iv) other restricted portions such as treasury stocks. Stocks are deemed ineligible for inclusion in the S&P/ASX 200 if their free float is less than 30%. In addition, the Committee considers market capitalization, adjusting each company's market capitalization for free float. An investable weight factor is used in the adjustment process. In most cases, a stock's factor will be a direct reflection of its level of free float; however, some stocks are allocated a factor at half of its free float level as a result of low liquidity. The Committee considers average float-adjusted market capitalization over a six-month period when assessing whether a company's market capitalization is sufficient for the company to be represented in the S&P/ASX 200.

The Committee is responsible for setting policy, determining index composition and administering the S&P/ASX 200 Index in accordance with the S&P/ASX methodology. The Committee is comprised of five members representing S&P and ASX. The Committee may add, remove or bypass any company or security during the selection process. In maintaining the S&P/ASX 200 Index, the Committee considers the guiding principle of minimizing changes to the index portfolio. The Committee deletes Component Stocks from the S&P/ASX 200 Index for reasons including acquisition, insufficient market capitalization, insufficient liquidity, liquidation or insolvency and company restructurings. Additions to the S&P/ASX 200 Index are triggered only by deletions, and are evaluated using the criteria described above for selection of Component Stocks. Initial public offerings may be eligible for inclusion prior to six months of data being available, but only if a deletion occurs and the Committee decides that the inclusion is justified.

The Committee rebalances the S&P/ASX 200 Index quarterly at the end of February, May, August, and November; the free float and investable weight factors of Component Stocks are reviewed as part of the February rebalance. Quarterly rebalances analyze market capitalization and liquidity over the previous six months. The Committee announces index deletions and replacements to the S&P/ASX 200 Index to the market on the first Friday of March, June, September and December. Quarterly changes become effective at the close of trade on the third Friday of March, June, September and December. The S&P/ASX 200 Index is also rebalanced, and investable weight factors are adjusted, on an as needed basis when significant corporate events occur.

S&P makes changes to the S&P/ASX 200 Index shares on issue under the following circumstances: (i) market-wide placements and buybacks that are 5% of the index issued capital and greater than 5 million Australian dollars (“A$”), (ii) shares issued as a result of dividend reinvestment plans and (iii) rights issues, bonus issues and other major corporate actions. The ASX may quote a different number of shares than the S&P/ASX 200 Index; however, if the aggregated difference between the ASX quoted shares and the S&P/ASX index quoted shares at quarter-end is greater than A$100 million or 5% of the index issued capital, shares will be adjusted to reflect those quoted by the ASX.

While S&P currently employs the above methodology to calculate the S&P/ASX 200 Index, we cannot assure you that S&P will not modify or change this methodology in a manner that may affect the redemption amount at maturity to beneficial owners of the securities. Neither we nor any of our affiliates accepts any responsibility for the calculation, maintenance or publication of, or for any error, omission or disruption in, the S&P/ASX 200 Index or any successor index. S&P does not guarantee the accuracy or completeness of the S&P/ASX 200 Index or any data included in the S&P/ASX 200 Index. S&P assumes no liability for any errors, omissions or disruption in the calculation and dissemination of the S&P/ASX 200 Index. S&P disclaims all responsibility for any errors or omissions in the calculation and dissemination of the S&P/ASX 200 Index or the manner in which the S&P/ASX 200 Index is applied in determining the amount payable on the securities.

License Agreement with Standard and Poor’s and the Australian Stock Exchange (“S&P/ASX”)

The Bear Stearns Companies Inc. has entered, or is exploring entering, into a non-exclusive license agreement with S&P/ASX, whereby The Bear Stearns Companies Inc. and its affiliates and subsidiary companies, in exchange for a fee, will be permitted to use the AS51, which is owned and published by S&P/ASX, in connection with certain products, including the Notes.

The Notes are not sponsored, endorsed, sold or promoted by the S&P/ASX (including its affiliates). S&P/ASX has not passed on the legality or appropriateness of, or the accuracy or adequacy of descriptions and disclosures relating to the Notes. S&P/ASX makes no representation or warranty, express or implied to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly, or the ability of the AS51 to track general stock market performance. S&P/ASX has no relationship to The Bear Stearns Companies, Inc. other than the licensing of the AS51 and the related trademarks for use in connection with the Notes, which index is determined, composed and calculated by S&P/ASX without regard to The Bear Stearns Companies, Inc. or the Notes. S&P/ASX has no obligation to take the needs of The Bear Stearns Companies, Inc. or the owners of the Notes into consideration in determining, composing or calculating the AS51. S&P/ASX is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash. S&P/ASX has no liability in connection with the administration, marketing or trading of the Notes.

S&P/ASX is under no obligation to continue the calculation and dissemination of the AS51 and the method by which the AS51 is calculated and the name “S&P/ASX 200 Index” or “AS51” may be changed at the discretion of S&P/ASX. No inference should be drawn from the information contained in this pricing supplement that S&P/ASX makes any representation or warranty, implied or express, to you or any member of the public regarding the advisability of investing in securities generally or in the Notes in particular or the ability of the AS51 to track general stock market performance. S&P/ASX has no obligation to take into account your interest, or that of anyone else having an interest in determining, composing or calculating the AS51. S&P/ASX is not responsible for, and has not participated in the determination of the timing of, prices for or quantities of, the Notes or in the determination or calculation of the equation by which the Notes are to be settled in cash. S&P/ASX has no obligation or liability in connection with the administration, marketing or trading of the Notes. The use of and reference to the AS51 in connection with the Notes have been consented to by S&P/ASX.

S&P/ASX disclaims all responsibility for any inaccuracies in the data on which the AS51 is based, or any mistakes or errors or omissions in the calculation or dissemination of the AS51.

Historical Performance of the AS51

The following table sets forth the monthly levels of the AS51 for each month in the period from June 1, 2000 through March 30, 2007. The final level of the AS51 on March 30, 2007 was 5,995.00. We obtained the data in the following table from Bloomberg Financial Service, without independent verification by us. Historical levels of the AS51 should not be taken as an indication of future performance and no assurance can be given that the level of the AS51 will increase relative to its initial level during the term of the Notes.

Month-End Closing Level of the Component

	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007
January	2,600.80	2,781.70	3,080.20	3,341.70	3,464.20	2,956.90	3,272.00	4,107.30	4,929.60	5,773.40
February	2,626.90	2,768.40	3,124.60	3,326.50	3,414.30	2,800.90	3,360.60	4,172.80	4,921.30	5,832.50
March	2,686.00	2,867.00	3,133.30	3,147.20	3,414.80	2,885.20	3,415.30	4,109.90	5,129.70	5,995.00
April	2,709.00	3,027.80	3,115.80	3,329.40	3,350.00	3,007.50	3,400.80	3,983.20	5,258.80	-
May	2,655.30	2,831.90	3,081.00	3,379.10	3,373.60	3,011.00	3,460.20	4,106.40	5,001.70	-
June	2,620.10	2,903.70	3,311.20	3,490.30	3,216.00	3,025.80	3,532.90	4,277.50	5,073.90	-
July	2,661.30	2,951.00	3,251.10	3,324.50	3,086.20	3,122.30	3,536.10	4,388.80	4,986.00	-
August	2,430.10	2,875.70	3,297.80	3,275.60	3,120.10	3,199.70	3,553.70	4,446.80	5,115.40	-
September	2,511.30	2,817.00	3,298.80	3,049.50	2,970.90	3,169.50	3,665.00	4,641.20	5,154.10	-
October	2,563.00	2,821.40	3,254.60	3,249.60	3,042.90	3,272.00	3,778.60	4,459.70	5,384.40	-
November	2,685.60	2,970.30	3,274.60	3,337.50	3,061.40	3,186.40	3,931.30	4,634.80	5,482.10	-
December	2,717.60	3,117.70	3,206.20	3,422.30	3,007.10	3,299.80	4,050.60	4,763.40	5,669.90	-

The following graph illustrates the historical performance of the AS51 based on the closing level on the last Component Business Day of each month from February 2001 to March 2007.

MSCI South Africa Index Fund

According to publicly available information, the iShares MSCI South Africa Index Fund is one of numerous separate investment portfolios called “Funds” which make up iShares, Inc., a registered investment company. The stated objective of iShares MSCI South Africa Index Fund is to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI South Africa Index.

The Barclays Global Fund Advisors, the Index Fund’s investment adviser uses a representative sampling strategy to try to track the performance of the MSCI South Africa Index whereby iShares MSCI South Africa Index Fund invests in a representative sample of securities in the MSCI South Africa Index, which have a similar investment profile as the MSCI South Africa Index. Securities selected by Barclays Global Fund Advisors have aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability, earnings valuation and yield) and liquidity measures similar to those of the MSCI South Africa Index. As Barclays Global Fund Advisors uses the representative sampling strategy, iShares MSCI South Africa Index Fund generally will not hold all of the securities that are including in the MSCI South Africa Index. iShares MSCI South Africa Index Fund will invest at least 80% of its assets in the securities of the MSCI South Africa Index and American Depositary Receipts based on securities of the MSCI South Africa Index. The iShares MSCI South Africa Index Fund may invest its other assets in futures contracts, options on futures contracts, other types of options, and swaps related to the MSCI South Africa Index, as well as cash and cash equivalents, including shares of money market funds affiliated with Barclays Global Fund Advisors.

As iShares MSCI South Africa Index Fund is an actual investment portfolio, and the MSCI South Africa Index is a theoretical financial calculation, Barclays Global Fund Advisors expects that, over time, the correlation between iShares MSCI South Africa Index Fund’s performance and that of the MSCI South Africa Index, before fees and expenses, will be less than 100% but will be 95% or better. The performance of iShares MSCI South Africa Index Fund and the MSCI South Africa Index may vary due to transaction costs, foreign currency valuations, asset valuations, market impact, corporate actions (such as mergers and spin-offs) and timing variances.

The iShares MSCI South Africa Index Fund will not concentrate its investments (i.e. hold 25% or more of its total assets) in the stocks of a particular industry or group of industries, except that iShares MSCI South Africa Index Fund will concentrate its investments to approximately the same extent that the MSCI South Africa Index is so concentrated.

The shares of iShares MSCI South Africa Index Fund are traded on the New York Stock Exchange under the symbol “EZA”. The shares of iShares MSCI South Africa Index Fund are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Investment Company Act of 1940, as amended (the “Investment Company Act”). Companies with securities registered under the Exchange Act and Investment Company Act are required to file financial and other information specified by the SEC periodically. Information provided to or filed with the U.S. Securities and Exchange Commission (“SEC”) by iShares, Inc. can be inspected or copied at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Information provided to or filed with the SEC by iShares, Inc. pursuant to the Exchange Act and Investment Company Act can be located by reference to SEC file number RRS and RRI, respectively, through the SEC’s website at http://www.sec.gov.

In addition, information regarding the iShares MSCI South Africa Index Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly disseminated documents, and the iShares® website at http://www.ishares.com. Information on the iShares® website is not incorporated by reference into this pricing supplement. We make no representation or warrant as to the accuracy or completeness of this information.

“iShares®” is a registered mark of Barclays Global Investors, N.A. (“BGI”). The copyright and all rights to the iShares® South Africa Index Fund belong to BGI and iShares, Inc.. The Notes are not sponsored, endorsed, sold or promoted by BGI, iShares, Inc. or Barclays Global Fund Advisors. Neither BGI, nor iShares, Inc. nor Barclays Global Fund Advisors makes any representations or warranties to the holders of the Notes or any member of the public regarding the advisability of investing the Notes. iShares, Inc. has no obligation to continue to list iShares MSCI South Africa Index Fund and may de-list iShares MSCI South Africa Index Fund.

Neither we nor any of our affiliates makes any representation to you as to the performance of the iShares MSCI South Africa Index Fund.

Historical Performance of the EZA US

The following table sets forth the monthly prices of the EZA US for each month in the period from February 1, 2003 through March 30, 2007. The final price of the EZA US on March 30, 2007 was 120.92. We obtained the data in the following table from Bloomberg Financial Service, without independent verification by us. Historical prices of the EZA US should not be taken as an indication of future performance and no assurance can be given that the price of the EZA US will increase relative to its Initial Component Level during the term of the Notes.

Month-End Closing Price of the Component

	2003	2004	2005	2006	2007
January	-	55.72	74.40	114.90	115.71
February	38.49	58.80	80.55	107.19	115.94
March	36.10	61.12	73.20	115.01	120.92
April	38.74	52.10	71.72	120.68	-
May	39.83	56.01	69.20	101.85	-
June	41.45	57.79	72.49	98.00	-
July	44.31	57.94	78.70	99.50	-
August	46.61	60.35	84.60	98.78	-
September	47.62	65.00	92.00	91.25	-
October	52.72	68.39	83.55	101.80	-
November	56.76	77.53	89.70	109.53	-
December	56.27	79.60	98.23	115.02	-

The following graph illustrates the historical performance of the EZA US based on the closing price on the last Component Business Day of each month from February 2003 to March 2007.

iShares MSCI Taiwan Index Fund (“EWT US”)

According to publicly available information, the iShares MSCI Taiwan Index Fund is one of numerous separate investment portfolios called “Funds” which make up iShares, Inc., a registered investment company. The stated objective of iShares MSCI Taiwan Index Fund is to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Taiwan Index.

The Barclays Global Fund Advisors, the Index Fund’s investment advisor uses a representative sampling strategy to try to track the performance of the MSCI Taiwan Index whereby iShares MSCI Taiwan Index Fund invests in a representative sample of securities in the MSCI Taiwan Index, which have a similar investment profile as the MSCI Taiwan Index. Securities selected by Barclays Global Fund Advisors have aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability, earnings valuation and yield) and liquidity measures similar to those of the MSCI Taiwan Index. As Barclays Global Fund Advisors uses the representative sampling strategy, iShares MSCI Taiwan Index Fund generally will not hold all of the securities that are including in the MSCI Taiwan Index. iShares MSCI Taiwan Index Fund will invest at least 80% of its assets in the securities of the MSCI Taiwan Index and American Depositary Receipts based on securities of the MSCI Taiwan Index. The iShares MSCI Taiwan Index Fund may invest its other assets in futures contracts, options on futures contracts, other types of options, and swaps related to the MSCI Taiwan Index, as well as cash and cash equivalents, including shares of money market funds affiliated with Barclays Global Fund Advisors.

As iShares MSCI Taiwan Index Fund is an actual investment portfolio, and the MSCI Taiwan Index is a theoretical financial calculation, Barclays Global Fund Advisors expects that, over time, the correlation between iShares MSCI Taiwan Index Fund’s performance and that of the MSCI Taiwan Index, before fees and expenses, will be less than 100% but will be 95% or better. The performance of iShares MSCI Taiwan Index Fund and the MSCI Taiwan Index may vary due to transaction costs, foreign currency valuations, asset valuations, market impact, corporate actions (such as mergers and spin-offs) and timing variances.

The iShares MSCI Taiwan Index Fund will not concentrate its investments (i.e. hold 25% or more of its total assets) in the stocks of a particular industry or group of industries, except that iShares MSCI Taiwan Index Fund will concentrate its investments to approximately the same extent that the MSCI Taiwan Index is so concentrated.

The shares of iShares MSCI Taiwan Index Fund are traded on the New York Stock Exchange under the symbol “EWT”. The shares of iShares MSCI Taiwan Index Fund are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Investment Company Act of 1940, as amended (the “Investment Company Act”). Companies with securities registered under the Exchange Act and Investment Company Act are required to file financial and other information specified by the SEC periodically. Information provided to or filed with the U.S. Securities and Exchange Commission (“SEC”) by iShares, Inc. can be inspected or copied at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Information provided to or filed with the SEC by iShares, Inc. pursuant to the Exchange Act and Investment Company Act can be located by reference to SEC file number RRS and RRI, respectively, through the SEC’s website at http://www.sec.gov.

In addition, information regarding the iShares MSCI Taiwan Index Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly disseminated documents, and the iShares® website at http://www.ishares.com. Information on the iShares® website is not incorporated by reference into this pricing supplement. We make no representation or warrant as to the accuracy or completeness of this information.

“iShares®” is a registered mark of Barclays Global Investors, N.A. (“BGI”). The copyright and all rights to the iShares® Taiwan Index Fund belong to BGI and iShares, Inc.. The Notes are not sponsored, endorsed, sold or promoted by BGI, iShares, Inc. or Barclays Global Fund Advisors. Neither BGI, nor iShares, Inc. nor Barclays Global Fund Advisors makes any representations or warranties to the holders of the Notes or any member of the public regarding the advisability of investing the Notes. iShares, Inc. has no obligation to continue to list iShares MSCI Taiwan Index Fund and may de-list iShares MSCI Taiwan Index Fund.

Neither we nor any of our affiliates makes any representation to you as to the performance of the iShares MSCI Taiwan Index Fund.

Historical Performance of the EWT US

The following table sets forth the monthly prices of the EWT US for each month in the period from June 1, 2000 through March 30, 2007. The final price of the EWT US on March 30, 2007 was 13.87. We obtained the data in the following table from Bloomberg Financial Service, without independent verification by us. Historical levels of the EWT US should not be taken as an indication of future performance and no assurance can be given that the level of the EWT US will increase relative to its Initial Component Level during the term of the Notes.

Month-End Closing Price of the Component

	2000	2001	2002	2003	2004	2005	2006	2007
January	-	13.07	11.35	8.91	12.22	11.78	13.48	14.22
February	-	12.00	11.02	8.05	12.64	12.44	12.64	13.93
March	-	12.03	11.97	7.79	12.18	11.58	12.73	13.87
April	-	11.26	11.68	7.56	11.17	11.37	13.84	-
May	-	10.40	11.20	8.50	11.24	11.85	12.87	-
June	18.75	10.54	10.37	8.94	10.82	12.10	12.82	-
July	18.06	8.80	8.92	10.22	9.80	12.25	12.27	-
August	16.88	8.87	8.80	11.13	10.64	11.75	12.50	-
September	14.13	7.10	7.65	10.99	10.70	11.71	12.80	-
October	12.44	7.83	8.36	11.65	10.69	11.06	13.24	-
November	11.38	8.87	8.69	11.08	11.26	11.87	14.52	-
December	10.56	10.78	8.15	11.24	12.06	12.48	14.51	-

The following graph illustrates the historical performance of the EWT US based on the closing price on the last Component Business Day of each month from February 2001 to March 2007.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain U.S. federal income tax consequences of the purchase, beneficial ownership and disposition of Notes. As used in this discussion, the term “U.S. Holder” means a beneficial owner of a Note that is:

• an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

• a corporation (or other entity that is treated as a corporation for U.S. federal tax purposes) that is created or organized in or under the laws of the United States or any State thereof (including the District of Columbia);

• an estate whose income is subject to U.S. federal income taxation regardless of its source; or

• a trust if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions.

As used in this discussion, the term “Non-U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes:

• a nonresident alien individual,

• a foreign corporation,

• an estate whose income is not subject to U.S. federal income tax on a net income basis, or

• a trust if no court within the United States is able to exercise primary jurisdiction over its administration or if no United States persons have the authority to control all of its substantial decisions.

This summary is based on interpretations of the Internal Revenue Code of 1986, as amended (the “Code”), regulations issued there under, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the federal income tax consequences described herein. This summary addresses only U.S. Holders that purchase Notes at initial issuance and beneficially own such Notes as capital assets and not as part of a “straddle,” “hedge,” “synthetic security” or a “conversion transaction” for federal income tax purposes, or as part of some other integrated investment. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the federal income tax laws (such as banks, thrifts, or other financial institutions; insurance companies; securities dealers or brokers, or traders in securities electing mark to market treatment; mutual funds or real estate investment trusts; small business investment companies; S corporations; investors that hold their Notes through a partnership or other entity treated as a partnership for federal tax purposes; investors whose functional currency is not the U.S. dollar; certain former citizens or residents of the United States; persons subject to the alternative minimum tax; retirement plans or other tax-exempt entities, or persons holding the Notes in tax-deferred or tax-advantaged accounts; or “controlled foreign corporations” or “passive foreign investment companies” for federal income tax purposes). This summary also does not address the tax consequences to shareholders, or other equity holders in, or beneficiaries of, a holder, or any state, local or foreign tax consequences of the purchase, ownership or disposition of the Notes.

Accordingly, prospective investors are urged to consult their tax advisors with respect to the federal, state and local tax consequences of investing in the Notes, as well as any consequences arising under the laws of any other taxing jurisdiction to which they may be subject.

Prospective purchasers of Notes should consult their tax advisors as to the federal, state, local, and other tax consequences to them of the purchase, ownership and disposition of Notes.

Federal Income Tax Treatment of U.S. Holders

Accruals of Original Issue Discount on the Notes

For U.S. federal income tax purposes, we intend to treat the Notes as “contingent payment debt instruments” (“CPDIs”) subject to taxation under the “noncontingent bond method.” Under the noncontingent bond method, U.S. Holders of the Notes will accrue OID over the term of the Notes based on the Notes’ “comparable yield.” As a result, U.S. Holders will be required to include OID over the term of the Notes even though no cash payments will be made with respect to the Notes until maturity.

In general, the comparable yield of a CPDI is equal to the yield at which its issuer would issue a fixed-rate debt instrument with terms and conditions similar to those of the CPDI, including the level of subordination, term, timing of payments, and general market conditions. If a hedge of the CPDI is available that, if integrated with the CPDI, would produce a synthetic debt instrument with a determinable yield to maturity, the comparable yield will be equal to the yield on the synthetic debt instrument. Alternatively, if such a hedge is not available, but fixed-rate debt instruments of the issuer trade at a price that reflects a spread above a benchmark rate, the comparable yield is the sum of the value of the benchmark rate on the issue date and the spread. Under the noncontingent bond method, the issuer’s reasonable determination of a comparable yield is respected and binding on holders of the CPDI.

Based on these factors, we estimate that the comparable yield of the Notes will be an annual rate of approximately 5.18%, compounded annually. U.S. Holders may obtain the actual comparable yield by contacting The Bear Stearns Companies Inc., Bill Bamber at (212) 272-6635. U.S. Holders will accrue OID in respect of the Notes at a rate equal to the comparable yield. The amount of OID allocable to each annual accrual period will be the product of the “adjusted issue price” of the Notes at the beginning of each such annual accrual period and the comparable yield. The “adjusted issue price” of the Notes at the beginning of an accrual period will equal the issue price of the Notes, increased by the OID accrued in all prior periods. The issue price of the Notes will be the first price at which a substantial amount of the Notes are sold to the public for money (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). U.S. Holders may obtain the issue price of the Notes by contacting The Bear Stearns Companies Inc., Bill Bamber at (212) 272-6635. (The accrual of OID by U.S. Holders that purchase their Notes at a price other than the issue price of the Notes will be subject to an adjustment described below.) The amount of OID includible in income of each U.S. Holder for each taxable year will equal the sum of the “daily portions” of the total OID on the Notes allocable to each day during the taxable year in which a U.S. Holder held the Notes, regardless of the U.S. Holder’s method of accounting. The daily portion of the OID is determined by allocating to each day in any accrual period a ratable portion of the OID allocable to such accrual period. Under the noncontingent bond method, the comparable yield of a CPDI is used to construct a projected payment schedule that reflects an estimate of the Cash Settlement Value upon the maturity of the Notes and which is adjusted to produce the comparable yield. U.S. Holders may obtain the projected payment schedule by contacting The Bear Stearns Companies Inc., Bill Bamber at (212) 272-6635.

Under the noncontingent bond method, the projected payment schedule is not revised to account for changes in circumstances that occur while the Notes are outstanding.

The comparable yield and the projected payment amount for the Notes are used to determine accruals of OID for tax purposes only, and are not assurances by us or any of our affiliates with respect to the actual yield or payments on the Notes and do not represent expectations by any such person regarding a Note’s yield or the index price return amount.

A U.S. Holder will generally be bound by our determination of the comparable yield and projected payment schedule for the Notes, unless the U.S. Holder determines its own projected payment schedule and comparable yield, explicitly discloses such schedule to the Internal Revenue Service (the “IRS”), and explains to the IRS the reason for preparing its own schedule. We believe that the projected payment schedule and comparable yield that we provide for the Notes will be reasonable and therefore will be respected by the IRS. Our determination, however, is not binding on the IRS, and the IRS could conclude that some other comparable yield or projected payment schedule should be used for the Notes.

A U.S. Holder that purchases a Note for an amount other than the issue price of the Note will be required to adjust its OID inclusions to account for the difference. These adjustments will affect the U.S. Holder’s basis in the Note. Reports to US Holders may not include these adjustments. U.S. Holders that purchase Notes at other than the issue price should consult their tax advisors regarding these adjustments.

Sale, Exchange, Retirement, or Other Disposition of the Notes

If the payment of the Cash Settlement Value on the Maturity Date exceeds the projected maturity amount in the projected payment schedule, a U.S. Holder will be required to include such excess in income as ordinary interest on the Maturity Date. Alternatively, if the Cash Settlement Value payment is less than the projected maturity amount, the shortfall will be treated as an offset to any OID otherwise includible in income by the U.S. Holder with respect to the Note for the taxable year in which the Maturity Date occurs, and any remaining portion of such shortfall may be recognized and deducted by the U.S. Holder as an ordinary loss that will not be subject to the two percent floor limitation imposed on miscellaneous deductions under section 67 of the Code.

A U.S. Holder will generally recognize gain or loss on the sale, exchange, or other disposition of a Note to the extent that the amount realized is more or less than its purchase price, increased by the OID previously accrued by the U.S. Holder on the Note. In general, any gain realized by a U.S. Holder on the sale, exchange or other disposition of a Note will be treated as ordinary interest income, and any loss realized will be treated as an ordinary loss to the extent of the OID previously accrued by the U.S. Holder on the Note, and the loss will not be subject to the two percent floor limitation imposed on miscellaneous deductions under section 67 of the Code. Any loss in excess of the accrued OID will be treated as a capital loss. The deductibility of capital losses by U.S. Holders is subject to limitations.

Federal Income Tax Treatment of Non-U.S. Holders

Payments on the Notes to Non-U.S. Holders will not be subject to U.S. federal income or withholding tax if the following conditions are satisfied:

• the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote,

• the Non-U.S. Holder is not a controlled foreign corporation for U.S. federal income tax purposes that is related to us through actual or constructive ownership,

• the Non-U.S. Holder is not a bank receiving interest on a loan made in the ordinary course of its trade or business,

• the stocks included in the Components are actively traded within the meaning of section 871(h)(4)(C)(v) of the Code, and

• the payments are not effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States and either (a) the Non-U.S. Holder provides a correct, complete and executed IRS Form W-8BEN, Form W-8EXP or Form W-8IMY (or successor form) with all of the attachments required by the IRS, or (b) the Non-U.S. Holder holds its Note through a qualified intermediary (generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS) which has provided to us an IRS Form W-8IMY stating that it is a qualified intermediary and has received documentation upon which it can rely to treat the payment as made to a foreign person.

We expect that the stocks included in the Components will be treated as actively traded within the meaning of section 871(h)(4)(C)(v). If any of the above conditions are not satisfied, payments on the Notes will be subject to a withholding tax equal to 30% of any income with respect to a Note for which amounts were not previously withheld, unless an income tax treaty reduces or eliminates the tax or the income with respect to the Note is effectively connected with the conduct of a U.S. trade or business and the Non-U.S. Holder provides a correct, complete and executed IRS Form W-8ECI. In the latter case, the Non-U.S. Holder will be subject to U.S. federal income tax with respect to all income with respect to the Note at regular rates applicable to U.S. taxpayers, unless an income tax treaty reduces or eliminates the tax, and Non-U.S. Holders that are treated as corporations for federal income tax purposes may also be subject to a 30% branch profits tax, unless an income tax treaty reduces or eliminates the branch profits tax.

Federal Estate Tax Treatment of Non-U.S. Holders.

A Note held by an individual who at death is a Non-U.S. Holder will not be includible in the Non-U.S. Holder’s gross estate for U.S. federal estate tax purposes if payments on the Notes to the Non-U.S. Holder would not have been subject to U.S. federal income or withholding tax at the time of death under the tests described above.

Information Reporting and Backup Withholding

Information reporting will apply to certain payments on a Note (including interest and OID) and proceeds of the sale of a Note held by a U.S. Holder that is not an exempt recipient (such as a corporation). Backup withholding may apply to payments made to a U.S. Holder if (a) the U.S. Holder has failed to provide its correct taxpayer identification number on IRS Form W-9, (b) we have been notified by the IRS of an underreporting by the U.S. Holder (underreporting generally refers to a determination by the IRS that a payee has failed to include in income on its tax return any reportable dividend and interest payments required to be shown on a tax return for a taxable year), or (c) we have been notified by the IRS that the tax identification number provided to the IRS on an information return does not match IRS records or that the number was not on the information return.

Backup withholding and nonresident alien withholding will not be required with respect to interest paid to Non- U.S. Holders, so long as we have received from the Non-U.S. Holder a correct and complete IRS Form W-8BEN, W-8ECI, W-8EXP or Form W-8IMY with all of the attachments required by the IRS. Interest paid to a Non-U.S. Holder will be reported on IRS Form 1042-S which is filed with the IRS and sent to Non-U.S. Holders.

Information reporting and backup withholding may apply to the proceeds of a sale of a Note by a Non-U.S. Holder made within the United States or conducted through certain U.S. related financial intermediaries, unless we receive one of the tax forms described above.

Backup withholding is not an additional tax and may be refunded (or credited against your U.S. federal income tax liability, if any). The information reporting requirements may apply regardless of whether withholding is required. For Non-U.S. Holders, copies of the information returns reporting such interest and withholding also may be made available to the tax authorities in the country in which a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement.

THE PRECEDING DISCUSSION IS ONLY A SUMMARY OF CERTAIN OF THE TAX IMPLICATIONS OF AN INVESTMENT IN NOTES. PROSPECTIVE INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS PRIOR TO INVESTING TO DETERMINE THE TAX IMPLICATIONS OF SUCH INVESTMENT IN LIGHT OF EACH SUCH INVESTOR’S PARTICULAR CIRCUMSTANCES.

CERTAIN ERISA CONSIDERATIONS

Section 4975 of the Code prohibits the borrowing of money, the sale of property and certain other transactions involving the assets of plans that are qualified under the Code (“Qualified Plans”) or individual retirement accounts (“IRAs”) and persons who have certain specified relationships to them. Section 406 of ERISA prohibits similar transactions involving employee benefit plans that are subject to ERISA (“ERISA Plans”). Qualified Plans, IRAs and ERISA Plans are referred to as “Plans.”

Persons who have such specified relationships are referred to as “parties in interest” under ERISA and as “disqualified persons” under the Code. “Parties in interest” and “disqualified persons” encompass a wide range of persons, including any fiduciary (for example, an investment manager, trustee or custodian) of a Plan, any person providing services (for example, a broker) to a Plan, the Plan sponsor, an employee organization any of whose members are covered by the Plan, and certain persons related to or affiliated with any of the foregoing.

The purchase and/or holding of Notes by a Plan with respect to which we, certain of our affiliates, and/or Fifth Third is a fiduciary and/or a service provider (or otherwise is a “party in interest” or “disqualified person”) would constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless such the Notes are acquired or held pursuant to and in accordance with an applicable statutory or administrative exemption. Each of us, Bear Stearns, Bear, Stearns Securities Corp., and Fifth Third is considered a "disqualified person" under the Code or a “party in interest” under ERISA with respect to many Plans, although neither we, Bear Stearns, nor Fifth Third can be a “party in interest” to any IRA other than certain employer-sponsored IRAs, as only employer-sponsored IRAs are covered by ERISA.

Applicable administrative exemptions may include certain prohibited transaction class exemptions (for example, Prohibited Transaction Class Exemption (“PTCE”) 84-14 relating to qualified professional asset managers, PTCE 96-23 relating to certain in-house asset managers, PTCE 91-38 relating to bank collective investment funds, PTCE 90-1 relating to insurance company separate accounts and PTCE 95-60 relating to insurance company general accounts).

It should also be noted that the recently enacted Pension Protection Act of 2006 contains a new statutory exemption from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code for transactions involving certain parties in interest or disqualified persons who are such merely because they are a service provider to a Plan, or because they are related to a service provider. Generally, the new exemption would be applicable if the party to the transaction with the Plan is a party in interest or a disqualified person to the Plan but is not (i) an employer, (ii) a fiduciary who has or exercises any discretionary authority or control with respect to the investment of the Plan assets involved in the transaction, (iii) a fiduciary who renders investment advice (within the meaning of ERISA and Section 4975 of the Code) with respect to those assets, or (iv) an affiliate of (i), (ii) or (iii). Any Plan fiduciary relying on this new statutory exemption (Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code) and purchasing Notes on behalf of a Plan will be deemed to represent that (x) the fiduciary has made a good faith determination that the Plan is paying no more than, and is receiving no less than, adequate consideration in connection with the transaction and (y) neither we, any of our affiliates, nor Fifth Third directly or indirectly exercises any discretionary authority or control or renders investment advice (as defined above) with respect to the assets of the Plan which such fiduciary is using to purchase the Notes, both of which are necessary preconditions to utilizing this new exemption. Any purchaser that is a Plan is encouraged to consult with counsel regarding the application of the new exemption.

A fiduciary who causes a Plan to engage, directly or indirectly, in a non-exempt prohibited transaction may be subject to a penalty under ERISA, and may be liable for any losses to the Plan resulting from such transaction. Code Section 4975 generally imposes an excise tax on disqualified persons who engage, directly or indirectly, in non-exempt transactions with the assets of Plans subject to such Section. If an IRA engages in a prohibited transaction, the assets of the IRA are deemed to have been distributed to the IRA beneficiaries.

In accordance with ERISA’s general fiduciary requirements, a fiduciary with respect to any ERISA Plan who is considering the purchase of Notes on behalf of such plan should consider the foregoing information and the information set forth in the applicable prospectus supplement and any applicable pricing supplement, and should determine whether such purchase is permitted under the governing plan document and is prudent and appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. Fiduciaries of Plans established with, or for which services are provided by, us, certain of our affiliates, and/or Fifth Third should consult with counsel before making any acquisition. Each purchaser of any Notes, the assets of which constitute the assets of one or more Plans, and each fiduciary that directs such purchaser with respect to the purchase or holding of such Notes, will be deemed to represent that the purchase, holding and disposition of the Notes does not and will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to Section 406 of ERISA or Section 4975 of the Code. However, such plans may be subject to the provisions of applicable federal, state or local law (“Similar Law”) similar to the foregoing provisions of ERISA or the Code. Fiduciaries of such plans (“Similar Law Plans”) should consider applicable Similar Law when investing in the Notes. Each fiduciary of a Similar Law Plan will be deemed to represent that the Similar Law Plan’s acquisition and holding of the Notes will not result in a non-exempt violation of applicable Similar Law.

The sale of any Note to a Plan or a Similar Law Plan is in no respect a representation by us or any of our affiliates that such an investment meets all relevant legal requirements with respect to investments by Plans or Similar Law Plans generally or any particular Plan or Similar Law Plan, or that such an investment is appropriate for a Plan or a Similar Law Plan generally or any particular Plan or Similar Law Plan.

USE OF PROCEEDS AND HEDGING

We will use the net proceeds from the sale of the Notes for general corporate purposes. We or one or more of our subsidiaries (including BSIL) may hedge our obligations under the Notes by the purchase and sale of the stocks included in the Component, exchange-traded and over-the-counter options on, or other derivative or synthetic instruments related to, the Component, individual futures contracts on the Component and on stocks included in the Component, futures contracts on the Component and/or options on these futures contracts. At various times after the initial offering and before the maturity of the Notes, depending on market conditions (including the levels of the Components), in connection with hedging with respect to the Notes, we expect that we and/or one or more of our subsidiaries will increase or decrease those initial hedging positions using dynamic hedging techniques and may take long or short positions in any of these instruments. We or one or more of our subsidiaries may also take positions in other types of appropriate financial instruments that may become available in the future. If we or one or more of our subsidiaries has a long hedge position in any of these instruments then we or one or more of our subsidiaries may liquidate a portion of these instruments at or about the time of the maturity of the Notes. Depending on, among other things, future market conditions, the total amount and the composition of such positions are likely to vary over time. We will not be able to ascertain our profits or losses from any hedging position until such position is closed out and any offsetting position or positions are taken into account. Although we have no reason to believe that such hedging activity will have a material effect on the price of any of these instruments or on the level of the Component, we cannot guarantee that we and one or more of our subsidiaries will not affect such levels as a result of its hedging activities. You should also refer to “Use of Proceeds” in the accompanying prospectus.

SUPPLEMENTAL PLAN OF DISTRIBUTION

Subject to the terms and conditions set forth in the Distribution Agreement dated as of April 20, 2007, as amended, we have agreed to sell to Fifth Third, as principal, and Fifth Third has agreed to purchase from us, the aggregate principal amount of Notes set forth opposite its name below.

Agent	Principal Amount of Notes
Fifth Third Securities, Inc.	$10,400,000
Total	$10,400,000

The Agent intends to initially offer $10,400,000 of the Notes to the public at the offering price set forth on the cover page of this pricing supplement, and to subsequently resell the remaining principal amount of the Notes at prices related to the prevailing market prices at the time of resale. In the future, the Agent may repurchase and resell the Notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. We will offer the Notes to Fifth Third at a discount of 3.00% of the price at which the Notes are offered to the public. Fifth Third may reallow a discount to other agents not in excess of 3.00% of the public offering price.

In order to facilitate the offering of the Notes, we may grant the Agent a 13-day option from the date of the final pricing supplement, to purchase from us up to an additional $1,560,000 at the public offering price, less the agent’s discount, to cover any over-allotments. The Agent may over-allot or effect transactions which stabilize or maintain the market price of the Notes at a level higher than that which might otherwise prevail in the open market. Specifically, the Agent may over-allot or otherwise create a short position in the Notes for its own account by selling more Notes than have been sold to it by us. If this option is exercised, in whole or in part, subject to certain conditions, the Agent will become obligated to purchase from us and we will be obligated to sell to the Agent an amount of Notes equal to the amount of the over-allotment exercised. The Agent may elect to cover any such short position by purchasing Notes in the open market. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such stabilizing, if commenced, may be discontinued at any time and in any event shall be discontinued within a limited period. No other party may engage in stabilization.

Payment of the purchase price shall be made in funds that are immediately available in New York City.

The agents may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). We have agreed to indemnify the agents against or to make contributions relating to certain civil liabilities, including liabilities under the Securities Act. We have agreed to reimburse the agents for certain expenses.

The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any securities exchange and we do not expect a trading market will develop. Fifth Third has advised us that, following completion of the offering of the Notes, it intends under ordinary market conditions to indicate prices for the Notes on request, although it is under no obligation to do so and may discontinue any market-making activities at any time without notice. Accordingly, no guarantees can be given as to whether an active trading market for the Notes will develop or, if such a trading market develops, as to the liquidity of such trading market. We cannot guarantee that bids for outstanding Notes will be made in the future; nor can we predict the price at which any such bids will be made. The Notes will cease trading as of the close of business on the Maturity Date.

LEGAL MATTERS

The validity of the Notes will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York.

You should only rely on the information contained in this pricing supplement and the accompanying prospectus supplement and prospectus. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this pricing supplement or the accompanying prospectus supplement and prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This pricing supplement and the accompanying prospectus supplement and prospectus are not an offer to sell these securities, and these documents are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted. You should not under any circumstances assume that the information in this pricing supplement and the accompanying prospectus supplement and prospectus is correct on any date after their respective dates.

The Bear Stearns
Companies Inc.

$10,400,000

Medium-Term Notes, Series B

5-Year Note

Linked to a Portfolio of
Indices and Index Funds
Due May 11, 2012

PRICING SUPPLEMENT

Fifth Third Securities Inc.

May 9, 2007

________________
TABLE OF CONTENTS
Pricing Supplement
Page
Summary	2
Key Terms	4
Questions and Answers	8
Risk Factors	13
Description of the Notes	22
Description of the Portfolio	35
Certain U.S. Federal Income Tax Considerations	71
Certain ERISA Considerations	74
Use of Proceeds and Hedging	76
Supplemental Plan of Distribution	76
Legal Matters	77
Prospectus Supplement
Risk Factors	S-3
Pricing Supplement	S-8
Description of the Notes	S-8
Certain U.S. Federal Income Tax Considerations	S-32
Supplemental Plan of Distribution	S-46
Listing	S-47
Validity of the Notes	S-47
Glossary	S-47
Prospectus
Where You Can Find More Information	1
The Bear Stearns Companies Inc.	2
Use of Proceeds	4
Description of Debt Securities	4
Description of Warrants	16
Description of Preferred Stock	21
Description of Depositary Shares	25
Description of Depositary Contracts	28
Description of Units	31
Book-Entry Procedures and Settlement	33
Limitations on Issuance of Bearer Debt Securities and Bearer Warrants	43
Plan of Distribution	44
ERISA Considerations	48
Legal Matters	49
Experts	49